RECONSTITUTED SERVICING AGREEMENT

THIS RECONSTITUTED SERVICING AGREEMENT (this “Agreement”), entered into as of the 1st day of December, 2002, by and among LEHMAN BROTHERS BANK, FSB, a federal savings bank (the “Seller”), and NATIONAL CITY MORTGAGE CO., a New York corporation (referred to herein as the “Servicer”) and acknowledged by Aurora Loan Services Inc., a Delaware corporation (“Aurora”) and Bank One, National Association, a national banking association (the “Trustee”), recites and provides as follows:

RECITALS

WHEREAS, Telebank (the predecessor in interest to E*TRADE) acquired certain mortgage loans, including the conventional, fixed rate, residential, first lien mortgage loans identified on Schedule I hereto (the “Serviced Mortgage Loans”), from the Servicer under that certain Purchase Agreement, dated as of February 1, 2000, by and between Telebank, as purchaser, and the Servicer, as seller (the “Purchase Agreement”) annexed hereto as Exhibit B;

WHEREAS, pursuant to that certain Assignment, Assumption and Recognition Agreement, dated February 27, 2002, by and among E*TRADE Bank, Bank of America Mortgage Capital Corporation (“BAMCC”) and the Servicer (the “February 2002 E*TRADE Assignment Agreement”) annexed hereto as Exhibit C-1, E*TRADE Bank assigned its rights under the Purchase Agreement and the Servicing Agreement (as defined below) to BAMCC;

WHEREAS, pursuant to that certain Assignment, Assumption and Recognition Agreement dated February 27, 2002, by and among Bank of America, N.A. (“Bank of America”), BAMCC and the Servicer (the “February 2002 BAMCC Assignment Agreement”) annexed hereto as Exhibit C-2, BAMCC assigned its rights under the Purchase Agreement, the Servicing Agreement (as defined below) and the February 2002 E*TRADE Assignment Agreement to Bank of America;

WHEREAS, pursuant to that certain Assignment, Assumption and Recognition Agreement, dated December 9, 2002, by and among Bank of America, the Seller and the Servicer (the “December 9 Assignment Agreement”) annexed hereto as Exhibit C-3, Bank of America has sold to the Seller certain of the Serviced Mortgage Loans and assigned its rights under the Purchase Agreement, the Servicing Agreement (as defined below) and the February 2002 BAMCC Assignment Agreement to the Seller;

WHEREAS, pursuant to that certain Assignment, Assumption and Recognition Agreement, dated June 20, 2002, by and among E*TRADE Bank, BAMCC and the Servicer (the “June 2002 E*TRADE Assignment Agreement”) annexed hereto as Exhibit D-1, E*TRADE Bank assigned its rights under the Purchase Agreement and the Servicing Agreement (as defined below) to BAMCC;

WHEREAS, pursuant to that certain Assignment, Assumption and Recognition Agreement dated June 20, 2002, by and among Bank of America, BAMCC and the Servicer (the “June 2002 BAMCC Assignment Agreement”) annexed hereto as Exhibit D-2, BAMCC assigned its rights under the Purchase Agreement, the Servicing Agreement (as defined below) and the June 2002 E*TRADE Assignment Agreement to Bank of America;

WHEREAS, pursuant to that certain Assignment, Assumption and Recognition Agreement, dated December 11, 2002, by and among Bank of America, the Seller and the Servicer (the “December 11 Assignment Agreement”) annexed hereto as Exhibit D-3, Bank of America has sold to the Seller certain of the Serviced Mortgage Loans and assigned its rights under the Purchase Agreement, the Servicing Agreement (as defined below) and the June 2002 BAMCC Assignment Agreement to the Seller;

WHEREAS, pursuant to that certain Assignment, Assumption and Recognition Agreement, dated December 12, 2002 by and among E*TRADE Bank, the Seller and the Servicer (the “December 12 Assignment Agreement”)(collectively, the December 9 Assignment Agreement, the December 11 Assignment Agreement and the December 12 Assignment Agreement are referred to herein as the “Assignment Agreement”) annexed hereto as Exhibit E, E*TRADE Bank has sold to the Seller certain of the Serviced Mortgage Loans and assigned its rights under the Purchase Agreement and the Servicing Agreement (as defined below).

WHEREAS, the certain of the Serviced Mortgage are currently being serviced for the Seller by the Servicer pursuant to that certain Servicing Agreement, dated and effective as of February 9, 2000, by and between Telebank (the predecessor in interest to E*TRADE Bank) and the Servicer annexed hereto as Exhibit F (the “Servicing Agreement”).

WHEREAS, certain of the Serviced Mortgage Loans are currently being serviced for the Seller by the Servicer pursuant to a Seller’s Warranties and Servicing Agreement dated as of August 1, 2001 (for Conventional Residential Fixed Rate Mortgage Loans, Group No. 2001-1) (the “Seller’s Warranties and Servicing Agreement”), between the Seller, as purchaser, and the Servicer, as seller, as amended by Amendment Number 1 dated November 21, 2001 (“Amendment No. 1”) and Amendment No. 2 dated October 25, 2002 (“Amendment No. 2”), each by and between the Seller, as purchaser, and the Servicer, as seller (the Seller’s Warranties and Servicing Agreement, and Amendment No. 1 and Amendment No. 2 thereto, each annexed hereto as Exhibit G, shall hereinafter collectively be referred to as the “SWSA”).

WHEREAS, to facilitate this reconstitution, the Seller and the Servicer have entered into letter agreements, each dated December 9, 2002, December 11, 2002 and December 12, 2002, respectively (collectively, the “Letter Agreement”) pursuant to which each has acknowledged and agreed (i) that, notwithstanding the Servicing Agreement, with respect to the Serviced Mortgage Loans serviced thereunder, from and after the date thereof, the Servicer will service such Serviced Mortgage Loans pursuant to the SWSA and (ii) that, notwithstanding the Letter Agreement, the Seller will be entitled to all of the remedies (including indemnification provisions) set forth in the Servicing Agreement with respect to any breaches of the Servicing Agreement prior to the respective purchase dates.

WHEREAS, the Seller desires that the Servicer continue to service the Serviced Mortgage Loans, and the Servicer has agreed to do so, subject to the rights of the Seller, and the Master Servicer to terminate the rights and obligations of the Servicer hereunder as set forth herein and to the other conditions set forth herein.

WHEREAS, the Seller and the Servicer agree that the provisions of the SWSA shall apply to the Serviced Mortgage Loans, but only to the extent provided herein and that this Agreement shall govern the Serviced Mortgage Loans for so long as such Serviced Mortgage Loans remain subject to the provisions of the Trust Agreement.

WHEREAS, the Master Servicer and any successor master servicer shall be obligated, among other things, to supervise the servicing of the Serviced Mortgage Loans on behalf of the Trustee, and shall have the right, under certain circumstances, to terminate the rights and obligations of the Servicer under this Agreement.

WHEREAS, the Seller and the Servicer intend that each of the Master Servicer and the Trustee is an intended third party beneficiary of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Seller and the Servicer hereby agree as follows:

AGREEMENT

1.

Definitions.  Capitalized terms used and not defined in this Agreement, including Exhibit A hereto and any provisions of the SWSA incorporated by reference herein (regardless if such terms are defined in the SWSA), shall have the meanings ascribed to such terms in the Trust Agreement.

2.

Custodianship.  The parties hereto acknowledge that U.S. Bank National Association will act as custodian of the Serviced Mortgage Files for the Trustee pursuant to a Custodial Agreement dated as of December 1, 2002, between U.S. Bank National Association and the Trustee.

3.

Servicing.  The Servicer agrees, with respect to the Serviced Mortgage Loans, to perform and observe the duties, responsibilities and obligations that are to be performed and observed under the provisions of the SWSA, except as otherwise provided herein and on Exhibit A hereto, and that the provisions of the SWSA, as so modified, are and shall be a part of this Agreement to the same extent as if set forth herein in full.

4.

Trust Cut-off Date.  The parties hereto acknowledge that by operation of Section 4.05 and Section 5.01 of the SWSA, the remittance on January 21, 2003 to the Trust Fund is to include principal due after December 1, 2002 (the “Trust Cut-off Date”) plus interest, at the Mortgage Loan Remittance Rate collected during the related Due Period exclusive of any portion thereof allocable to a period prior to the Trust Cut-off Date, with the adjustments specified in clauses (b), (c) and (d) Section 5.01 of the SWSA.

5.

Master Servicing; Termination of Servicer.  The Servicer, including any successor servicer hereunder, shall be subject to the supervision of the Master Servicer, which Master Servicer shall be obligated to ensure that the Servicer services the Serviced Mortgage Loans in accordance with the provisions of this Agreement.  The Master Servicer, acting on behalf of the Trustee and the SASCO 2002-26 Trust Fund (the “Trust Fund”) created pursuant to the Trust Agreement, shall have the same rights as the Seller under the SWSA to enforce the obligations of the Servicer under the SWSA and the term “Purchaser” as used in the SWSA in connection with any rights of the Purchaser shall refer to the Trust Fund or, as the context requires, the Master Servicer acting in its capacity as agent for the Trust Fund, except as otherwise specified in Exhibit A hereto.  The Master Servicer shall be entitled to terminate the rights and obligations of the Servicer under this Agreement upon the failure of the Servicer to perform any of its obligations under this Agreement, which failure results in an Event of Default as provided in Article X of the SWSA.  Notwithstanding anything herein to the contrary, in no event shall the Master Servicer assume any of the obligations of the Seller under the SWSA and in connection with the performance of the Master Servicer’s duties hereunder the parties and other signatories hereto agree that the Master Servicer shall be entitled to all of the rights, protections and limitations of liability afforded to the Master Servicer under the Trust Agreement.

6.

No Representations.  Neither the Servicer nor the Master Servicer shall be obligated or required to make any representations and warranties regarding the characteristics of the Serviced Mortgage Loans (other than those representations and warranties made by the Servicer in Section 3.01 of the SWSA) in connection with the transactions contemplated by this Agreement.

7.

Notices.  All notices and communications between or among the parties hereto (including any third party beneficiary thereof) or required to be provided to the Trustee shall be in writing and shall be deemed received or given when mailed first-class mail, postage prepaid, addressed to each other party at its address specified below or, if sent by facsimile or electronic mail, when facsimile or electronic confirmation of receipt by the recipient is received by the sender of such notice.  Each party may designate to the other parties in writing, from time to time, other addresses to which notices and communications hereunder shall be sent.

All notices required to be delivered to the Master Servicer under this Agreement shall be delivered to the Master Servicer at the following address:

Aurora Loan Services, Inc.

2530 South Parker Road

Suite 601

Aurora, Colorado 80014

Attn:  E. Todd Whittemore, Master Servicing,

SASCO 2002-26

Telephone:  (303) 632-3000

Facsimile:   (303) 632-3123

All remittances required to be made to the Master Servicer under this Agreement shall be made on a scheduled/scheduled to the following wire account:

JPMorgan Chase Bank

New York, New York

ABA#:  021-000-021

Account Name:  Aurora Loan Services Inc.,
Master Servicing Payment Clearing Account

Account Number:  066-611059

Beneficiary:  Aurora Loan Services, Inc.

For further credit to:  SASCO 2002-26

All notices required to be delivered to the Trustee hereunder shall be delivered to the Trustee at the following address:

Bank One, National Association

One Bank One Plaza

Suite IL-I-0430

Chicago, Illinois 60670-0430

Attention: Global Services

Telephone: (312) 526-7000

Facsimile:  (312) 526-7209

All notices required to be delivered to the Seller hereunder shall be delivered to the Seller at the following address:

Lehman Brothers Bank, FSB

745 7th Avenue, 8th Floor

New York, New York 10019

Attention:  Contract Finance – Matthew Ziffer

Telephone:  (212) 884-6292

All notices required to be delivered to the Servicer hereunder shall be delivered to its office at the address for notices as set forth in the SWSA.

8.

Acknowledgement.  The Servicer hereby acknowledges that the rights of the Seller under the SWSA, the Purchase Agreement, the December 9 Assignment Agreement, the December 11 Assignment Agreement and the December 12 Assignment Agreement will be assigned to SASCO under the Mortgage Loan Sale and Assignment Agreement, dated as of December 1, 2002 (the “Mortgage Loan Sale and Assignment Agreement”), by and between the related Seller and SASCO and subsequently to the Trust Fund under the Trust Agreement and agrees that the Mortgage Loan Sale and Assignment Agreement and the Trust Agreement will each be a valid assignment and assumption agreement or other assignment document required pursuant to Sections 2.02 and 12.10 of the SWSA or the terms of the Purchase Agreement and will constitute a valid assignment and assumption of the rights of the Seller under the SWSA, the Purchase Agreement, the December 9 Assignment Agreement, the December 11 Assignment Agreement and the December 12 Assignment Agreement to SASCO and the Trust Fund, as applicable.  In addition, the Trust Fund will make a REMIC election.  The Servicer hereby consents to such assignment and assumption and acknowledges the Trust Fund’s REMIC election.

9.

Governing Law.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

10.

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

Executed as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB,

as Seller

By:  /s/ Gary Taylor

Name:  Gary Taylor

Title:    Vice President

NATIONAL CITY MORTGAGE CO.,

    as Servicer

By:   /s/ Mary Beth Criswell

       Name:  Mary Beth Criswell

       Title:    Vice President

Acknowledged:

AURORA LOAN SERVICES INC.,

  as Master Servicer

By:  /s/ E. Todd Whittemore

Name: E. Todd Whittemore

Title:   Exec. Vice President

BANK ONE, NATIONAL ASSOCIATION,

  as Trustee

By:  /s/ Ruth H. Fussell

Name: Ruth H. Fussell

Title:   Vice President

EXHIBIT A

Modifications to the SWSA

1.

Unless otherwise specified herein, any provisions of the SWSA, including definitions, relating to (i) representations and warranties relating to the Mortgage Loans and not relating to the servicing of the Mortgage Loans, (ii) Mortgage Loan repurchase obligations, (iii) Whole Loan and Pass-Through Transfers and Reconstitution, and (iv) Assignments of Mortgage, shall be disregarded for purposes relating to this Agreement.  The exhibits to the SWSA and all references to such exhibits shall also be disregarded.

2.

The definition of “Custodial Agreement” in Article I is hereby amended in its entirety to read as follows:

“Custodial Agreement” means each of the individual custodial agreements dated as of December 1, 2002, by and between a Custodian and the Trustee.

3.

The definition of “Custodian” in Article I is hereby amended in its entirety to read as follows:

“Custodian means U.S. Bank National Association and any of its successors and assigns.

4.

The definition of “Eligible Investments” in Article I is hereby amended in its entirety to read as follows:

“Eligible Investments”:  Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(i)

direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (“Direct Obligations”);

(ii)

federal funds, or demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company (including U.S. subsidiaries of foreign depositories and the Trustee or any agent of the Trustee, acting in its respective commercial capacity) incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities, so long as at the time of investment or the contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt or deposit obligations of such holding company or deposit institution, as the case may be) have been rated by each Rating Agency in its highest short-term rating category or one of its two highest long-term rating categories;

(iii)

repurchase agreements collateralized by Direct Obligations or securities guaranteed by GNMA, Fannie Mae or Freddie Mac with any registered broker/dealer subject to Securities Investors’ Protection Corporation jurisdiction or any commercial bank insured by the FDIC, if such broker/dealer or bank has an uninsured, unsecured and unguaranteed obligation rated by each Rating Agency in its highest short-term rating category;

(iv)

securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which have a credit rating from each Rating Agency, at the time of investment or the contractual commitment providing for such investment, at least equal to one of the two highest long-term credit rating categories of each Rating Agency; provided, however, that securities issued by any particular corporation will not be Eligible Investments to the extent that investment therein will cause the then outstanding principal amount of securities issued by such corporation and held as part of the Trust Fund to exceed 20% of the sum of the aggregate principal balance of the Mortgage Loans; provided, further, that such securities will not be Eligible Investments if they are published as being under review with negative implications from either Rating Agency;

(v)

commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 180 days after the date of issuance thereof) rated by each Rating Agency in its highest short-term rating category;

(vi)

a Qualified GIC;

(vii)

certificates or receipts representing direct ownership interests in future interest or principal payments on obligations of the United States of America or its agencies or instrumentalities (which obligations are backed by the full faith and credit of the United States of America) held by a custodian in safekeeping on behalf of the holders of such receipts; and

(viii)

any other demand, money market, common trust fund or time deposit or obligation, or interest-bearing or other security or investment, (A) rated in the highest rating category by each Rating Agency or (B) that would not adversely affect the then current rating by each Rating Agency of any of the Certificates.  Such investments in this subsection (viii) may include money market mutual funds or common trust funds, including any fund for which the Trustee, the Master Servicer or an affiliate thereof serves as an investment advisor, administrator, shareholder servicing agent, and/or custodian or subcustodian, notwithstanding that (x) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses from such funds for services rendered, (y) the Trustee, the Master Servicer or an affiliate thereof charges and collects fees and expenses for services rendered pursuant to this Agreement, and (z) services performed for such funds and pursuant to this Agreement may converge at any time, provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

5.

The definition of “GNMA” is hereby added to Article I to immediately follow the definition of “GEMICO”:

“GNMA”:  The Government National Mortgage Association, or any successor thereto.

6.

The definition of “Monthly Advance” in Article I is hereby amended in its entirety to read as follows:

“Monthly Advance”:  With respect to each Remittance Date and each Mortgage Loan, an amount equal to the Monthly Payment (with the interest portion of such Monthly Payment adjusted to the Mortgage Loan Remittance Rate) that was due on the Mortgage Loan on the Due Date in the related Due Period, and that (i) was delinquent at the close of business on the related Determination Date and (ii) was not the subject of a previous Monthly Advance, but only to the extent that such amount is expected, in the reasonable judgment of the Servicer, to be recoverable from collections or other recoveries in respect of such Mortgage Loan.  To the extent that the Servicer determines that any such amount is not recoverable from collections or other recoveries in respect of such Mortgage Loan, such determination shall be evidenced by a certificate of a Servicing Officer delivered to the Master Servicer setting forth such determination and the procedures and considerations of the Servicer forming the basis of such determination, which shall include a copy of any broker’s price opinion and any other information or reports obtained by the Servicer which may support such determinations.

7.

The definition of “Mortgage Interest Rate” is hereby amended in its entirety to read as follows:

“Mortgage Interest Rate”:  The annual rate of interest borne on a Mortgage Note.

8.

The definition of “Mortgage Loan” in Article I is hereby amended in its entirety to read as follows:

“Mortgage Loan”:  An individual servicing retained Mortgage Loan which is subject to this Agreement being identified on the Mortgage Loan Schedule to this Agreement, which Mortgage Loan includes without limitation the Mortgage Loan documents, the Monthly Reports, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

9.

The definition of “Mortgage Loan Schedule” in Article I is hereby amended in its entirety to read as follows:

“Mortgage Loan Schedule”:  The schedule of Mortgage Loans setting forth certain information with respect to the Mortgage Loans, which Mortgage Loan Schedule is attached as Schedule I to this Agreement.

10.

The definition of “Opinion of Counsel” in Article I is hereby amended by adding the following proviso at the end of such definition:

provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel who (i) is in fact independent of the Servicer and the Master Servicer of the Mortgage Loans, (ii) does not have any material direct or indirect financial interest in the Servicer or the Master Servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Servicer or the Master Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

11.

The definition of “Prepayment Interest Shortfall Amount” is hereby amended in its entirety to read as follows:

Prepayment Interest Shortfall Amount:  With respect to any Mortgage Loan that was subject to a voluntary (not including discounted payoffs) Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net of the related Servicing Fee for Principal Prepayments in full only) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

12.

The definition of “Qualified Depository” is hereby amended in its entirety to read as follows:

“Qualified Depository”:  Any of (i) a federal or state-chartered depository institution the accounts of which are insured by the FDIC and whose commercial paper, short-term debt obligations or other short-term deposits are rated at least “A-1+” by Standard & Poor’s if the deposits are to be held in the account for less than 30 days, or whose long-term unsecured debt obligations are rated at least “AA-” by Standard & Poor’s if the deposits are to be held in the account for more than 30 days, or (ii) the corporate trust department of a federal or state-chartered depository institution subject to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations Section 9.10(b), which, in either case, has corporate trust powers, acting in its fiduciary capacity, or (iii) Lehman Brothers Bank, F.S.B., a federal savings bank.

13.

The definition of “Qualified GIC” is hereby added to Article I to immediately follow the definition of “Qualified Depository”, to read as follows:

“Qualified GIC”:  A guaranteed investment contract or surety bond providing for the investment of funds in the Custodial Account and insuring a minimum, fixed or floating rate of return on investments of such funds, which contract or surety bond shall:

(a)

be an obligation of an insurance company or other corporation whose long-term debt is rated by each Rating Agency in one of its two highest rating categories or, if such insurance company has no long-term debt, whose claims paying ability is rated by each Rating Agency in one of its two highest rating categories, and whose short-term debt is rated by each Rating Agency in its highest rating category;

(b)

provide that the Servicer may exercise all of the rights under such contract or surety bond without the necessity of taking any action by any other Person;

(c)

provide that if at any time the then current credit standing of the obligor under such guaranteed investment contract is such that continued investment pursuant to such contract of funds would result in a downgrading of any rating of the Servicer, the Servicer shall terminate such contract without penalty and be entitled to the return of all funds previously invested thereunder, together with accrued interest thereon at the interest rate provided under such contract to the date of delivery of such funds to the Trustee;

(d)

provide that the Servicer’s interest therein shall be transferable to any successor Servicer or the Master Servicer hereunder; and

(e)

provide that the funds reinvested thereunder and accrued interest thereon be returnable to the Custodial Account, as the case may be, not later than the Business Day prior to any Determination Date.

14.

The definition of “Rating Agency” in Article is hereby amended in its entirety to read as follows:

“Rating Agency”: Any of Standard & Poor’s, Moody’s Investors Service Inc. or their respective successors.

15.

The definition of “Servicing Fee” in Article I is hereby amended in its entirety to read as follows:

“Servicing Fee”:  An amount equal to one-twelfth the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of the Mortgage Loan.  The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds) of such Monthly Payment collected by the Servicer or as otherwise provided under this Agreement.

16.

The parties acknowledge that the fourth paragraph of Section 2.02 shall be inapplicable to this Agreement.

17.

The parties acknowledge that Section 2.03 (Delivery of Documents) shall be superceded by the provisions of the applicable Custodial Agreement.

18.

Section 3.01(c) (No Conflicts) is hereby amended by deleting the words “the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby”.

19.

Section 3.01(f) (Ability to Perform) is hereby amended by deleting the second sentence thereof.

20.

Section 3.01(h) (No Consent Required) is hereby amended by deleting the words “or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement”.

21.

Section 3.01 (i) (Selection Process), Section 3.01 (j) (Pool Characteristics), Section 3.01 (l) (Sale Treatment), Section 3.01 (n) (No Broker’s Fees’), Section 3.01 (o) (Origination)  and Section 3.01(p) (Fair Consideration) shall be inapplicable to this Agreement.

22.

Section 3.03 (Remedies for Breach of Representations and Warranties) is hereby amended in its entirety to read as follows:

It is understood and agreed that the representations and warranties set forth in Section 3.01 (a) through (h), (k) and (m) shall survive the engagement of the Servicer to perform the servicing responsibilities hereunder and the delivery of the Servicing Files to the Servicer and shall inure to the benefit of the Trustee, the Trust Fund and the Master Servicer.  Upon discovery by either the Servicer, the Master Servicer or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Mortgage Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property or the interest of the Trustee or the Trust Fund, the party discovering such breach shall give prompt written notice to the other.

Within 60 days of the earlier of either discovery by or notice to the Servicer of any breach of a representation or warranty set forth in Section 3.01 which materially and adversely affects the ability of the Servicer to perform its duties and obligations under this Agreement or otherwise materially and adversely affects the value of the Loans, the Mortgaged Property or the priority of the security interest on such Mortgaged Property, the Servicer shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Servicer shall, at the Trustee’s option, assign the Servicer’s rights and obligations under this Agreement (or respecting the affected Loans) to a successor Servicer selected by the Trustee with the prior consent and approval of the Master Servicer.  Such assignment shall be made in accordance with Section 12.01.

In addition, the Servicer shall indemnify (from its own funds) the Trustee, the Trust Fund and Master Servicer and hold each of them harmless against any costs resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of the Servicer’s representations and warranties contained in this Agreement.  It is understood and agreed that the remedies set forth in this Section 3.03 constitute the sole remedies of the Master Servicer, the Trust Fund and the Trustee respecting a breach of the foregoing representations and warranties.

Any cause of action against the Servicer relating to or arising out of the breach of any representations and warranties made in Section 3.01 shall accrue upon (i) discovery of such breach by the Servicer or notice thereof by the Trustee or Master Servicer to the Servicer, (ii) failure by the Servicer to cure such breach within the applicable cure period, and (iii) demand upon the Servicer by the Trustee or the Master Servicer for compliance with this Agreement.

23.

Section 4.01 (Company to Act as Servicer) is hereby amended as follows:

(i)

by deleting the first, second and third sentences of the second paragraph of such section and replacing it with the following:

Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser, provided, however, that unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan.

(ii)

by adding the following to the end of the second paragraph of such section:

Promptly after the execution of any assumption, modification, consolidation or extension of any Mortgage Loan, the Company shall forward to the Master Servicer copies of any documents evidencing such assumption, modification, consolidation or extension.  Notwithstanding anything to the contrary contained in this Agreement, the Company shall not make or permit any modification, waiver or amendment of any term of any Mortgage Loan that would cause any REMIC created under the Trust Agreement to fail to qualify as a REMIC or result in the imposition of any tax under Section 860F(a) or Section 860G(d) of the Code.

24.

Section 4.04 (Establishment of and Deposits to Custodial Account) is hereby amended as follows:

(a)

the words “National City Mortgage Corp. in trust for the Purchaser of Conventional Residential Fixed Rate Mortgage Loans, Group 2001-1 and various Mortgagors” in the fourth, fifth and sixth lines of the first sentence of the first paragraph shall be replaced by the following words:  “National City Mortgage Co. in trust for the SASCO 2002-26 Trust Fund”.

(b)

by amending clause (viii) to read as follows:

(viii)

the amount of any Prepayment Interest Shortfall Amount paid out of the Servicer’s own funds without any right to reimbursement therefor;

25.

Section 4.05 (Permitted Withdrawals From Custodial Account) is hereby amended by replacing the last five lines of clause (ii) with the following:

Servicer’s right thereto shall be prior to the rights of the Trust Fund; provided however, that in the event that the Servicer determines in good faith that any unreimbursed Monthly Advances will not be recoverable from amounts representing late recoveries of payments of principal or interest respecting the particular Mortgage Loan as to which such Monthly Advance was made or from Liquidation Proceeds or Insurance Proceeds with respect to such Mortgage Loan, the Servicer may reimburse itself for such amounts from the Custodial Account, it being understood, in the case of any such reimbursement, that the Servicer’s right thereto shall be prior to the rights of the Trust Fund;

26.

Section 4.06 (Establishment of and Deposits to Escrow Account) shall be amended by deleting the words “National City Mortgage Corp., in trust for the Purchaser of Conventional Residential Fixed Rate Mortgage Loans, Group No. 2001-1 and various Mortgagors” in the fourth , fifth and sixth lines of the first sentence of the first paragraph, and replacing it with the following words:

“National City Mortgage Co. in trust for the SASCO 2002-26 Trust Fund”.

27.

Section 4.16 (Title, Management and Disposition of REO Property) is hereby amended by (i) replacing the reference to “one year” in the seventh line of the second paragraph thereof with “three years” and (ii) adding two new paragraphs after the second paragraph thereof to read as follows:

In the event that the Trust Fund acquires any REO Property in connection with a default or imminent default on a Mortgage Loan, the Servicer shall dispose of such REO Property not later than the end of the third taxable year after the year of its acquisition by the Trust Fund unless the Servicer has applied for and received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions and any relevant proposed legislation and under applicable state law, the applicable Trust REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of such REMIC or causing the imposition of a federal or state tax upon such REMIC.  If the Servicer has received such an extension, then the Servicer shall continue to attempt to sell the REO Property for its fair market value for such period longer than three years as such extension permits (the “Extended Period”).  If the Servicer has not received such an extension and the Servicer is unable to sell the REO Property within the period ending 3 months before the end of such third taxable year after its acquisition by the Trust Fund or if the Servicer has received such an extension, and the Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Servicer shall, before the end of the three year period or the Extended Period, as applicable, (i) purchase such REO Property at a price equal to the REO Property’s fair market value or (ii) auction the REO Property to the highest bidder (which may be the Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the three-year period or the Extended Period, as the case may be.  The Trustee shall sign any document or take any other action reasonably requested by the Servicer which would enable the Servicer, on behalf of the Trust Fund, to request such grant of extension.

Notwithstanding any other provisions of this Agreement, no REO Property acquired by the Trust Fund shall be rented (or allowed to continue to be rented) or otherwise used by or on behalf of the Trust Fund in such a manner or pursuant to any terms that would:  (i) cause such REO Property to fail to qualify as “foreclosure property” within the meaning of Section 860G(a)(8) of the Code; or (ii) subject any Trust REMIC to the imposition of any federal income taxes on the income earned from such REO Property, including any taxes imposed by reason of Sections 860F or 860G(c) of the Code, unless the Servicer has agreed to indemnify and hold harmless the Trust Fund with respect to the imposition of any such taxes.

(iii) deleting the first sentence of the third paragraph thereof, (iv) replacing the words “one” and “sentence” with “three” and “paragraph”, respectively, in the fifth line of the third paragraph thereto, and (v) replacing the word “advances” in the sixth line of the fifth paragraph thereof with “Monthly Advances”;

(vi)

by adding the following to the end of such Section:

Prior to acceptance by the Servicer of an offer to sell any REO Property, the Servicer shall notify the Master Servicer of such offer in writing which notification shall set forth all material terms of said offer (each a “Notice of Sale”).  The Master Servicer shall be deemed to have approved the sale of any REO Property unless the Master Servicer notifies the Servicer in writing, within five (5) days after its receipt of the related Notice of Sale, that it disapproves of the related sale, in which case the Servicer shall not proceed with such sale.

28.

Section 5.01 (Remittances) is hereby amended by adding the following after the second paragraph of such Section:

All remittances required to be made to the Master Servicer shall be made to the following wire account or to such other account as may be specified by the Master Servicer from time to time:

JPMorgan Chase Bank

New York, New York

ABA #: 021-000-021

Account Name:

Aurora Loan Services Inc.

Master Servicing Payment Clearing Account

Account Number: 066-611059

Beneficiary:  Aurora Loan Services Inc.

For further credit to:  SASCO 2002-26

29.

Section 5.02 (Statements to Purchaser) is hereby amended in its entirety to read as follows:

Section 5.02

Statements to Master Servicer.

Not later than the tenth calendar day of each month (or if such calendar day is not a Business Day, the immediately succeeding Business Day), the Servicer shall furnish to the Master Servicer (i) a monthly remittance advice in a format (mutually agreed to between the Servicer and the Master Servicer prior to January 10, 2003) similar to the format set forth in Exhibit H-1 hereto and a monthly defaulted loan report in a format (mutually agreed to between the Servicer and the Master Servicer prior to January 10, 2003) similar to the format set forth in Exhibit H-2 hereto relating to the period ending on the last day of the preceding calendar month and (ii) all such information required pursuant to clause (i) above on a magnetic tape or other similar media reasonably acceptable to the Master Servicer.

30.

Section 6.04 (Annual Statement as to Compliance) is hereby amended and restated in its entirety to read as follows:

Section 6.04

Annual Officer’s Certificate.

On or before the last day of February of each year, beginning with February 28, 2003, the Servicer, at its own expense, will deliver to the Seller and the Master Servicer a Servicing Officer’s certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer during such preceding fiscal year and of performance under this Agreement has been made under such officers’ supervision, and (ii) to the best of such officers’ knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement for such year, or, if there has been a default in the fulfillment of all such obligations, specifying each such default known to such officer and the nature and status thereof including the steps being taken by the Servicer to remedy such default.

31.

Section 6.05 (Annual Independent Public Accountants Servicing Report) is hereby amended and restated in its entirety to read as follows:

Section 6.05

Annual Audit Report.

On or before the last day of February of each year, beginning with February 28, 2003, the Servicer shall, at its own expense, cause a firm of independent public accountants (who may also render other services to Servicer), which is a member of the American Institute of Certified Public Accountants, to furnish to the Seller and Master Servicer (i) year-end audited (if available) financial statements of the Servicer and (ii) a statement to the effect that such firm has examined certain documents and records for the preceding fiscal year (or during the period from the date of commencement of such Servicer’s duties hereunder until the end of such preceding fiscal year in the case of the first such certificate) and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers, such firm is of the opinion that Servicer’s overall servicing operations have been conducted in compliance with the Uniform Single Attestation Program for Mortgage Bankers except for such exceptions that, in the opinion of such firm, the Uniform Single Attestation Program for Mortgage Bankers requires it to report, in which case such exceptions shall be set forth in such statement.

32.

Section 9.01 (Indemnification; Third Party Claims) is hereby amended by deleting Subsection (a) and replacing it with the following:

(a)

The Servicer shall indemnify the Seller, the Trust Fund, the Trustee and the Master Servicer and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of such parties may sustain in any way related to the failure of the Servicer to perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement.  The Servicer immediately shall notify the Seller, the Master Servicer and the Trustee or any other relevant party if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the indemnified party, which consent shall not be unreasonably withheld or delayed) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or any of such parties in respect of such claim.  The Servicer shall follow any written instructions received from the Trustee in connection with such claim.  The Servicer shall provide the Trustee with a written report of all expenses and advances incurred by the Servicer pursuant to this Section 9.01, and the Trustee from the assets of the Trust Fund promptly shall reimburse the Servicer for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way relates to the failure of the Servicer to service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or the gross negligence, bad faith or willful misconduct of this Servicer.

33.

Section 10.01 (Events of Default) is hereby amended by:

(a)

changing any reference to “Purchaser” to “Master Servicer”

(b)

changing the reference to “five days” to “two Business Days” in clause (i);

(c)

amending and restating clause (vii) in its entirety to read as follows;

(vii)  the Servicer at any time is not either a Fannie Mae or Freddie Mac approved seller/servicer, and the Master Servicer has not terminated the rights and obligations of the Servicer under this Agreement and replaced the Servicer with a Fannie Mae or Freddie Mac approved servicer within 30 days of the absence of such approval; and,

(d)

adding the words “within the applicable cure period” after the word “remedied” in the second line of the second paragraph.

34.

Section 10.02 (Waiver of Defaults) is hereby amended by changing the reference to “Purchaser” to “Master Servicer with the prior written consent of the Trustee”.

35.

Section 11.01 (Termination) is hereby amended by restating subclause (ii) thereof to read as below and adding the following sentence after the first sentence of Section 11.01:

(ii)

mutual consent of the Servicer and the Trustee in writing, provided such termination is also acceptable to the Master Servicer and the Rating Agencies.

At the time of any termination of the Servicer pursuant to Section 11.01, the Servicer shall be entitled to all accrued and unpaid Servicing Fees and unreimbursed Servicing Advances and Monthly Advances; provided, however, in the event of a termination for cause under Sections 10.01 hereof, such unreimbursed amounts shall not be reimbursed to the Servicer until such amounts are received by the Trust Fund from the related Mortgage Loans.

36.

The first paragraph of Section 11.02 (Termination Without Cause) is hereby amended by replacing the first reference to “Purchaser” with “applicable Seller (with the prior consent of the Trustee)” and by replacing all other references to “Purchaser” with “applicable Seller.”

37.

Section 12.01 (Successor to Company) is hereby amended in its entirety to read as follows:

Simultaneously with the termination of the Servicer’s responsibilities and duties under this Agreement pursuant to Sections 9.04, 10.01, 11.01(ii) or 11.02 the Master Servicer shall, in accordance with the provisions of the Trust Agreement (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor meeting the eligibility requirements of this Agreement, and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement with the termination of the Servicer’s responsibilities, duties and liabilities under this Agreement.  Any successor to the Servicer that is not at that time a Servicer of other mortgage loans for the Trust Fund shall be subject to the approval of the Master Servicer, the Seller, the Trustee and each Rating Agency (as such term is defined in the Trust Agreement).  Unless the successor servicer is at that time a servicer of other mortgage loans for the Trust Fund, each Rating Agency must deliver to the Trustee a letter to the effect that such transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates.  In connection with such appointment and assumption, the Master Servicer or the related Seller, as applicable, may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Servicer under this Agreement.  In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor.  The resignation or removal of the Servicer pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Servicer of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Trust Fund under Section 3.03 shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Within a reasonable period of time, but in no event longer than 30 days of the appointment of a successor entity, the Servicer shall prepare, execute and deliver to the successor entity any and all documents and other instruments, place in such successor’s possession all Servicing Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination.  The Servicer shall cooperate with the Trustee and the Master Servicer, as applicable, and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder and the transfer of servicing responsibilities to the successor Servicer, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Account or any Escrow Account or thereafter received with respect to the Mortgage Loans.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Trustee, the Servicer and the Master Servicer an instrument (i) accepting such appointment, wherein the successor shall make an assumption of the due and punctual performance and observance of each covenant and condition to be performed and observed by the Servicer under this Agreement, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement.  Any termination or resignation of the Servicer or termination of this Agreement pursuant to Sections 9.04, 10.01, 11.01 or 11.02 shall not affect any claims that the Master Servicer or the Trustee may have against the Servicer arising out of the Servicer’s actions or failure to act prior to any such termination or resignation.

The Servicer shall deliver within three (3) Business Days of the appointment of a successor Servicer the funds in the Account and Escrow Account and all Collateral Files, Credit Files and related documents and statements held by it hereunder to the successor Servicer and the Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

Upon a successor’s acceptance of appointment as such, the Servicer shall notify the Trustee and Master Servicer of such appointment in accordance with the notice procedures set forth herein.

Except as otherwise provided in this Agreement, all reasonable costs and expenses incurred in connection with any transfer of servicing hereunder (whether as a result of termination or removal of the Servicer or resignation of the Servicer or otherwise), including, without limitation, the costs and expenses of the Master Servicer or any other Person in appointing a successor servicer, or of the Master Servicer in assuming the responsibilities of the Servicer hereunder, or of transferring the Servicing Files and the other necessary data to the successor servicer shall be paid by the terminated, removed or resigning Servicer from its own funds without reimbursement.

38.

Section 12.02 (Amendment) is hereby amended by replacing the words “by the Company and the Purchaser by written agreement signed by the Company and the Purchaser” with “by written agreement by the Servicer and the Seller, with the written consent of the Master Servicer and the Trustee”.

39.

Section 12.04 (Duration of Agreement) is hereby amended by deleting the last sentence thereof.

40.

Section 12.10 (Assignment by Purchaser) is hereby deleted in its entirety.

41.

Section 12.11 (No Personal Solicitation) is hereby amended by replacing the words “the Purchaser” with “the Seller” in each instance.

42.

Intended Third Party Beneficiaries.  Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Master Servicer and the Trustee receive the benefit of the provisions of this Agreement as intended third party beneficiaries of this Agreement to the extent of such provisions.  The Servicer shall have the same obligations to the Master Servicer and the Trustee as if they were parties to this Agreement, and the Master Servicer and the Trustee shall have the same rights and remedies to enforce the provisions of this Agreement as if they were parties to this Agreement.  The Servicer shall only take direction from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement.  Notwithstanding the foregoing, all rights and obligations of the Master Servicer and the Trustee hereunder (other than the right to indemnification) shall terminate upon termination of the Trust Agreement and of the Trust Fund pursuant to the Trust Agreement.

EXHIBIT B

PURCHASE

AGREEMENT

between

Telebank

Purchaser

and

NATIONAL CITY MORTGAGE CO.

Seller

Dated as of

February 1, 2000

RESIDENTIAL MORTGAGE LOANS

CORRESPONDENT MASTER LOAN PURCHASE AGREEMENT

This agreement is made and entered into this 1st day of February, by and between Telebank, (hereafter called “Purchaser”) and NATIONAL CITY MORTGAGE CO., an Ohio Corporation (hereafter called “Seller”).

I.

AGREEMENT TO PURCHASE AND SELL.

1.1

Agreement to Purchase and Sell. Seller shall from time to time offer to sell to Purchaser and, subject to satisfaction of the terms and conditions in this Agreement (this “Agreement”), Purchaser shall purchase from Seller, certain groups of fixed rate and adjustable rate, residential first Mortgage loans (as defined in Section 2.1 below) with servicing retained by Seller. Seller may offer to sell to Purchaser during the term hereof as many or as few Mortgage Loans as it desires in its sole discretion and has no obligation offer to sell any such Mortgage Loans to Purchaser and Purchaser has no obligation to purchase any such Mortgage Loans. Any and all Mortgage Loans offered by Seller to Purchaser during the term hereof shall, if purchased by Purchaser, be sold and purchased on and subject to the terms and provisions of this Agreement.

II.

DEFINITIONS

In addition to the words and terms elsewhere defined in this Agreement, the following words and terms shall have the following respective meanings.

(a)

“Adjustment Date” shall mean with respect to each Adjustable Rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Adjustable Rate Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

(b)

“Adjustable Rate Mortgage Loan” shall mean a Mortgage Loan that provides for the adjustment of the Mortgage Interest rate payable with respect thereto in accordance with the terms of the related Mortgage Note.

(c)

“Assignment of Mortgage” shall mean an assignment by Seller to Purchaser of the beneficial and legal interest in a Mortgage or equivalent instrument sufficient under the laws of the applicable Mortgaged Property State to provide adequate notice in the appropriate public records of the sale, transfer and conveyance of the Mortgagor to Purchaser.

(d)

“Closing Date” shall mean, with respect to a Mortgage Loan to be purchased pursuant to this Agreement, the date of closing and funding by Purchaser of such Mortgage Loan, as agreed to by Seller.

(e)

“Converted Mortgage loan” shall mean a Convertible Mortgage loan with respect to which the related Mortgagor has exercised its options to convert the related Mortgage Note from a Mortgage Note with an adjustable interest rate to a Mortgage Note with a fixed interest rate.

(f)

“Convertible Mortgage loan” shall mean an Adjustable Rate Mortgage Loan with a Mortgage Note that contains an option of the Mortgagor to convert the related Mortgage Note from a Mortgage Note with an adjustable interest rate to a Mortgage Note with a fixed interest rate.

(g)

“Credit File” shall mean the underwriting documents described in Exhibit “C” used during the due diligence process. The documents will be originals only if due diligence is conducted on-site at National City Mortgage Co., in all other cases the documents will be copies of originals.

(h)

“Fixed Rate Mortgage Loan” shall mean a Mortgage Loan that provides for a fixed Mortgage Interest Rate over the term of the related Mortgage Note.

(i)

“Gross Margin” shall mean with respect to any Adjustable Rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate.

(j)

“Index” shall mean with respect to any Adjustable Rate Mortgage Loan and each Adjustment Date, the index used to determine the Mortgage Interest Rate on such Adjustable Rate Mortgage Loan, as specified in the related Mortgage Note, in each case as available the number of days prior to any Interest Rate Adjustable Date.

(k)

“Interest Rate Adjustment Date” shall mean with respect to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note.

(I)

“Loan-to-Value” or “LTV” shall mean, with respect to any purchase-money Mortgage Loan, the original principal balance of such Mortgage Loan divided by the value of the Mortgaged Property subject thereto expressed as a percentage, based upon an appraisal made at the time of the origination of the Mortgage Loan and that satisfied Purchaser’s underwriting requirements, or the purchase price of the Mortgaged Property paid by the Mortgagor, whichever is less. For refinance Mortgage Loans, the original principal balance of such Mortgage Loan divided by the value of the Mortgaged Property subject thereto expressed as a percentage.

(m)

“Mortgage” shall mean a deed of trust, mortgage or other instrument creating a valid first lien on the Mortgaged Property subject thereto, filed for record in the appropriate public records on the date on which the Mortgage Loan secured thereby was disbursed.

(n)

“Mortgage Interest Rate” shall mean the annual rate at which interest accrues on any Mortgage loan, with respect to any Adjustable Rate Mortgage Loan, the term “Mortgage Interest Rate” shall mean the annual rate applicable thereto as the same may be adjusted on any Adjustment Date.

(o)

“Mortgage Loan” shall mean a residential mortgage loan evidenced by a Mortgage Note and secured by a Mortgage originated and closed by Seller that is completely consistent with the representations and warranties of this Agreement and the provisions of the applicable Mortgage Loan Program (as defined in this Article II).

(p)

“Mortgage Loan Documents” shall mean the documents creating, evidencing or securing a Mortgage Loan, including, without limitation, a Mortgage Note, mortgage, security agreements, appraisals, credit reports, loan applications, loan settlement statements, title insurance policy (or other title evidence acceptable to Purchaser), hazard, flood and liability insurance, correspondence, payment history and other documents pertaining thereto.

(q)

“Mortgage Loan Funding Documents” shall mean the collateral documents, delivered to the purchaser prior to the purchase date, in fundable form described in Exhibit “A”.

(r)

“Mortgage Loan Schedule” The original schedule of Mortgage Loans attached hereto as Exhibit “B”, which shall identify each individual Mortgage Loan and which is electronically transferred to the purchaser concurrent with the delivery of the Mortgage Loan Funding Documents.

(s)

“Mortgage Loan Package” shall mean the schedule of Mortgage Loans Purchaser has identified for purchase, attached to the Trade Confirmation.

(t)

“Mortgage Loan Program” shall mean any program established by Seller and made available by Fannie Mae (FNMA), Freddie Mac (FHLMC), Federal Housing Authority (FHA), Veterans Administration (VA) or other programs agreed to by Seller and Purchaser.

(u)

“Mortgage Note” shall mean the valid, binding and enforceable promissory note or other evidence of indebtedness of a Mortgage Loan.

(v)

“Mortgaged Property” shall mean the property subject to a Mortgage securing a Mortgage Loan, which shall consist of a fee simple estate in land in a Mortgaged Property State on which is situated a Residential Dwelling.

(w)

“Mortgaged Property State” shall mean each State identified by Purchaser for each Mortgage Loan Program, as set forth on the Mortgage Loan Schedule with respect to each Mortgage Loan.

(x)

“Mortgagor” shall mean the obligor(s) on a Mortgage Note

(y)

“Mortgage Insurance” shall mean “FHA mortgage insurance certificate” (MIC) or “VA loan guarantee certificate” (LGC) or “private mortgage insurance policy” (PMI) and shall mean insurance of payment of a portion of a Mortgage Loan provided to Seller, its successors and assigns. In the case of PMI, by a mortgage company satisfactory to FNMA and FHLMC.

(z)“Purchase Date” shall mean with respect to any Mortgage Loan, the date such Mortgage Loan is purchased by the Purchaser.

(aa) “Residential Dwelling” shall mean (i) a detached 1-4 family dwelling; (ii) a townhouse; or (iii) a condominium unit or townhouse unit in a planned unit development, all of which must satisfy the FNMA/FHLMC criteria for such types of dwellings.

(bb) “Title Insurance Policy” shall mean, with respect to each Mortgage Loan, a fully paid ALTA loan policy of title insurance, with EPA and all other customary endorsements required by FNMA or GNMA, issued by an insurance company acceptable to Purchaser, insuring the validity and priority of the Mortgage in the full amount of the Mortgage Loan to Seller and its successors and assigns as the sole insured and containing no exceptions except as described in Section 4.1(b) hereof.

(cc) “Trade Confirmation” shall mean the terms of each unique loan sale. This form will state loan amount, sale price, purchase date, and any stipulations agreed to by both parties unique just to that particular transaction. The trade confirmation will supersede any loan program guidelines.

Capitalized terms used herein without definition that are defined in the Servicing Agreement dated February 1, 2000 between Purchaser and National City Mortgage Co. shall have the meanings given to such terms in the servicing agreement.

III.

PURCHASE OF MORTGAGE LOANS.

3.1

Purchase Conditions. The obligation of the Purchaser to purchase a Mortgage Loan shall be conditioned on the satisfaction of all of the matters contained in this Section

(a)

All applicable provisions of this Agreement and underwriting standards for the applicable Mortgage Loan Program shall have been complied with and satisfied by Seller.

(b)

All of the representations and warranties of Seller in this Agreement shall be true and correct, and no event shall have occurred which, with notice or the passage of time, or both, would constitute a default by Seller under this Agreement.

(c)

All other terms and conditions of this Agreement or otherwise imposed by Purchaser in connection with the purchase of a Mortgage Loan shall have been complied with and satisfied.

(d)

Seller shall have delivered all of the Mortgage Loan Funding Documents to the Purchaser or its designee at least five (5) business days prior to the Closing Date.

(e)

lf(l) the original Mortgage was not delivered pursuant to clause (d) above, (2) any intervening assignment was not delivered pursuant to clause (d) above or (3) the original title insurance policy was not delivered pursuant to clause (d) above, Seller shall use reasonable efforts to promptly secure the delivery of such originals and shall cause such originals to be delivered to Purchaser promptly upon receipt thereof. If any such document is not so delivered to Purchaser within one hundred eighty (180) days following the Closing Date (or such longer period of time, with respect to recorded items only, as may be necessitated solely as a result in delays caused by a party other than the Seller) and provided Seller notifies Purchaser of such delay, the related Mortgage Loan shall, upon the request of Purchaser, (i) be repurchased by Seller at the price specified in Section 5.1, or (ii) be replaced by a Qualified Substitute Mortgage Loan (the election of(i) or (ii) being at the option of Seller).

3.2

Purchase Price. Subject to the full satisfaction of the conditions specified in Section 3.1 hereof Purchaser shall pay the Purchase Price to Seller within five (5) Business Days after receipt by Purchaser of all required Mortgage Loan Funding Documents (such date of purchase being referred to as the “Purchase Date”).

3.3

Due Diligence Procedures.

(a)

Identification of Mortgage Loan Package. At least 5 Business Days prior to the Closing Date, Purchaser shall identify those Mortgage Loans that Purchaser intends to be included in the Mortgage Loan Package.

(b)

Pre-Closing Due Diligence by Purchaser. Prior to the Closing Date, Seller shall make available to Purchaser the Credit File for each Mortgage Loan in the related Mortgage Loan Package. Purchaser shall have the right to review the Credit File for each such Mortgage Loan for the purpose of determining whether each Mortgage Loan conforms in all material respects to the applicable terms contained in the Trade Confirmation, which determination shall be made in Purchaser’s reasonable and good faith discretion. In the event that Purchaser rejects any Mortgage Loan based on such review, Seller shall have the right, in its sole discretion, to substitute replacement Mortgage Loans satisfying the requirements set forth above, and Purchaser shall have the right to review any such replacement Mortgage Loan(s) in the manner contemplated above. Purchaser shall use its reasonable best efforts to conduct its due diligence, and to convey the result thereof to Seller, within the time and in the manner necessary to permit Seller to rebut or cure any Mortgage Loans or to substitute replacement Preliminary Mortgage Loans as permitted herein.

(c)

Post-Closing Due Diligence. Purchaser may elect to purchase Mortgage Loans prior to performing Due Diligence. Purchaser shall have the right to review the related Credit File for each Mortgage Loan within twenty Business Days after the Closing Date and, based on such review and within such twenty day period, request that Seller repurchase any Mortgage Loan that Purchaser reasonably and in good faith contends does not conform in all material respects to the applicable terms of the Trade Confirmation. Seller shall have 30 Business Days from the date of its receipt of such request to either (i) repurchase such Mortgage Loan at the purchase price for such Mortgage Loan plus accrued and unpaid interest, or (ii) provide evidence reasonably satisfactory to Purchaser that such Mortgage Loan does in fact conform to the terms of the Trade Confirmation, as applicable. In the event that Seller must repurchase any Mortgage Loan in accordance with this Section, Seller may at its option, substitute replacement Mortgage Loans conforming in all material respects to the applicable terms contained in the related Trade Confirmation.

(d)

Credit Document Deficiencies Identified During Due Diligence. With respect to any Mortgage Loan for which the related Credit File is missing material documentation (as used therein, the “Missing Credit Documents”), Seller agrees to procure each such Missing Credit Document within 60 days following the related Closing Date. in the event that, notwithstanding its reasonable best efforts, Seller fails to deliver any Missing Credit Document to purchaser within the time specified above, Seller shall indemnify Purchaser against all losses arising directly from the failure of Seller to obtain any such Missing Credit document.

(f)

Trade Confirmation. Upon confirmation with Purchaser of a Mortgage Loan Package, Seller shall prepare and deliver to Purchaser for execution the related Trade Confirmation, executed by an authorized signatory of Seller.

(g)

Payment of Costs and Expenses. Purchaser and Seller shall each bear its own costs and expenses in connection with the purchase and sale of the Mortgage Loans including any commissions due its sales personnel, the legal fees and expenses of its attorneys and any due diligence expenses.

IV.

REPRESENTATIONS AND WARRANTIES.

4.1

Representations and Warranties; Mortgage Loan. Seller represents and warrants to Purchaser, as to each Mortgage Loan to be purchased by Purchaser pursuant hereto (as of the Closing Date and the Purchase Date thereof unless otherwise stated), as follows:

(a)

Seller is the sole owner ofrecord and holder ofthe beneficial and legal, good and marketable title to the Mortgage Loan and applicable Mortgage Note and Mortgage, free and clear ofany and all liens, claims, encumbrances, participation interests, equities, pledges, charges or security interests of any nature and has full right and authority, subject to no other interest or participation of, or agreement with, any other person to sell, convey, transfer and assign the Mortgage Loan, including all servicing rights related thereto.

(b)

The Mortgage is a valid, subsisting, and enforceable first lien on the related Mortgaged Property, including all improvements on the Mortgaged Property, and the Mortgaged Property is free and clear of all encumbrances and liens having priority over the first lienof the Mortgage except for (i) liens for current real estate taxes and current special assessments not yet due and payable, (ii) such covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage, as are (A) generally acceptable to mortgage lending institutions in the area in which the Mortgaged Property is located and (B) specifically referred to in the mortgagee’s title insurance policy or attorney’s title certificate or opinion delivered to the originator of the Mortgage Loan, and (iii) other matters to which like properties are commonly subject which do not, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

(c)

Neither the Seller nor any prior holder of the Mortgage Loan has impaired, waived, altered or modified the related Mortgage or Mortgage Note in any material respect, except by written instruments which are a part of the Mortgage File and which impairment, waiver, alteration or modification has been approved by the insurer under any applicable title insurance, PMI Policy, or MIC or LGC and is reflected in the information provided to Purchaser.

(d)

The related Mortgage Note or Mortgage are not subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, nor will the operation of any of the terms of such Mortgage Note or Mortgage, or the exercise of any right thereunder, (i) render such Mortgage Note or Mortgage unenforceable, in whole or in part, or (ii) render such Mortgage Note or Mortgage subject to any right of rescission, set-off, counterclaim or defense.

(e)

The Mortgage Loan has closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage.

(f)

The Mortgage is insured by a Title Insurance Policy that satisfies all requirements of FNMA, GNMA and Federal Home Loan Mortgage Corporation (“FHLMC”) for similar Mortgage Loans and is issued by and is the valid and binding obligation of a title insurer acceptable to FNMA, GNMA and FHLMC and qualified to do business in the applicable Mortgaged Property State, that insures Seller, its successors and assigns, as to the first priority lien (without exception for mechanics’ liens, parties in possession or matters shown by a survey) of the Mortgage in the original principal amount of the Mortgage Loan and subject only to (i) the lien of current real property taxes and assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage ordinarily acceptable to prudent residential mortgage lending institutions in the area in which the Mortgaged Property is located and (A) specifically considered in the appraisal performed in connection with the origination of the Mortgage Loan or (B) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, and (iii) such other matters to which similar properties are commonly subject which do not individually, or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Mortgage.  Seller is the sole insured of the Title Insurance Policy, the Title Insurance Policy is in full force and effect and no claims have been made under the Title Insurance Policy, and the Seller has not done anything which would impair the coverage of the Title Insurance Policy.  Each individual insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser, including any trustee acting on its behalf, upon the consummation of the transactions contemplated by this Agreement and contain a standard Mortgagee clause naming the Seller, its successors and assigns, as mortgagee and loss payee.  All premiums thereon have been paid.  The Mortgagee obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor and the Seller has not acted or failed to act so as to impair the coverage of any such insurance policy or the validity, binding effect, and enforceability thereof.

(g)

No Mortgage Loan is currently subject to any provision pursuant to which monthly payments are (i) paid or partially paid with funds deposited in any separate account established by the Seller, the Mortgagor, or anyone on behalf of the Mortgagor, (ii) paid by any source other than the Mortgagor or (iii) contains any other similar provisions which may constitute a “buydown” provision.

(h)

All improvements located on the Mortgaged Property are insured by an insurer acceptable to Purchaser against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is equal to at least 100% of the maximum insurable value of the improvements securing the Mortgage Loan, naming Seller, its successors and assigns, as mortgagee and loss payee, and which satisfies all applicable requirements of FNMA, GNMA and FHLMC. If the Mortgaged Property is in an area having special flood hazard, Seller, its successors and assigns, shall be insured by a flood insurance policy satisfying all requirements of FNMA, GNMA FHLMC, the Federal Insurance Administration and the Office of Thrift Supervision, issued by an insurer acceptable to Purchaser, in an amount not less than the least of(i) the outstanding principal balance of the Mortgage Loan, (ii) the full insurable value of the Mortgaged Property, or (iii) the maximum amount of insurance available under the Flood Disaster Protection Act of 1973, as amended. All inspections, licenses, and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property (including all such improvements which were included for the purpose of determining such Appraised Value) and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities and the Mortgaged Property is lawfully occupied under applicable law.

(i)

If the Mortgage Loan has a Loan-to-Value Ratio in excess of 80% and is not covered by a MIC or LGC, such Mortgage Loan is and will be subject to a PMI Policy issued by an insurer whose claims paying ability is satisfactory to FNMA and FHLMC who is licensed to do business in the state in which the related Mortgaged Property is located, which insures the originator of the Mortgage Loan, its successors and assigns and insures the excess of the outstanding principal balance of the Mortgage Loan covered thereby plus accrued interest thereon and the related foreclosure expenses over 75% of the appraised value. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any Mortgage subject to any such PMI Policy obligates the Mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith. The Mortgage interest Rate for the Mortgage Loan is net of any such insurance premium.

(j)

The Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities.

(k)

All of the improvements which are included for the purpose of determining the appraised value of the Mortgaged Property are situated wholly within the boundaries and building restriction lines of such property, and no improvements on adjoining properties encroach upon the Mortgaged Property; all of such improvements are in good condition and repair, except as expressly identified in the appraisal thereof Seller shall have delivered to Purchaser a location survey for the Mortgage Property satisfying all applicable FNMA, GNMA and FHLMC underwriting requirements.

(l)

The Mortgage Loan and the Mortgage Loan Documents comply with all FNMA, GNMA and FHLMC underwriting standards and documentation requirements, except as otherwise expressly provided by Seller’s specific Mortgage Loan Programs.

(m)

Each of the Mortgage Note and Mortgage is on a form approved by FNMA, GNMA and FHLMC with such riders or addenda as have been approved by FNMA, GNMA and FHLMC, as the case may be.

(n)

Each of the Mortgage Note and Mortgage is genuine, and each is the legal, valid and binding obligation of the maker(s) thereof or signatories thereto, enforceable in accordance with its terms free from all currently known defenses, counterclaims, offsets or disabilities of enforcement, subject to bankruptcy laws and other similar laws affecting creditor’s rights generally. All parties to the Mortgage Note and Mortgage had legal capacity to execute the Mortgage Note and the Mortgage, and each of the Mortgage Note and Mortgage has been duly and properly executed and delivered by the Mortgagor.

(o)

The Mortgage Note has been duly endorsed by Seller to Purchaser.

(p)

Seller has complied with any and all requirements of all federal, state and local statutes, laws, rules, regulations, orders and decrees relating to each Mortgage Loan - including, without limitation, usury, TIL, RESPA, consumer credit protection, equal credit opportunity and disclosure laws.

(q)

Seller has received an appraisal of the Mortgaged Property dated not earlier than ninety (90) days prior to the date of origination of the Mortgage Loan secured thereby, signed by a qualified appraiser who had no interest, direct or indirect, in the Mortgaged Property or in the Mortgage Loan, and who did not receive compensation which was affected by the approval or declining of the Mortgage Loan, which appraisal was produced and prepared in compliance with all applicable laws and the requirements of FNMA, GNMA and FHLMC.

(r)

There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note secured thereby, and no event which, with the passage of time or with notice and/or the expiration of any grace or cure period, would constitute such a default, breach, violation or event of acceleration has occurred and is continuing; and Seller has not waived any default, breach, violation or event of acceleration. No litigation or lawsuit related to the mortgage Loan is pending, or to the best of the Seller’s knowledge, threatened. There are no defaults in complying with the terms of the Mortgage, and all taxes governmental assessments (including assessments payable in futures installments), insurance premiums, water, sewer, and municipal charges, leasehold payments, and ground rents, which previously became due and owing in respect of or affecting the related mortgaged Property have been paid, or an escrow funds has been established in an amount sufficient, or anticipated to be sufficient, to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Seller has not advanced funds, or induced, solicited, or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage or the Mortgage Note.

(s)

To the best of Seller’s knowledge, no toxic or hazardous material or substance, including, without limitation, asbestos and any petroleum product, and any material or substance that would require removal or remediation pursuant to any applicable governmental law, statute, ordinance, rule, regulation or order, is located on, at or under any Mortgaged Property; no governmental authority has directed that any material or substance, including, without limitation, asbestos and any petroleum product, be removed from any Mortgaged Property; no underground storage tank is located at or under any Mortgaged Property.

(t)

Seller has no knowledge of any circumstance or condition with respect to the Mortgage, the Mortgaged Property, the Mortgagor or to the Mortgagor’s credit standing that might be reasonably expected to cause FNMA, GNMA, FHLMC or other institutional mortgage loan purchasers to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent or adversely affect the value or marketability of the Mortgage Loan or the Mortgaged Property.

(u)

The origination and collection practices used with respect to the Mortgage Loan have been in accordance with accepted servicing practices, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Seller and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due to the Seller have been capitalized under the Mortgage or the Mortgage

(v)

The Mortgage is a valid, subsisting, and enforceable first lien on the Mortgaged Property including all buildings, fixtures, installations, and improvements to the Mortgaged Property, and the mortgaged property is tree and clear of all encumbrances and liens having parity with or priority over the first lien of the Mortgage except for liens for current real estate taxes, water, sewer and municipal charges not yet due and payable and special assessments not yet due and payable and security agreements, chattel mortgages, or equivalent documents related to the Mortgage.

(w)

The terms of the Mortgage and the Mortgage Note have not been impaired, waived, altered, or modified in any respect, except by a written instrument which has been recorded, if necessary, to protect the interest of the Purchaser and which has been delivered in accordance with this Agreement. The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule and, to the extent necessary, has been approved by the primary Mortgage Insurer, if any, and the insurer under the applicable mortgage title insurance policy.

(x)

No instrument of release, waiver, alteration, or modification has been executed in connection with such Mortgage loan, and no Mortgagor has been released, in whole or in part, except in connection with an assumption agreement which has been approved by the Primary Mortgage Insurer, if any, and which is part of the Mortgage File and has been delivered pursuant to this Agreement, and the terms of which are reflected in the subject Mortgage Loan Schedule. The Seller has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default nor has the Seller waived any default resulting from any action or inaction by the Mortgagor.

(y)

here are no mechanics’ or similar liens or claims which have been filed for work, labor, or material (and no rights are outstanding that under law could give rise to such lien) affecting the Mortgaged Property which are, or may be, liens prior or equal to, or coordinate with, the lien of the related Mortgage and there are no delinquent tax or assessment liens against the Mortgaged Property.

(z) All parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are, (or, during the period in which they held and disposed of such interest, were) (i) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and (ii) (A) organized under the laws of such state, (B) qualified to do business in such state, (C) federal credit unions, federal savings and loan associations or national banks having principal offices in such state, (D) not doing business in such state, or (E) not required to qualify to do business in such state.

(aa)

ll payments required to be made prior to the subject Cut-Off Date for such Mortgage Loan under the terms of the Mortgage Note have been made and no Mortgage Loan is delinquent in payment more than 30 days, nor has any payment been made in a calendar month other than the calendar month in which such payment was due.

(bb)

he proceeds of such Mortgage Loan have been fully disbursed, there is no requirement for, and the Seller shall not make any future advances thereunder. Any future advances made prior to the subject Cut-Off Date have been consolidated with the principal balance secured by the Mortgage, and such principal balance, as consolidated, bears a single interest rate and single repayment term reflected on the Mortgage Loan Schedule. There is no obligation on the part of the Seller or any other party to make payments in addition to those made by the Mortgagor. The unpaid Principal Balance as of the Cut-Off Date does not exceed the original principal amount of such Mortgage. Any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefore have been complied with. All costs, fees, and expenses incurred in making, or closing or recording such Mortgage Loan have been paid.

(cc)

Such Mortgage Loan was originated by the Seller, a credit union, a savings and loan association, a savings bank, a commercial bank, a mortgage banking Seller or a similar banking institution which is supervised and examined by a federal or state credit union or banking authority, or is a mortgagee approved by HUD, or is a correspondent approved by National City Mortgage Co. and has not been sold to any Person other than the Seller and the Purchaser, except as evidenced by an Assignment of Mortgage.

(dd)

Such Mortgage Loan, the Mortgage, and the Mortgage Note, including, without limitation, the obligation of the Mortgagor to pay the unpaid principal of and interest on the Mortgage Note, are each not subject to any right of recission, set-off, counterclaim, or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim, or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim, or defense has been asserted with respect thereto.

(ee)

Such Mortgage Loan is a residential mortgage loan having an original term to maturity of not more than thirty(30) years, as set forth on the Mortgage loan Schedule, with interest payable in arrears on the first day of each month. No Mortgage Loan contains terms and provisions which could result in negative amortization. The Mortgage Note requires a monthly payment sufficient to fully amortize the original principal balance of such Mortgage Loan over the term thereof.

(ff)

Except as set forth on the Mortgage Loan Schedule, at the time that such Mortgage Loan was originated the Mortgagor represented that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence and the Seller has no reason to believe that such representation of the mortgagor is no longer true.

(gg)

The Mortgage contains customary and enforceable provisions which render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale and (ii) otherwise by judicial foreclosure. The Mortgage contains customary and enforceable provisions for the acceleration of the payment of the unpaid Principal Balance of such mortgage Loan in the event the related Mortgaged Property is sold or otherwise transferred without the prior consent of the Seller thereunder. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the mortgage.

(hh)

In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.

(ii)

The Mortgagor owns a fee simple interest in the Mortgaged Property which consists of a parcel of real property upon which is erected a one to four-family dwelling, or an individual condominium unit in a low-rise condominium or an individual unit in a planned unit development provided, however, that any condominium unit or planned unit development shall conform with the applicable FHMA and, FHLMC requirements regarding such dwellings, as applicable. The Mortgaged Property is occupied by and titled in the name of the Mortgagor, who is a natural person, as the Mortgagor’s principal place of residence.

(jj)

No conventional Mortgage Loan has a Loan-To-Value Ratio in excess of 100%. The portion of the unpaid principal balance of each Mortgage Loan which is in excess of 80% of the Appraised Value is and will be insured as to payment defaults under a Primary mortgage insurance Policy issued by a Primary Mortgage Insurer licensed to do business in the state in which the Mortgaged Property is located and acceptable to FNMA and FHLMC as of the Closing Date, so as to reduce the Mortgagee’s exposure in accordance with the requirements of FNMA. Such Primary Mortgage Insurance Policy insures the named insured and its successors and assigns and provides coverage in accordance with the standards of FNMA and applicable law. All provisions of such Primary Mortgage Insurance Policy have been and are being complied with; such policy is valid and in full force and effect and all premiums due thereunder have been paid. If the Mortgage is subject to a Primary Mortgage insurance Policy, the Mortgagor is obligated under the Mortgage to maintain such insurance and pay all premiums and charges in connection therewith and the Mortgage Interest Rate for such Mortgage Loan as set forth on the Mortgage Loan Schedule is net of any such insurance premium. Further, the Mortgagor is required to make monthly Escrow Payments for all such premiums and charges. Neither has come to the Sellers attention to indicate that the current appraised value of such Mortgage loan is less that the Appraised Value at the origination of such Mortgage Loan.

(kk)

No action has been taken or omitted, and no event has occurred and no state of facts exists or has existed on or prior to the subject Closing Date (whether or not known to the Seller on or prior to such date) which has resulted or will result in an exclusion from, denial of, or defense to coverage under the Primary Mortgage Insurance Policy, if applicable, with respect to such Mortgage Loan, including, without limitation, any exclusions, denials, or defenses which would limit or reduce the availability of the timely payment of the full amount of the loss otherwise due thereunder to the insured, whether arising out of actions, representations, errors, omissions, negligence, or fraud of the Seller, the related Mortgagor, or any party involved in the application for such coverage, including the appraisal, plans and specifications, and other exhibits or documents submitted therewith to the insurer under such insurance policy, if any, or for any other reason under such coverage, but not including the failure of such insurer to pay by reason of such insurer’s breach of such insurance policy or such insurer’s financial inability to pay.

(ll)

Any escrow agreements with respect to each Mortgage Loan comply with applicable law and the related mortgage Note. There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deposits or payments of other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note.

(mm)

No statement, report, or other document constituting a part of the Mortgage File contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading.

(nn)

The origination, servicing and collection practices with respect to such Mortgage Loan have been in all material respects legal, proper, prudent, and customary in the mortgage origination and servicing business.

(oo)

Such Mortgage Loan was not selected for inclusion under this Agreement from the seller’s portfolio of comparable loans on any basis which would have a adverse affect on the Purchaser.

(pp)

No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the Trade-in exchange of a Mortgage Property.

(qq)

There has been no fraud, dishonesty, misrepresentation, error, omission, negligence or similar occurrence with respect to such Mortgage Loan has taken place on the part of any Person including without limitation, the Mortgagor, any mortgagee, any appraiser, any builder or developer, or any other party involved in the origination of the Mortgage Loan or in connection with the sale of such Mortgage Loan. The Seller has reviewed all of the documents constituting the Mortgage File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.

(rr)

Such Mortgage Loan is not subject to any pending bankruptcy, insolvency, reorganization or moratorium.

(ss)

With respect to each mortgage loan, the Seller has performed any and all escrow analysis of the Escrow Account required by applicable Laws and Customary Servicing Procedures. Any and all Escrow Account adjustments have been performed in accordance with applicable laws and Customary Servicing Procedures. All notices and statements, with respect to any Escrow Account, required by any such laws and customary Servicing Procedures have been delivered to the mortgagor and any other required Person.

4.2

Representations and Warranties; Seller. Seller represents and warrants to Purchaser, as of the date of this Agreement, ach Closing Date and Purchase Date, as follows:

(a)

Seller is a corporation duly organized validly existing and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where the Mortgaged Properties are located if the laws of such states require licensing or qualification in order to conduct business of the type conducted by the Seller and to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of each Mortgage loan in accordance with this Agreement.

(b)

Seller has full corporate power and authority to execute and deliver this Agreement, to sell each Mortgage Loan as contemplated hereby, and to perform in accordance herewith.

(c)

The execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by Seller.

(d)

This Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) evidences the valid, binding and enforceable obligations of Seller, subject to bankruptcy laws and other similar laws of general application. All requisite corporate action has been taken by Seller to make this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) valid, binding and enforceable upon correspondent in accordance with its terms.

(e)

No consent or approval of the transactions contemplated by this Agreement from any federal or state governmental authority having jurisdiction over Seller or any other person or entity is required or, if required, such approval has been obtained.

(f)

The execution and delivery of this Agreement, the sale of the Mortgage Loans to Purchaser and the consummation of the transactions contemplated by this Agreement are in the ordinary course of business of Seller and will not result in the breach or violation of any term or provision of the charter, articles of incorporation, regulations, by-laws or other organizational document of Seller or result in the breach or violation of any term or provision of or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which Seller or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which Seller or any of its property is subject.

(g)

There are no action, suits or other proceedings pending or, to the best knowledge of Seller, threatened, at law or in equity, or by or before any judicial, legislative, executive or administrative court, agency or authority, or any arbitrator, which seeks damages by reason of, or seeks to prevent or hinder consummation of, the transactions contemplated hereby, or any Mortgage Loan, any Mortgage Loan Document, or any Mortgaged Property or which would materially adversely affect the business or condition of Seller or any borrower.

(h)

Seller has not in connection with this Agreement entered into any agreement, incurred any obligation, made any commitment or taken any action which might result in a claim for or an obligation to pay a sales or brokerage commission, finder’ s fee or similar fee or compensation with respect to this Agreement or the transactions contemplated hereby; Seller shall indemnify and hold Purchaser harmless from and against any claim of any broker, agent, finder or other person who makes any such claim.

(i)

Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any material untrue statement of fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading.

(j)

The Seller does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Seller is solvent and the sale of the Mortgage Loans will not cause the Seller to become insolvent. The sale of the Mortgage loans is not undertaken with the intent to hinder, delay or defraud any of the Seller’s creditors.

(k)

The Seller is an approved seller/servicer of conventional mortgage loans for FHMA and FHLMC In good standing and is a Mortgagee approved by the Secretary of HUD pursuant to Section 203 and 211 of the Act, with facilities, procedures and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage loans. No event has occurred that would render the Seller unable to comply with FHMA or FHLMC eligibility requirements.

(l)

The Seller has between advised by its independent certified public accountants that under generally accepted accounting principles the transfer of the Mortgage Loans may be treated as a sale on the books and records of the Seller and the Seller has determined that the disposition of the Mortgage loans pursuant to this Agreement will be afforded sale treatment for accounting tax purposes.

4.3  Survival.  All representations and warranties shall survive each Closing Date.

V.

REPURCHASE OF MORTGAGE LOANS.

5.1

Repurchase.

(a)

Upon (i) failure by a Mortgagor to pay the hill amount of any payment due pursuant to any Mortgage Loan within 90 days after the date when such payment was due within twelve (12) months after the Purchase Date; (ii) discovery by Purchaser of a breach of any of the representations and warranties contained in Article IV, or within sixty (60) days of the earlier of its receipt of notice of any such event or occurrence, Seller shall repurchase said Mortgage Loan at a price equal to the higher of the purchase price or 100% of par, plus accrued interest at the time of repurchase.

(b)

In addition to such repurchase obligations of the Seller set forth in Section 5.1(a), the Seller shall indemnify and hold harmless the Purchaser against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from a breach of the Sellers representations and warranties contained in this Agreement. It is understood and agreed that the obligations of the Seller set forth in this Section 5.1 to repurchase a defective Mortgage Loan and to indemnify the Purchaser constitute the sole remedies available to the Purchaser respecting a breach of the foregoing representations and warranties.

(c)

Seller shall repurchase each Converted Mortgage Loan on or before the first day of the month immediately following the date of such conversion at the price equal to the higher of the purchase price or 100% of par, plus accrued interest at the time of repurchase.

VI. MISCELLANEOUS

6.1

All costs and expenses incurred in connection with Seller’s transfer and delivery of the Mortgage Loans to Purchaser, including, without limitation, recording and assignment fees, fees for title policy endorsements and continuations, and Seller’s legal fees shall be paid by Seller.

6.2

All rights and remedies of Purchaser under this Agreement are distinct from, and are cumulative with, any other rights or remedies under this Agreement or afforded by law or equity, and any and all such rights and remedies may be exercised concurrently, independently or successively, in such order and manner as Purchaser may elect.

6.3

All demands, notices and communications hereunder shall, unless otherwise allowed, be in writing (including facsimile transmissions) and shall be deemed to have been duly given by a party to the other party if facsimile transmitted or mailed (or courier), as the case may be, to the facsimile number or address for such other party as shown on the signature pages hereof, or such other number or address as may have hereafter been furnished from such other party by like notice. Any such demand, notice or communication hereunder to a party shall be deemed to have been received on the date actually delivered.

6.4

This Agreement may be executed simultaneously in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute but one and the same instrument, and any party seeking to enforce this Agreement need produce only that counterpart signed by the party against which enforcement is sought.

6.5

This Agreement shall be construed and enforced in accordance with the laws of the State of Ohio.

6.6

Each party agrees to execute and deliver such instruments and take such actions as the other party may, from time to time reasonably request, in order to effectuate the purposes and to carry out the terms of this Agreement.

6.7

The relationship of Seller and Purchaser is and shall be that of seller and purchaser of assets, and not that of creditor/debtor, partnership or joint venture relationship. Seller has not acted as agent for, or on behalf of, Purchaser in originating any Mortgage Loan.

6.8

The representations and warranties set forth in Article IV and the repurchase obligations and indemnity set forth in Article VII shall survive the sale of the Mortgage Loans and delivery of the Mortgage Loan Documents to Purchaser and the termination of this Agreement and shall inure to the benefit of any successor holder of the Mortgage Loans, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination of the contents of an Underwriting Package or any Mortgage Loan Document.

6.9

In the event any judicial action is commenced to enforce this Agreement, the prevailing party in such action shall be entitled to recover its costs and expenses, including reasonable attorneys’ fees.

6.10

This Agreement, together with the trade confirmation referenced herein, constitutes the entire agreement of the parties with respect to the subject matter hereof, and its provisions cannot be waived, modified or amended except by written instrument signed by the party against which enforcement hereof is sought.

6.11

The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify or affect the interpretation of the provisions of this Agreement.

6.12

TIME IS OF THE ESSENCE OF THIS AGREEMENT. However, if the final date of any period which is provided for in this Agreement falls on a Saturday, Sunday, or legal holiday under the law of the United States or the State of Ohio, such period shall be extended to the next day which is not a Saturday, Sunday, or legal holiday.

6.13

The parties acknowledge and agree that this Agreement shall not be recorded or filed in any public records or files, and any recording or filing by any person, whether or not a party to this Agreement, shall be considered null and void and a default hereunder.

6.14

The terms “herein”, “hereof’ or “hereunder” or similar terms used in this Agreement refer to this entire Agreement and not to the particular provision in which the term is used.

6.15

Except as prohibited by law, the parties shall, and they hereby do, after consultation with their respective counsel, expressly waive trial by jury in any litigation arising out of, in connection with or relating to this Agreement or the relationship created hereby or any transaction contemplated hereby. With respect to any matter for which a jury trial cannot be waived, the parties agree not to assert any such claim as a counterclaim in, nor move to consolidate any such claim with, any action or proceeding as to which a jury trial is waived.

6.16

The parties hereby consent and submit themselves to the jurisdiction and venue in any State or Federal court located in the City of Dayton, Ohio for purposes of any legal or equitable proceeding arising from, out of or in connection with this Agreement, or any transaction contemplated hereby.

6.17

If any provision of this Agreement becomes subject to interpretation by a court, administrative body or arbitrator, the parties agree that such court, administrative body or arbitrator, interpreting or considering such provision should not apply any presumption or rule of construction that the terms of a document be more strictly construed against the party which itself or through its counsel or other agent prepared the same, as all parties hereto have participated in the preparation of the final form of this Agreement through review by their respective counsel and the negotiation of changes in language in any provision deemed unsuitable or inadequate or inappropriate as initially written, and therefore, the application of such presumption or role of construction would be inappropriate and contrary to the intent of the parties.

6.18

This Agreement shall not be deemed to confer in favor of any person or entity not a party hereto other than Purchaser’s assignees any rights whatsoever as third party beneficiary or other than those rights associated with servicing the mortgage loans or subservicing those loans.

Seller and Purchaser each understands and accepts the terms of this Agreement, as evidenced by the signature of their respective duly authorized corporate officers.

Purchaser __________________________

Date: _______________________

By:________________________________

Its: _________________________

Seller: ____________________________

Date: _______________________

By: ______________________________

Its: _________________________

EXHIBIT A

Collateral Documents

The following documents are included in the Mortgage Loan Funding File.

1.

Original Mortgage Note including intervening endorsements or allonges and endorsed “Pay to the order of _______________________________ without recourse” and signed in the name of Seller by an authorized officer.

2.

Name Affidavits, if applicable.

3.

Power of Attorney, if applicable.

4.

Assignment of Mortgage, copy of document sent for recording, assigned to

___________________________address of _________________________________________________________. Copy of any intervening assignments sent for recording.

5.

Modification Agreement, if applicable.

6.

Subordination Agreement, if applicable.

7.

Title Insurance Policy commitment or final if available. May initially be a letter of intent to deliver.

8.

Mortgage Insurance Certificates for PMI; LGCs and MICs will be trailing documents.

9.

Original Mortgage, copy of document sent for recording.

EXHIBIT B

Mortgage Loan Schedule

Exhibit “C”

Credit File

The Seller will make the following documents are available to the Purchaser for the purposes of due diligence:

•

Proof of mortgage insurance (FHA MIC, VA LGC or PMI Certificate)

•

Survey, if applicable

•

Copy of the original commitment for title insurance, title opinion or abstract of title

•

FNMA Form 1008, Transmittal Summary

•

FNMA Form 1003, Loan Application

•

Single Loan Waiver Approval, if applicable

•

Credit Reports and Credit References, with applicable explanations

•

FNMA Form 1005, Verification of Employment, Tax Returns, and/or other documentation used to verify income (W2s, P&Ls, paystubs, etc.)

•

FNMA Form 1006, Verification of Deposit and/or other documentation used to verify funds to close and reserves (bank statements, etc.)

•

Miscellaneous credit documentation (gift letter, source of funds documentation, proof of sale of prior residence, proof of payoff of debts, tax returns to support rental income, etc.)

•

Sales Contract and all addendums

•

FNMA Appraisal (Form 1004, 1073, 1025, 219 or 2055 as appropriate) with addendums and attachments

•

Miscellaneous property documentation (well and septic certifications, maintenance agreements, final inspections, etc)

•

PUD or condo eligibility documentation, if applicable

•

HUD — I Settlement Statement

●

Home Buyer Education Certificate and Worksheet if Community Home Buyer Product

EXHIBIT C-1

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This is an Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) made as of February 27, 2002, among E*TRADE Bank (f/k/a Telebank) (the “Assignor”), Banc of America Mortgage Capital Corporation (the “Assignee”) and National City Mortgage Co. (the “Company”).

In consideration of the mutual promises contained herein, the parties hereto agree that the conventional, fixed rate residential mortgage loans (the “Assigned Loans”) listed on Attachment 1 hereto (the “Assigned Loan Schedule”), purchased by Assignor from the Company, pursuant to the Purchase Agreement between Company and Assignor dated as of February 1, 2000, and certain trade confirmations dated November 20, 2001, December 6, 2001, January 10, 2002 and February 21, 2002 (collectively, the “Purchase Agreement”) shall be assigned to Assignee in accordance with the terms of this AAR Agreement, together with all of Assignor’s right, title and interest in, to and under the Purchase Agreement and the Servicing Agreement dated as of February 9, 2000 between the Assignor and the Company (the “Servicing Agreement” and together with the Purchase Agreement, the “Agreements”), in each case as they relate to the Assigned Loans.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

Assignment and Assumption

1.

Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in the Assigned Loans and, as they relate to the Assigned Loans, all of its right, title and interest in, to and under the Agreements.  Assignor specifically reserves and does not assign to Assignee any right, title and interest in, to or under any mortgage loans subject to the Purchase Agreement other than the Assigned Loans.

2.

Simultaneously with the execution of this AAR Agreement, on February 27, 2002 (the “Closing Date”), Assignee shall pay to Assignor the “Purchase Price” as set forth in the commitment letter dated as of January 29, 2002 between Assignee and Assignor. Assignee shall pay the Purchase Price payable under the commitment letter by wire transfer of immediately available funds to the account specified by Assignor. Assignee shall be entitled to all scheduled payments due on the Assigned Loans after February 1, 2002 (the “Cut-off Date”) and all unscheduled payments or other proceeds or other recoveries on the Assigned Loans received on and after the Cut-off Date.

Representations, Warranties and Covenants

3.

Assignor warrants and represents to Assignee as of the date hereof:

(a)

Attached hereto as Attachment 2 are true and accurate copies of the Agreements, and each Agreement is in full force and effect as of the date hereof and its provisions have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)

Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Agreements as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignor’s interests, rights and obligations under the Agreements as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

(c)

Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the Agreements;

(d)

Assignor has not waived or agreed to any amendment or other modification of, the Agreements.  Assignor has no knowledge of, and has not received notice of, any waivers under or any amendments or other modifications of, or assignment of rights or obligations under, the Agreements;

(e)

Assignor is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

(f)

Assignor has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Assignor.  This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(g)

No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby. Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans, or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans, with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto;

(h)

There is no action, suit, proceeding, investigation or litigation pending or, to Assignor’s knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would adversely affect Assignor’s execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignor’s ability to perform its obligation under this AAR Agreement;

(i)

Assignor has received from Company, and has delivered to Assignee, all documents required to be delivered to Assignor by Company prior to the date hereof pursuant to the Purchase Agreement with respect to the Assigned Loans and has not received, and has not requested from Company, any additional documents;

(j)

No event has occurred from the date on which the Assigned Loans were purchased by Assignor from Company to the date hereof which would render the representations and warranties as to the related Assigned Loans made by Company in the Purchase Agreement untrue in any material respect if such representations and warranties were made on the date hereof;

(k)

As of the date hereof, Assignor hereby makes the representations and warranties set forth on Exhibit A with respect to the Assigned Loans; and

(l)

As of the date hereof, Assignor has delivered to the Assignee all Mortgage Loan Funding Documents received by the Assignor from the Company with respect to the Assigned Loans.

4.

Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

(a)

Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

(b)

Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s articles of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)

No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(d)

There is no action, suit, proceeding, investigation or litigation pending or, to Assignee’s knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignee, would adversely affect Assignee’s execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignee’s ability to perform its obligation under this AAR Agreement;

(e)

Assignee agrees to be bound as “Purchaser” and “Owner” by all of the terms, covenants and conditions of the Agreements solely with respect to the Assigned Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor and Company all of Assignor’s obligations as “Purchaser” and “Owner” thereunder, solely with respect to such Assigned Loans; provided, however, that the Assignee shall have no obligation to purchase mortgage loans thereunder;

(f)

Assignee understands that the Assigned Loans have not been registered under the Securities Act of 1934 (the “Securities Act”) or the securities laws of any state.  Assignee is acquiring the Assigned Loans for investment for its own account or transfer to an affiliate only and not with a view to or for sale or other transfer in connection with any distribution of the Assigned Loans in any manner that would violate the Securities Act or any applicable state securities law.  Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Assigned Loans.  Assignee has been furnished with all information regarding the Assigned Loans that it has requested from Assignor and/or Company; and

(g)

Assignee is either (i) not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986 (the “Code”)(a “Plan”) and not a Person acting, directly or indirectly, on behalf of or investing with “plan assets” of any such Plan or (ii) an employee benefit plan that is subject to ERISA and the assignment contemplated herein does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

5.

Company warrants and represents to, and covenants with, Assignor and Assignee as of the date hereof:

(a)

Attached hereto as Attachment 2 are true and accurate copies of the Agreements, and each Agreement is in full force and effect as of the date hereof and its provisions have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)

Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Agreements;

(c)

Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s articles of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject.  The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Company. This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(e)

The representations and warranties in Section 4.2 of the Purchase Agreement and Article X of the Servicing Agreement are true and correct as of the date hereof; and

(f)

Pursuant to Section 6.1 of the Purchase Agreement, Company is responsible for the recording and assignment fees of the Assigned Loans.

Remedies for Breach of Assignor’s Representations and Warranties; Indemnification

6.

It is hereby understood and agreed that the representations and warranties of Assignor contained herein shall survive the delivery of the Assigned Loans by Assignor to Assignee and any subsequent delivery thereof by Assignee to a subsequent assignee (a “Subsequent Assignee”).  Upon discovery by either Assignor or Assignee of a breach of any such representations and warranties which materially and adversely affects Assignee’s or a Subsequent Assignee’s interest in any Assigned Loan, the party discovering such breach shall give prompt written notice to the other. Within sixty (60) days of the earlier of notice or discovery of any breach of a representation or warranty set forth in this AAR Agreement which materially and adversely affects Assignee’s or a Subsequent Assignee’s interest in any Assigned Loan, Assignor shall cure such breach in all material respects or shall, at the Assignee’s or Subsequent Assignee’s option, repurchase such Assigned Loan. Any repurchase shall be for an amount equal to the sum of (i) the unpaid principal balance of such Assigned Loan at the time of repurchase after deduction of all principal received by Assignee or the Subsequent Assignee thereon, plus (ii) interest on such unpaid principal balance at the applicable mortgage interest rate from the date to which interest has last been paid by the Mortgagor to the date of repurchase (the “Repurchase Price”). Any such repurchase shall be accomplished by Assignor by wire transfer in the account designated by Assignee or Subsequent Assignee, as applicable, of the Repurchase Price in immediately available funds.  Within ten (10) business days of Assignor’s deposit of the Repurchase Price, Assignee or Subsequent Assignee, as applicable, or its designee shall endorse the applicable Mortgage Notes and assign the applicable Mortgages to Assignor and promptly deliver such instruments, together with all related mortgage loan documents, to Assignor.

7.

Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Subsequent Transfers

8.

(a)

Assignor, Assignee and Company agree that Assignee (or its successors and assigns), at its sole option, may transfer some or all of the Assigned Loans to a third party in connection with a whole loan transfer or to a trust or other entity in connection with a publicly issued or privately placed mortgage-backed securities transaction (any such transaction, a "Reconstitution Transaction"), in each case retaining Company as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer." On the closing date for a Reconstitution Transaction, the related Assigned Loans may cease to be serviced by Company pursuant to the Servicing Agreement and this AAR Agreement and may be serviced under a pooling and servicing agreement or other servicing agreement, which agreement shall not be materially more burdensome to Company or materially and adversely alter the Company’s rights under the Agreements; provided, however, that with respect to any Assigned Loan not included in the Reconstitution Transaction, Company shall continue to service such Assigned Loans on behalf of Assignee (or its successors and assigns) in accordance with the terms and provisions of the Servicing Agreement and this AAR Agreement.

(b)

Assignor and Company shall cooperate with Assignee (or its successors and assigns) as specified in this Section 8 in connection with each Reconstitution Transaction.  In connection therewith, each of Company and Assignor shall provide the Assignee (or its successors and assigns) with such information concerning the Assignor or the Company as is reasonably necessary for inclusion in a prospectus or other offering document and appropriate verification of such information in its possession or control and shall cooperate with Assignee (or its successors and assigns) with respect to all reasonable due diligence requests.  The Assignee (or it successors and assigns) shall pay all third party costs associated with providing such information and cooperation with due diligence.  The Assignor and Company acknowledge that a Reconstitution Transaction may require disclosure of certain information regarding the underwriting  of the Assigned Loans, the Company's delinquency and loss history with respect to its servicing portfolio, and related matters, and Assignor and Company agree to provide such information and to indemnify the Assignee (and its successors and assigns) for any losses, claims, damages or expenses incurred relating to any untrue statement of material fact provided in writing by the Assignor or Company (the “Seller/Servicer Information”) and included in an offering or other disclosure document in connection with the Reconstitution Transaction.  Assignee agrees to indemnify Assignor and Company (and their respective successors and assigns) for any losses, claims, damages or expenses incurred relating to any untrue statement of material fact included in an offering or other disclosure document in connection with the Reconstitution Transaction, other than such statement contained in the Seller/Servicer Information.

(c)

In connection with any Reconstitution Transaction, Company shall make representations and warranties (1) that Company has serviced the related Assigned Loans in accordance with the terms of the Servicing Agreement and otherwise complied with all covenants and obligations thereunder, (2) that Company has taken no action nor omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the related Assigned Loans, and (3) regarding the accuracy of the information provided to Assignee (or its successors and assigns) by Company on or before the closing date of the applicable Reconstitution Transaction.

(d)

Notwithstanding any provision herein to the contrary, Assignee shall have the right to assign, in whole or in part, its interest under the Agreements with respect to some or all of the Assigned Loans, and designate any person to exercise any rights of Assignee hereunder, by executing an Assignment, Assumption and Recognition Agreement substantially in the form of this Agreement, and the assignee or designee shall accede to the rights and obligations of Assignee under the Agreements with respect to such Assigned Loans.  All reference to Assignee in this AAR Agreement shall  be deemed to include its assignee or designee.

9.

With respect to the Assigned Loans, Company and Assignor hereby amend the Purchase Agreement as follows:

(a)

Section 3.1(e)(ii) of the Purchase Agreement is hereby deleted.

(b)

Section 4.1(cc) of the Purchase Agreement is hereby modified by deleting the phrase “or is a correspondent approved by National City Mortgage Co.”

(c)

The repurchase price for any repurchases of Assigned Loans under Section 5.1 of the Purchase Agreement shall be equal to the Repurchase Price set forth in Section 6 above.

Modification of  Agreements

10.

Neither Company not Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Agreements which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee (or its successors and assigns).

Delivery of Mortgage Loan Funding Documents and Underwriting Guidelines.

11.

At least five (5) business days prior to the Closing Date, Assignor shall deliver to First Union National Bank (the “Custodian”) pursuant to Assignee’s instructions all Mortgage Loan Funding Documents received by the Assignor from the Company with respect to the Assigned Loans.  Assignee shall have the right to reject prior to the Closing Date any Assigned Loan to the extent complete Mortgage Loan Funding Documents for such Assigned Loan have not been delivered to the Custodian (other than trailing original documents in the case of original Mortgages or intervening Assignments of Mortgage sent for recording on the original title policy to the extent a copy thereof or a title commitment with respect thereto has been delivered).

12.

Prior to the Closing Date, Assignor and Company shall provide to Assignee a copy of the underwriting guidelines relating to the Assigned Loans.

Wire Instructions

13.

Remittances and reports relating to the Assigned Loans shall be made to Bank of America, N.A., as assignee to the Assignee, pursuant to the instructions set forth in the Assignment, Assumption and Recognition Agreement dated as of the date hereof among Company, Assignor, Assignee and Bank of America, N.A.

Miscellaneous

14.

All demands, notices and communications related to the Assigned Loans, the Agreements and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

In the case of Company,

National City Mortgage Co.

3232 Newmark Drive

Miamisburg, Ohio 45342

Attention:  Sheila Hansford

Telecopier No.:  (937) 910-4137

In the case of Assignee,

Banc of America Mortgage Capital Corporation

Bank of America Corporate Center

NC1-007-11-07

100 North Tryon Street

Charlotte, North Carolina  28255

Attention:  Managing Director

In the case of Assignor,

E*TRADE Bank

Ballston Tower

671 North Glebe Drive

Arlington, Virginia 22203

Attention:

Rick Pishalski, Vice President,

E*TRADE Global Asset Management, Inc.

15.

Each party will pay any commissions it has incurred and the reasonable fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

16.

This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

17.

No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

18.

This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto.  Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

19.

This AAR Agreement shall survive the conveyances of the Assigned Loans as contemplated in this AAR Agreement.

20.

This AAR Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

21.

In the event that any provision of this AAR Agreement conflicts with any provision of the Agreements with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

E*TRADE BANK

Assignor

By:

Name:

Title:

BANC OF AMERICA MORTGAGE

CAPITAL CORPORATION

Assignee

By:

Name:

Title:

NATIONAL CITY MORTGAGE CO.

Company

By:

Name:

Title:

ATTACHMENT 1

ASSIGNED LOAN SCHEDULE

ATTACHMENT 1 – Page 1

ATTACHMENT 2

PURCHASE AGREEMENT AND SERVICING AGREEMENT

ATTACHMENT 2 – Page 1

EXHIBIT A

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF ASSIGNOR

In addition to the representations and warranties made in the AAR Agreement, Assignor hereby makes the following representations and warranties with respect to the Assigned Loans as of the Closing Date:

1.

The Mortgagor has not notified the Assignor, and the Assignor has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers’ and Sailors’ Civil Relief Act of 1940;

2.

The information set forth in the Assigned Loan Schedule and the information contained on the related electronic data file delivered to the Assignee is complete, true and correct in all material respects;

3.

All payments required to be made up to the related Closing Date for the Assigned Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Assigned Loan has been 30 or more days delinquent;

4.

The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located; the Mortgage Note for each Assigned Loan has been duly endorsed in blank in a manner acceptable to FNMA and FHLMC and is effective to transfer ownership in the Mortgage Note under applicable state law;

5.

The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Assigned Loan or the use for which the premises were intended;

6.

Each Assigned Loan is a conventional, fixed rate mortgage loan;

7.

No Assigned Loan is subject to a lender-paid mortgage insurance policy; and

8.

Each Assigned Loan is a “qualified mortgage” within Section 860G(a)(3)  of the Internal Revenue Code of 1986, as amended.

EXHIBIT A – Page 1

EXHIBIT C-2

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This is an Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) made as of February 27, 2002, among Banc of America Mortgage Capital Corporation (the “Assignor”), Bank of America, N.A. (the “Assignee”) and National City Mortgage Co. (the “Servicer”) and acknowledged by E*TRADE Bank (f/k/a Telebank) (the “Seller”).

For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree and acknowledge that the conventional, fixed rate residential mortgage loans (the “Assigned Loans”) listed on Attachment 1 hereto (the “Assigned Loan Schedule”), purchased by Assignor from the Seller on the date hereof, pursuant to the Assignment, Assumption and Recognition Agreement (the “Purchase Agreement”) among Seller, Assignor and Servicer dated as of the date hereof shall be assigned to Assignee in accordance with the terms of this AAR Agreement, together with all of Assignor’s right, title and interest in, to and under the Purchase Agreement and the Custodial Agreement (the “Custodial Agreement” and together with the Purchase Agreement, the “Agreements”), dated as of February 1, 2002, among Assignor, Seller and First Union National Bank (the “Custodian”), in each case as they relate to the Assigned Loans. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

Assignment and Assumption

1.

Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in the Assigned Loans and, as they relate to the Assigned Loans, all of its right, title and interest in, to and under the Agreements.

2.

Assignee shall be entitled to all scheduled payments due on the Assigned Loans after February 1, 2002 (the “Cut-off Date”) and all unscheduled payments or other proceeds or other recoveries on the Assigned Loans received on and after the Cut-off Date.

Representations, Warranties and Covenants

3.

Assignor warrants and represents to Assignee as of the date hereof:

(a)

Each Agreement is in full force and effect as of the date hereof and its provisions have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)

Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Agreements as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignor’s interests, rights and obligations under the Agreements as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

(c)

Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to Seller or Servicer with respect to the Assigned Loans or the Agreements;

(d)

Assignor has not waived or agreed to any amendment or other modification of, the Agreements. Assignor has no knowledge of, and has not received notice of, any waivers under or any amendments or other modifications of, or assignment of rights or obligations under, the Agreements; and

(e)

Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans, or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans, with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

4.

Pursuant to Section 8(d) of the Purchase Agreement, Assignee warrants and represents to, and covenants with, Assignor, Seller and Servicer as of the date hereof:

(a)

Assignee agrees to be bound as “Purchaser” and “Owner” by all of the terms, covenants and conditions of the Agreements solely with respect to the Assigned Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor, Seller and Servicer all of Assignor’s obligations as “Purchaser” and “Owner” thereunder, solely with respect to such Assigned Loans; provided, however, that the Assignee shall have no obligation to purchase mortgage loans thereunder;

(b)

Assignee understands that the Assigned Loans have not been registered under the Securities Act or the securities laws of any state;

(c)

The purchase price being paid by Assignee for the Assigned Loans is in excess of $250,000.00 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

(d)

Assignee is acquiring the Assigned Loans for investment for its own account only and not for any other person. In this connection, neither Assignee nor any person authorized to act therefor has offered to sell the Assigned Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) Regulation D promulgated under the Securities Act;

(e)

Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Assigned Loans;

(f)

Assignee has been furnished with all information regarding the Assigned Loans that it has requested from Assignor and Seller;

(g)

Neither Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans, any interest in the Assigned Loans or any other similar security to, or solicited any offer to buy or accepted a transfer, pledge or other disposition of the Assigned Loans, any interest in the Assigned Loans or any other similar security from, or otherwise approached or negotiated with respect to the Assigned Loans, any interest in the Assigned Loans or any other similar security with, any person in any manner which would constitute a distribution of the Assigned Loans under the Securities Act or which would render the disposition of the Assigned Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Assigned Loans;

(h)

Assignee is either (i) not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986 (the “Code”)(a “Plan”) and not a Person acting, directly or indirectly, on behalf of or investing with “plan assets” of any such Plan or (ii) an employee benefit plan that is subject to ERISA and the assignment contemplated herein does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; and

(i)

The Assignee’s address for purposes of all notices and correspondence related to the Assigned Loans and the Agreements is:

Bank of America, N.A.

c/o Bank of America Mortgage Master Servicing Department 101 E. Main Street, Suite 400 Louisville, Kentucky 40202 Attention: Kara Haeussner Telephone: (502) 566-5478 Fax: (502) 566-7151

Email: kara.haeussner@bankofamerica.com

The Assignee’s wire transfer instructions for purposes of all remittances and payments related to the Assigned Loans and the Purchase Agreement is:

For the account of Bank of America, N.A.

ABA#: 053000196 A/C#: 000682260734

A/C Name: Bank of America ITF Clearing for SBO

Investors and Various Mortgagors Taxpayer ID#: 94-1687665

Accuracy of the Agreements

5.

Servicer and Assignor represent and warrant to the Assignee that (i) attached hereto as Attachment 2 is a true, accurate and complete copy of each of the Agreements and all amendments and modifications, if any, (ii) the Agreements have not been amended or modified in any respect, except as set forth in this AAR Agreement, and (iii) no notice of termination has been given to Servicer or Assignor under the Agreements. Servicer represents and warrants that through the date hereof Servicer has serviced the Assigned Loans in accordance with the terms of the Purchase Agreement.

Recognition of the Assignee

6.

From and after the date hereof, Seller and Servicer shall each note the transfer of the Assigned Loans to the Assignee in its books and records; Seller and Servicer shall recognize the Assignee as the owner of the Assigned Loans, and Servicer shall service the Assigned Loans for the benefit of the Assignee pursuant to the Purchase Agreement, the terms of which are incorporated herein by reference. It is the intention of Assignor, Seller, Servicer and the Assignee that the Purchase Agreement shall be binding upon and inure to the benefit of Seller, Servicer and the Assignee and their respective successors and assigns.

Miscellaneous

7.

Each party will pay any commissions it has incurred and the reasonable fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

8.

This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

9.

No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

10.

This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

11.

This AAR Agreement shall survive the conveyances of the Assigned Loans as contemplated in this AAR Agreement.

12.

This AAR Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

13.

In the event that any provision of this AAR Agreement conflicts with any provision of the Agreements with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

BANC OF AMERICA MORTGAGE CAPITAL CORPORATION

Assignor

By:

Name:

Title:

BANK OF AMERICA, N.A. Assignee

By:

Name:

Title:

NATIONAL CITY MORTGAGE CO. Servicer

By:

Name:

Title:

Acknowledged by:

E*TRADE BANK

Seller

By:

Name:

Title:

ATTACHMENT 1

ASSIGNED LOAN SCHEDULE

ATTACHMENT 1 - Page 1

ATTACHMENT 2

PURCHASE AGREEMENT AND CUSTODIAL AGREEMENT

*

ATTACHMENT 2- Page 1

EXHIBIT C-3

EXECUTION COPY

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

December 9, 2002

This is an Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) dated as of December 9, 2002, among Bank of America, N.A. (the “Assignor”), Lehman Brothers Bank, FSB (the “Assignee”) and National City Mortgage Co. (the “Company”).

For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree and acknowledge as follows:

Assignment and Assumption

1.

With respect to the mortgage loans listed on Exhibit A hereto (the “Assigned Loans”), purchased by the Assignor from Banc of America Mortgage Capital Corporation (“BAMCC”) pursuant to that certain Assignment, Assumption and Recognition Agreement dated as of February 27, 2002 (the “Original Closing Date”), by and among BAMCC, the Assignor and the Company and acknowledged by E*Trade Bank (f/k/a Telebank) (“E*Trade”), and previously purchased by BAMCC from E*Trade pursuant to that certain Assignment, Assumption and Recognition Agreement (the “E*Trade AAR”) dated as of February 27, 2002, by and among E*Trade, BAMCC and the Company, the Assignor hereby grants, transfers and sells all right, title and interest of the Assignor, in, to and under (a) the Assigned Loans, (b) the E*Trade AAR, (c) that certain Purchase Agreement (the “Purchase Agreement”) dated as of February 1, 2000, by and between the Company and E*Trade, (d) those certain trade confirmations dated as of November 20, 2001, December 6, 2001, January 10, 2002 and February 21, 2002 (collectively, the “Trade Confirmations”), each by and between the Company and E*Trade, (e) that certain Servicing Agreement (the “Servicing Agreement,” and together with the E*Trade AAR, the Purchase Agreement and Trade Confirmations, the “Agreements”) dated as of February 9, 2000, by and between the Company and E*Trade as each relates to the Assigned Loans and only the Assigned Loans.  The Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under any mortgage loans subject to the Purchase Agreement or the Trade Confirmations other than the Assigned Loans.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreements.

2.

Simultaneously with the execution of this AAR Agreement, on December 9, 2002, the Assignee shall pay to the Assignor the purchase price as calculated pursuant to the commitment letter (the “Commitment Letter”) dated as of October 23, 2002, by and between the Assignee and the Assignor.  The Assignee shall pay the purchase price payable under the Commitment Letter by wire transfer of immediately available funds to the account specified by the Assignor. The Assignee shall be entitled to all scheduled payments due on the Assigned Loans after December 1, 2002 (the “Assigned Loans Cut-off Date”), and all unscheduled payments or other proceeds or other recoveries on the Assigned Loans received on and after the Assigned Loans Cut-off Date except as otherwise specified in the Commitment Letter.

Representations, Warranties and Covenants of the Assignor.

3.

The Assignor warrants and represents to, and covenants with, the Assignee that:

(a)

The Assignor has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s articles of association or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject.  The execution, delivery and performance by the Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Assignor.  This AAR Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee, will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.  The execution, delivery and performance by the Assignor of this AAR Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof.  There are no actions, suits or proceedings pending or, to the knowledge of the Assignor, threatened, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this AAR Agreement or (ii) with respect to any other matter that in the judgment of the Assignor will be determined adversely to the Assignor and, if determined adversely to the Assignor, will materially and adversely affect its ability to perform its obligations under this AAR Agreement;

(b)

The Assignor is the lawful owner of the Assigned Loans with the full right to transfer the Assigned Loans and all of its interests, rights and obligations under the Agreements free from any and all claims and encumbrances whatsoever.  Except for the sale to the Assignee, the Assignor has not assigned or pledged any Mortgage Note related to any Assigned Loan or the related Mortgage or any interest or participation therein;

(c)

The Assignor has not satisfied, canceled, or subordinated in whole or in part, or rescinded the Mortgage related to any Assigned Loan, and the Assignor has not released the Mortgaged Property from the lien of the Mortgage related to any Assigned Loan, in whole or in part, nor has the Assignor executed an instrument that would effect any such release, cancellation, subordination, or rescission;

(d)

The Assignor has not taken any action that would serve to impair or encumber the Assignor’s ownership interest in the Assigned Loans since the Original Closing Date;

(e)

The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Agreements or the Assigned Loans;

(f)

The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreements or the Assigned Loans, including without limitation the transfer of the servicing obligations under the Agreements.  The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreements or the Assigned Loans;

(g)

Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans, any interest in the Assigned Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, any interest in the Assigned Loans or any other similar security from, or otherwise approached or negotiated with respect to the Assigned Loans, any interest in the Assigned Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the “Securities Act”) or which would render the disposition of the Assigned Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto; and

(h)

The representations and warranties contained in Exhibit A of the E*Trade AAR, to the extent they relate to matters arising on or after the Original Closing Date, are true and correct as of the date of this AAR Agreement.  For purposes of making the representations and warranties contemplated in the foregoing sentence, each reference in Exhibit A of the E*Trade AAR (i) to the “Assigned Loan Schedule” shall be deemed to be a reference to Exhibit A hereto and (ii) to the “Closing Date” shall be deemed to be a reference to the date of this AAR Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 3 shall survive delivery of the respective Mortgage Files to the Assignee or its designee and shall inure to the benefit of the Assignee and its assigns notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by the Assignor or the Assignee and its assigns of a breach of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties to this AAR Agreement.  It is understood and agreed that the Assignor shall be deemed not to have made the representations and warranties in this Section 3 with respect to, and to the extent of, representations and warranties made, as to the matters covered in this Section 3, by the Company in the Purchase Agreement or E*Trade in the E*Trade AAR.  It is further understood and agreed that the Assignor has made no representations or warranties to the Assignee other than those contained herein, and no other affiliate of the Assignor has made any representations or warranties of any kind to the Assignee.

Repurchase of Assigned Loans.

4.

The Assignor and the Assignee understand and agree that:

(a)

Upon discovery or notice of any breach by the Assignor of any representation, warranty, or covenant under this AAR Agreement that materially and adversely affects the value of any Assigned Loan or the interest of the Assignee therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Assigned Loan or the interest of the Assignee therein if the Assignee incurs a loss as a result of such defect or breach), the Assignee promptly shall request that the Assignor cure such breach and, if the Assignor does not cure such breach in all material respects within ninety (90) days from the date on which it is notified of the breach, the Assignor shall, at the Assignee’s option, repurchase the Assigned Loan in the same manner set forth in Section 6 of the E*Trade AAR.

(b)

In the event the Company has breached a representation or warranty under the Purchase Agreement that is substantially identical to a representation or warranty by the Assignor hereunder, the Assignee shall first proceed against the Company.  If the Company does not within ninety (90) days after notification of the breach, take steps to cure such breach or purchase the Assigned Loan in the same manner as set forth in Section 5.1 of the Purchase Agreement, as amended by Section 6 of the E*Trade AAR, the Assignee shall be entitled to enforce the obligations of the Assignor hereunder to cure such breach or to purchase the Assigned Loan from the Assignee, except to the extent such breach arose prior to the Original Closing Date.  In such event, the Assignor shall succeed to the rights of the Assignee to enforce the obligations of the Company to cure such breach or repurchase such Assigned Loan, under the terms of the Purchase Agreement, with respect to such Assigned Loan.

(c)

In the event the E*Trade has breached a representation or warranty under the E*Trade AAR that is substantially identical to a representation or warranty by the Assignor hereunder, the Assignee shall first proceed against E*Trade.  If E*Trade does not within ninety (90) days after notification of the breach, take steps to cure such breach or purchase the Assigned Loan in the same manner as set forth in Section 6 of the E*Trade AAR, the Assignee shall be entitled to enforce the obligations of the Assignor hereunder to cure such breach or to purchase the Assigned Loan from the Assignee, except to the extent such breach arose prior to the Original Closing Date.  In such event, the Assignor shall succeed to the rights of the Assignee to enforce the obligations of E*Trade to cure such breach or repurchase such Assigned Loan, under the terms of the E*Trade AAR with respect to such Assigned Loan.

(d)

Except as specifically set forth herein, the Assignee shall have no responsibility to enforce any provision of the Purchase Agreement, to oversee compliance thereof, or to take notice of any breach or default thereof.

Representations, Warranties and Covenants of the Assignee.

5.

The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:

(a)

The Assignee agrees to be bound, as Purchaser and Owner, by all of the terms, covenants and conditions of the Agreements solely with respect to the Assigned Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor’s obligations as purchaser and owner thereunder solely with respect to the Assigned Loans;

(b)

The Assignee understands that the Assigned Loans have not been registered under the Securities Act or the securities laws of any state;

(c)

The purchase price being paid by the Assignee for the Assigned Loans is in excess of $250,000.00 and will be paid by cash remittance of the full purchase price within sixty (60) days of the sale;

(d)

The Assignee is acquiring the Assigned Loans for investment for its own account only and not for any other person.  In this connection, neither the Assignee nor any person authorized to act therefor has offered to sell the Assigned Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) Regulation D promulgated under the Securities Act;

(e)

The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Assigned Loans;

(f)

The Assignee has been furnished with all information regarding the Assigned Loans that it has requested from the Assignor or the Company;

(g)

Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans, any interest in the Assigned Loans or any other similar security to, or solicited any offer to buy or accepted a transfer, pledge or other disposition of the Assigned Loans, any interest in the Assigned Loans or any other similar security from, or otherwise approached or negotiated with respect to the Assigned Loans, any interest in the Assigned Loans or any other similar security with, any person in any manner which would constitute a distribution of the Assigned Loans under the Securities Act or which would render the disposition of the Assigned Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Assigned Loans;

(h)

Either (i) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (“Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”), and the Assignee is not directly or indirectly purchasing the Assigned Loans on behalf of, investment manager of, as named fiduciary of, as trustee of, or with assets of, a Plan; or (ii) the Assignee’s purchase of the Assigned Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code; and

(i)

The Assignee’s address for purposes of all notices and correspondence related to the Assigned Loans and the Agreements is:

Lehman Brothers Bank, FSB

745 7th Avenue, 8th Floor

New York, New York  10019

Attention:  Kelly Butler

Telephone:  (212) 526-2964

Fax:  (646) 758-5868

Email:  kbutler@lehman.com

With a copy to:

Aurora Loan Services Inc.

2530 South Parker Road

Suite 601

Aurora, Colorado 80014

Attention:  Jerald Dreyer

The Assignee’s wire transfer instructions for purposes of all remittances and payments related to the Assigned Loans and the Agreements is:

Chase Manhattan Bank

Account # 066-611059

ABA #:  021-000-021

City: New York, New York

Reference:  Attention:  Linda Sherman

Representations and Warranties of the Servicer.

6.

The Company warrants and represents to, and covenants with, the Assignee that:

(a)

The representations and warranties contained in Section 4.2 of the Purchase Agreement and Article X of the Servicing Agreement are deemed to be made as of the date of this AAR Agreement, and all such representations and warranties are true and correct as of the date of this AAR Agreement;

(b)

The Company has serviced the Assigned Loans in accordance with the terms of the Servicing Agreement, provided accurate statements pursuant to Sections 3.02 and 5.01 thereof and otherwise complied with all covenants and obligations thereunder; and

(c)

The Company has taken no action or omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the Assigned Loans.

Accuracy of the Agreements.

7.

The Company and the Assignor represent and warrant to the Assignee that (i) attached hereto as Exhibit B is a true, accurate and complete copy of each of the Agreements and all amendments and modifications, if any, thereto, (ii) the Agreements are in full force and effect on the date hereof, (iii) the Agreements have not been amended or modified in any respect, except as set forth in this AAR Agreement, and (iv) no notice of termination has been given to the Company under the Agreements.

Recognition of Assignee.

8.

From and after the date hereof, the Company shall note the transfer of the Assigned Loans to the Assignee in its books and records, the Company shall recognize the Assignee as the owner of the Assigned Loans and the Company shall service the Assigned Loans for the benefit of the Assignee pursuant to the Agreements, the terms of which are incorporated herein by reference. It is the intention of the Assignor, the Company and the Assignee that the Agreements shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

Governing Law.

9.

This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the parties have caused this AAR Agreement be executed by their duly authorized officers as of the date first above written.

BANK OF AMERICA, N.A.

LEHMAN BROTHERS BANK, FSB

Assignor

Assignee

By:

By:

Name:

Name:

Its:

Its:

NATIONAL CITY MORTGAGE CO.

Company

By:

Name:

Its:

[Signature page for 2002 SAS-AQ]

EXHIBIT A

ASSIGNED LOAN SCHEDULE

EXHIBIT A – Page 1

EXHIBIT B

EXECUTION COPIES OF E*TRADE AAR, PURCHASE AGREEMENT,

TRADE CONFIRMATIONS AND SERVICING AGREEMENT

EXHIBIT B – Page 1

EXHIBIT D-1

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This is an Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) made as of June 20, 2002, among E*TRADE Bank (f/k/a Telebank) (the “Assignor”), Banc of America Mortgage Capital Corporation (the “Assignee”) and National City Mortgage Co. (the “Company”).

In consideration of the mutual promises contained herein, the parties hereto agree that the conventional, fixed rate residential mortgage loans (the “Assigned Loans”) listed on Attachment 1 hereto (the “Assigned Loan Schedule”), purchased by Assignor from the Company, pursuant to the Purchase Agreement between Company and Assignor dated as of February 1, 2000, and certain trade confirmations dated November 20, 2001, December 6, 2001, January 10, 2002 and February 21, 2002 (collectively, the “Purchase Agreement”) shall be assigned to Assignee in accordance with the terms of this AAR Agreement, together with all of Assignor’s right, title and interest in, to and under the Purchase Agreement and the Servicing Agreement dated as of February 9, 2000 between the Assignor and the Company (the “Servicing Agreement” and together with the Purchase Agreement, the “Agreements”), in each case as they relate to the Assigned Loans.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

Assignment and Assumption

1.

Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in the Assigned Loans and, as they relate to the Assigned Loans, all of its right, title and interest in, to and under the Agreements.  Assignor specifically reserves and does not assign to Assignee any right, title and interest in, to or under any mortgage loans subject to the Purchase Agreement other than the Assigned Loans.

2.

Simultaneously with the execution of this AAR Agreement, on June 20, 2002 (the “Closing Date”), Assignee shall pay to Assignor the “Purchase Price” as set forth in the commitment letter dated as of May 15, 2002 between Assignee and Assignor. Assignee shall pay the Purchase Price payable under the commitment letter by wire transfer of immediately available funds to the account specified by Assignor. Assignee shall be entitled to all scheduled payments due on the Assigned Loans after June 1, 2002 (the “Cut-off Date”) and all unscheduled payments or other proceeds or other recoveries on the Assigned Loans received on and after the Cut-off Date.

Representations, Warranties and Covenants

3.

Assignor warrants and represents to Assignee as of the date hereof:

(a)

Attached hereto as Attachment 2 are true and accurate copies of the Agreements, and each Agreement is in full force and effect as of the date hereof and its provisions have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)

Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Agreements as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignor’s interests, rights and obligations under the Agreements as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

(c)

Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the Agreements;

(d)

Assignor has not waived or agreed to any amendment or other modification of, the Agreements.  Assignor has no knowledge of, and has not received notice of, any waivers under or any amendments or other modifications of, or assignment of rights or obligations under, the Agreements;

(e)

Assignor is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

(f)

Assignor has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Assignor.  This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(g)

No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby. Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans, or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans, with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto;

(h)

There is no action, suit, proceeding, investigation or litigation pending or, to Assignor’s knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would adversely affect Assignor’s execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignor’s ability to perform its obligation under this AAR Agreement;

(i)

Assignor has received from Company, and has delivered to Assignee, all documents required to be delivered to Assignor by Company prior to the date hereof pursuant to the Purchase Agreement with respect to the Assigned Loans and has not received, and has not requested from Company, any additional documents;

(j)

No event has occurred from the date on which the Assigned Loans were purchased by Assignor from Company to the date hereof which would render the representations and warranties as to the related Assigned Loans made by Company in the Purchase Agreement untrue in any material respect if such representations and warranties were made on the date hereof;

(k)

As of the date hereof, Assignor hereby makes the representations and warranties set forth on Exhibit A with respect to the Assigned Loans; and

(l)

As of the date hereof, Assignor has delivered to the Assignee all Mortgage Loan Funding Documents received by the Assignor from the Company with respect to the Assigned Loans.

4.

Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

(a)

Assignee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

(b)

Assignee has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s articles of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)

No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(d)

There is no action, suit, proceeding, investigation or litigation pending or, to Assignee’s knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignee, would adversely affect Assignee’s execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignee’s ability to perform its obligation under this AAR Agreement;

(e)

Assignee agrees to be bound as “Purchaser” and “Owner” by all of the terms, covenants and conditions of the Agreements solely with respect to the Assigned Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor and Company all of Assignor’s obligations as “Purchaser” and “Owner” thereunder, solely with respect to such Assigned Loans; provided, however, that the Assignee shall have no obligation to purchase mortgage loans thereunder;

(f)

Assignee understands that the Assigned Loans have not been registered under the Securities Act of 1934 (the “Securities Act”) or the securities laws of any state.  Assignee is acquiring the Assigned Loans for investment for its own account or transfer to an affiliate only and not with a view to or for sale or other transfer in connection with any distribution of the Assigned Loans in any manner that would violate the Securities Act or any applicable state securities law.  Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Assigned Loans.  Assignee has been furnished with all information regarding the Assigned Loans that it has requested from Assignor and/or Company; and

(g)

Assignee is either (i) not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986 (the “Code”)(a “Plan”) and not a Person acting, directly or indirectly, on behalf of or investing with “plan assets” of any such Plan or (ii) an employee benefit plan that is subject to ERISA and the assignment contemplated herein does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

5.

Company warrants and represents to, and covenants with, Assignor and Assignee as of the date hereof:

(a)

Attached hereto as Attachment 2 are true and accurate copies of the Agreements, and each Agreement is in full force and effect as of the date hereof and its provisions have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)

Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Agreements;

(c)

Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s articles of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject.  The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Company. This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(e)

The representations and warranties in Section 4.2 of the Purchase Agreement and Article X of the Servicing Agreement are true and correct as of the date hereof; and

(f)

Pursuant to Section 6.1 of the Purchase Agreement, Company is responsible for the recording and assignment fees of the Assigned Loans.

Remedies for Breach of Assignor’s Representations and Warranties; Indemnification

6.

It is hereby understood and agreed that the representations and warranties of Assignor contained herein shall survive the delivery of the Assigned Loans by Assignor to Assignee and any subsequent delivery thereof by Assignee to a subsequent assignee (a “Subsequent Assignee”).  Upon discovery by either Assignor or Assignee of a breach of any such representations and warranties which materially and adversely affects Assignee’s or a Subsequent Assignee’s interest in any Assigned Loan, the party discovering such breach shall give prompt written notice to the other. Within sixty (60) days of the earlier of notice or discovery of any breach of a representation or warranty set forth in this AAR Agreement which materially and adversely affects Assignee’s or a Subsequent Assignee’s interest in any Assigned Loan, Assignor shall cure such breach in all material respects or shall, at the Assignee’s or Subsequent Assignee’s option, repurchase such Assigned Loan. Any repurchase shall be for an amount equal to the sum of (i) the unpaid principal balance of such Assigned Loan at the time of repurchase after deduction of all principal received by Assignee or the Subsequent Assignee thereon, plus (ii) interest on such unpaid principal balance at the applicable mortgage interest rate from the date to which interest has last been paid by the Mortgagor to the date of repurchase (the “Repurchase Price”). Any such repurchase shall be accomplished by Assignor by wire transfer in the account designated by Assignee or Subsequent Assignee, as applicable, of the Repurchase Price in immediately available funds.  Within ten (10) business days of Assignor’s deposit of the Repurchase Price, Assignee or Subsequent Assignee, as applicable, or its designee shall endorse the applicable Mortgage Notes and assign the applicable Mortgages to Assignor and promptly deliver such instruments, together with all related mortgage loan documents, to Assignor.

7.

Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this AAR Agreement or the breach of any covenant or condition contained herein.

Subsequent Transfers

8.

(a)

Assignor, Assignee and Company agree that Assignee (or its successors and assigns), at its sole option, may transfer some or all of the Assigned Loans to a third party in connection with a whole loan transfer or to a trust or other entity in connection with a publicly issued or privately placed mortgage-backed securities transaction (any such transaction, a "Reconstitution Transaction"), in each case retaining Company as the servicer thereof or subservicer if a master servicer is employed, or as applicable the "seller/servicer." On the closing date for a Reconstitution Transaction, the related Assigned Loans may cease to be serviced by Company pursuant to the Servicing Agreement and this AAR Agreement and may be serviced under a pooling and servicing agreement or other servicing agreement, which agreement shall not be materially more burdensome to Company or materially and adversely alter the Company’s rights under the Agreements; provided, however, that with respect to any Assigned Loan not included in the Reconstitution Transaction, Company shall continue to service such Assigned Loans on behalf of Assignee (or its successors and assigns) in accordance with the terms and provisions of the Servicing Agreement and this AAR Agreement.

(b)

Assignor and Company shall cooperate with Assignee (or its successors and assigns) as specified in this Section 8 in connection with each Reconstitution Transaction.  In connection therewith, each of Company and Assignor shall provide the Assignee (or its successors and assigns) with such information concerning the Assignor or the Company as is reasonably necessary for inclusion in a prospectus or other offering document and appropriate verification of such information in its possession or control and shall cooperate with Assignee (or its successors and assigns) with respect to all reasonable due diligence requests.  The Assignee (or it successors and assigns) shall pay all third party costs associated with providing such information and cooperation with due diligence.  The Assignor and Company acknowledge that a Reconstitution Transaction may require disclosure of certain information regarding the underwriting  of the Assigned Loans, the Company's delinquency and loss history with respect to its servicing portfolio, and related matters, and Assignor and Company agree to provide such information and to indemnify the Assignee (and its successors and assigns) for any losses, claims, damages or expenses incurred relating to any untrue statement of material fact provided in writing by the Assignor or Company (the “Seller/Servicer Information”) and included in an offering or other disclosure document in connection with the Reconstitution Transaction.  Assignee agrees to indemnify Assignor and Company (and their respective successors and assigns) for any losses, claims, damages or expenses incurred relating to any untrue statement of material fact included in an offering or other disclosure document in connection with the Reconstitution Transaction, other than such statement contained in the Seller/Servicer Information.

(c)

In connection with any Reconstitution Transaction, Company shall make representations and warranties (1) that Company has serviced the related Assigned Loans in accordance with the terms of the Servicing Agreement and otherwise complied with all covenants and obligations thereunder, (2) that Company has taken no action nor omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the related Assigned Loans, and (3) regarding the accuracy of the information provided to Assignee (or its successors and assigns) by Company on or before the closing date of the applicable Reconstitution Transaction.

(d)

Notwithstanding any provision herein to the contrary, Assignee shall have the right to assign, in whole or in part, its interest under the Agreements with respect to some or all of the Assigned Loans, and designate any person to exercise any rights of Assignee hereunder, by executing an Assignment, Assumption and Recognition Agreement substantially in the form of this Agreement, and the assignee or designee shall accede to the rights and obligations of Assignee under the Agreements with respect to such Assigned Loans.  All reference to Assignee in this AAR Agreement shall  be deemed to include its assignee or designee.

9.

With respect to the Assigned Loans, Company and Assignor hereby amend the Purchase Agreement as follows:

(a)

Section 3.1(e)(ii) of the Purchase Agreement is hereby deleted.

(b)

Section 4.1(cc) of the Purchase Agreement is hereby modified by deleting the phrase “or is a correspondent approved by National City Mortgage Co.”

(c)

The repurchase price for any repurchases of Assigned Loans under Section 5.1 of the Purchase Agreement shall be equal to the Repurchase Price set forth in Section 6 above.

Modification of  Agreements

10.

Neither Company not Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Agreements which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee (or its successors and assigns).

Delivery of Mortgage Loan Funding Documents and Underwriting Guidelines.

11.

At least five (5) business days prior to the Closing Date, Assignor shall deliver to Wachovia Bank, National Association (the “Custodian”) pursuant to Assignee’s instructions all Mortgage Loan Funding Documents received by the Assignor from the Company with respect to the Assigned Loans.  Assignee shall have the right to reject prior to the Closing Date any Assigned Loan to the extent complete Mortgage Loan Funding Documents for such Assigned Loan have not been delivered to the Custodian (other than trailing original documents in the case of original Mortgages or intervening Assignments of Mortgage sent for recording on the original title policy to the extent a copy thereof or a title commitment with respect thereto has been delivered).

12.

Prior to the Closing Date, Assignor and Company shall provide to Assignee a copy of the underwriting guidelines relating to the Assigned Loans.

Wire Instructions

13.

Remittances and reports relating to the Assigned Loans shall be made to Bank of America, N.A., as assignee to the Assignee, pursuant to the instructions set forth in the Assignment, Assumption and Recognition Agreement dated as of the date hereof among Company, Assignor, Assignee and Bank of America, N.A.

Miscellaneous

14.

All demands, notices and communications related to the Assigned Loans, the Agreements and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

In the case of Company,

National City Mortgage Corporation

3232 Newmark Drive

Miamisburg, Ohio 45342

Attention:  Sheila Hansford

Telecopier No.:  (937) 910-4137

In the case of Assignee,

Banc of America Mortgage Capital Corporation

Bank of America Corporate Center

NC1-007-11-07

100 North Tryon Street

Charlotte, North Carolina  28255

Attention:  Managing Director

In the case of Assignor,

E*TRADE Bank

Ballston Tower

671 North Glebe Drive

Arlington, Virginia 22203

Attention:

Rick Pishalski, Vice President,

E*TRADE Global Asset Management, Inc.

15.

Each party will pay any commissions it has incurred and the reasonable fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

16.

This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

17.

No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

18.

This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto.  Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

19.

This AAR Agreement shall survive the conveyances of the Assigned Loans as contemplated in this AAR Agreement.

20.

This AAR Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

21.

In the event that any provision of this AAR Agreement conflicts with any provision of the Agreements with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

E*TRADE BANK

Assignor

By:

Name:

Title:

BANC OF AMERICA MORTGAGE

CAPITAL CORPORATION

Assignee

By:

Name:

Title:

NATIONAL CITY MORTGAGE CO.

Company

By:

Name:

Title:

ATTACHMENT 1

ASSIGNED LOAN SCHEDULE

ATTACHMENT 2

PURCHASE AGREEMENT AND SERVICING AGREEMENT

EXHIBIT A

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF ASSIGNOR

In addition to the representations and warranties made in the AAR Agreement, Assignor hereby makes the following representations and warranties with respect to the Assigned Loans as of the Closing Date:

1.

The Mortgagor has not notified the Assignor, and the Assignor has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers’ and Sailors’ Civil Relief Act of 1940;

2.

The information set forth in the Assigned Loan Schedule and the information contained on the related electronic data file delivered to the Assignee is complete, true and correct in all material respects;

3.

All payments required to be made up to the related Closing Date for the Assigned Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Assigned Loan has been 30 or more days delinquent;

4.

The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located; the Mortgage Note for each Assigned Loan has been duly endorsed in blank in a manner acceptable to FNMA and FHLMC and is effective to transfer ownership in the Mortgage Note under applicable state law;

5.

The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Assigned Loan or the use for which the premises were intended;

6.

Each Assigned Loan is a conventional, fixed rate mortgage loan;

7.

No Assigned Loan is subject to a lender-paid mortgage insurance policy; and

8.

Each Assigned Loan is a “qualified mortgage” within Section 860G(a)(3)  of the Internal Revenue Code of 1986, as amended.

EXHIBIT D-2

June 2002 BAMCC Assignment Agreement

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This is an Assignment, Assumption and Recognition Agreement (this "AAR Agreement") made as of June 20, 2002, among Banc of America Mortgage Capital Corporation (the "Assignor"), Bank of America, N.A. (the "Assignee") and National City Mortgage Co. (the "Servicer") and acknowledged by E*TRADE Bank (f/k/a Telebank) (the "Seller").

For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree and acknowledge that the conventional, fixed rate residential mortgage loans (the "Assigned Loans") listed on Attachment I hereto (the "Assigned Loan Schedule"), purchased by Assignor from the Seller on the date hereof, pursuant to the Assignment, Assumption and Recognition Agreement (the "Purchase Agreement") among Seller, Assignor and Servicer dated as of the date hereof shall be assigned to Assignee in accordance with the terms of this AAR Agreement, together with all of Assignor's right, title and interest in, to and under the Purchase Agreement and the Custodial Agreement (the "Custodial Agreement" and together with the Purchase Agreement, the "Agreements"), dated as of June 1, 2002, among Assignor, Seller and Wachovia Bank, National Association (the "Custodian"), in each case as they relate to the Assigned Loans. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

Assignment and Assumption

1.

Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in the Assigned Loans and, as they relate to the Assigned Loans, all of its right, title and interest in, to and under the Agreements.

2.

Assignee shall be entitled to all scheduled payments due on the Assigned Loans after June 1, 2002 (the "Cut-off Date") and all unscheduled payments or other proceeds or other recoveries on the Assigned Loans received on and after the Cut-off Date.

Representations, Warranties and Covenants

3.

Assignor warrants and represents to Assignee as of the date hereof:

(a)

Each Agreement is in full force and effect as of the date hereof and its provisions have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)

Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Agreements as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignor's interests, rights and obligations under the Agreements as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

(c)

Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to Seller or Servicer with respect to the Assigned Loans or the Agreements;

(d)

Assignor has not waived or agreed to any amendment or other modification of, the Agreements. Assignor has no knowledge of, and has not received notice of, any waivers under or any amendments or other modifications of, or assignment of rights or obligations under, the Agreements; and

(e)

Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans, or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans, with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the "1933 Act") or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto.

4.

Pursuant to Section 8(d) of the Purchase Agreement, Assignee warrants and represents to, and covenants with, Assignor, Seller and Servicer as of the date hereof

(a)

Assignee agrees to be bound as "Purchaser" and "Owner" by all of the terms, covenants and conditions of the Agreements solely with respect to the Assigned Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor, Seller and Servicer all of Assignor's obligations as "Purchaser" and "Owner" thereunder, solely with respect to such Assigned Loans; provided, however, that the Assignee shall have no obligation to purchase mortgage loans thereunder;

(b)

Assignee understands that the Assigned Loans have not been registered under the Securities Act or the securities laws of any state;

(c)

The purchase price being paid by Assignee for the Assigned Loans is in excess of $250,000.00 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

(d)

Assignee is acquiring the Assigned Loans for investment for its own account only and not for any other person. In this connection, neither Assignee nor any person authorized to act therefor has offered to sell the Assigned Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) Regulation D promulgated under the Securities Act;

(e)

Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Assigned Loans;

(f)

Assignee has been furnished with all information regarding the Assigned Loans that it has requested from Assignor and Seller;

(g)

Neither Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans, any interest in the Assigned Loans or any other similar security to, or solicited any offer to buy or accepted a transfer, pledge or other disposition of the Assigned Loans, any interest in the Assigned Loans or any other similar security from, or otherwise approached or negotiated with respect to the Assigned Loans, any interest in the Assigned Loans or any other similar security with, any person in any manner which would constitute a distribution of the Assigned Loans under the Securities Act or which would render the disposition of the Assigned Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Assigned Loans;

(h)

Assignee is either (i) not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986 (the "Code")(a "Plan") and not a Person acting, directly or indirectly, on behalf of or investing with "plan assets" of any such Plan or (ii) an employee benefit plan that is subject to ERISA and the assignment contemplated herein does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code; and

(i)

The Assignee's address for purposes of all notices and correspondence related to the Assigned Loans and the Agreements is:

Bank of America, N.A.
c/o Bank of America Mortgage
Master Servicing Department
101 E. Main Street, Suite 400
Louisville, Kentucky 40202
Attention: Kara Haeussner
Telephone: (502) 566-5478
Fax: (502) 566-7151
Email: kara.haeussner@bankofamerica.com

The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Assigned Loans and the Purchase Agreement is:

For the account of Bank of America, N.A.
ABA#: 053000196
A/C#: 000682260734
A/C Name: Bank of America ITF Clearing for SBO
                  Investors and Various Mortgagors
Taxpayer ID#: 94-1687665

Accuracy of the Agreements

5.

Servicer and Assignor represent and warrant to the Assignee that (i) attached hereto as Attachment 2 is a true, accurate and complete copy of each of the Agreements and all amendments and modifications, if any, (ii) the Agreements have not been amended or modified in any respect, except as set forth in this AAR Agreement, and (iii) no notice of termination has been given to Servicer or Assignor under the Agreements. Servicer represents and warrants that through the date hereof Servicer has serviced the Assigned Loans in accordance with the terms of the Purchase Agreement.

Recognition of the Assignee

6.

From and after the date hereof, Seller and Servicer shall each note the transfer of the Assigned Loans to the Assignee in its books and records; Seller and Servicer shall recognize the Assignee as the owner of the Assigned Loans, and Servicer shall service the Assigned Loans for the benefit of the Assignee pursuant to the Purchase Agreement, the terms of which are incorporated herein by reference. It is the intention of Assignor, Seller, Servicer and the Assignee that the Purchase Agreement shall be binding upon and inure to the benefit of Seller, Servicer and the Assignee and their respective successors and assigns.

Miscellaneous

7.

Each party will pay any commissions it has incurred and the reasonable fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

8.

This AAR Agreement shall be construed in accordance with the laws off the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

9.

No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

10.

This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

11.

This AAR Agreement shall survive the conveyances of the Assigned Loans as contemplated in this AAR Agreement.

12.

This AAR Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

13.

In the event that any provision of this AAR Agreement conflicts with any provision of the Agreements with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

[SIGNATURES ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

BANC OF AMERICA MORTGAGE
CAPITAL CORPORATION
Assignor

By:

Name:

Title:

BANK OF AMERICA, N.A.
Assignee

By:

Name:

Title:

NATIONAL CITY MORTGAGE CO.
Servicer

By:

Name:

Title:

Acknowledged by:  E*TRADE BANK
                                Seller

By:

Name:

Title:

ATTACHMENT 1
ASSIGNED LOAN SCHEDULE

ATTACHMENT 2

PURCHASE AGREEMENT AND CUSTODIAL AGREEMENT

EXHIBIT D-3

EXECUTION COPY

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

December 11, 2002

This is an Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) dated as of December 11, 2002, among Bank of America, N.A. (the “Assignor”), Lehman Brothers Bank, FSB (the “Assignee”) and National City Mortgage Co. (the “Company”).

For and in consideration of the sum of one dollar ($1.00) and other valuable consideration the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree and acknowledge as follows:

Assignment and Assumption

1.

With respect to the mortgage loans listed on Exhibit A hereto (the “Assigned Loans”), purchased by the Assignor from Banc of America Mortgage Capital Corporation (“BAMCC”) pursuant to that certain Assignment, Assumption and Recognition Agreement dated as of June 20, 2002 (the “Original Closing Date”), by and among BAMCC, the Assignor, and the Company and acknowledged by E*Trade Bank (f/k/a Telebank) (“E*Trade”), and previously purchased by BAMCC from E*Trade pursuant to that certain Assignment, Assumption and Recognition Agreement (the “E*Trade AAR”) dated as of June 20, 2002, by and among E*Trade, BAMCC and the Company, the Assignor hereby grants, transfers and sells all right, title and interest of the Assignor, in, to and under (a) the Assigned Loans, (b) the E*Trade AAR, (c) that certain Purchase Agreement (the “Purchase Agreement”) dated as of February 1, 2000, by and between the Company and E*Trade, (d) those certain trade confirmations dated as of November 20, 2001, December 6, 2001, January 10, 2002 and February 21, 2002 (collectively, the “Trade Confirmations”), each by and between the Company and E*Trade, (e) that certain Servicing Agreement (the “Servicing Agreement,” and together with the E*Trade AAR, the Purchase Agreement and the Trade Confirmations, the “Agreements”) dated as of February 9, 2000, by and between the Company and E*Trade, as each relates to the Assigned Loans and only the Assigned Loans.  The Assignor specifically reserves and does not assign to the Assignee any right, title and interest in, to or under any mortgage loans subject to the Purchase Agreement or the Trade Confirmations other than the Assigned Loans.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Agreements.

2.

Simultaneously with the execution of this AAR Agreement, on December 11, 2002, the Assignee shall pay to the Assignor the purchase price as calculated pursuant to the commitment letter (the “Commitment Letter”) dated as of October 23, 2002, by and between the Assignee and the Assignor.  The Assignee shall pay the purchase price payable under the Commitment Letter by wire transfer of immediately available funds to the account specified by the Assignor. The Assignee shall be entitled to all scheduled payments due on the Assigned Loans after December 1, 2002 (the “Assigned Loans Cut-off Date”), and all unscheduled payments or other proceeds or other recoveries on the Assigned Loans received on and after the Assigned Loans Cut-off Date except as otherwise specified in the Commitment Letter.

Representations, Warranties and Covenants of the Assignor.

3.

The Assignor warrants and represents to, and covenants with, the Assignee that:

(a)

The Assignor has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of the Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Assignor’s articles of association or by-laws or any legal restriction, or any material agreement or instrument to which the Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Assignor or its property is subject.  The execution, delivery and performance by the Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of the Assignor.  This AAR Agreement has been duly executed and delivered by the Assignor and, upon the due authorization, execution and delivery by the Assignee, will constitute the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law.  The execution, delivery and performance by the Assignor of this AAR Agreement and the consummation of the transactions contemplated hereby do not require the consent or approval of, the giving of notice to, the registration with, or the taking of any other action in respect of, any state, federal or other governmental authority or agency, except such as has been obtained, given, effected or taken prior to the date hereof.  There are no actions, suits or proceedings pending or, to the knowledge of the Assignor, threatened, before or by any court, administrative agency, arbitrator or governmental body (i) with respect to any of the transactions contemplated by this AAR Agreement or (ii) with respect to any other matter that in the judgment of the Assignor will be determined adversely to the Assignor and, if determined adversely to the Assignor, will materially and adversely affect its ability to perform its obligations under this AAR Agreement;

(b)

The Assignor is the lawful owner of the Assigned Loans with the full right to transfer the Assigned Loans and all of its interests, rights and obligations under the Agreements free from any and all claims and encumbrances whatsoever.  Except for the sale to the Assignee, the Assignor has not assigned or pledged any Mortgage Note related to any Assigned Loan or the related Mortgage or any interest or participation therein;

(c)

The Assignor has not satisfied, canceled, or subordinated in whole or in part, or rescinded the Mortgage related to any Assigned Loan, and the Assignor has not released the Mortgaged Property from the lien of the Mortgage related to any Assigned Loan, in whole or in part, nor has the Assignor executed an instrument that would effect any such release, cancellation, subordination, or rescission;

(d)

The Assignor has not taken any action that would serve to impair or encumber the Assignor’s ownership interest in the Assigned Loans since the Original Closing Date;

(e)

The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Agreements or the Assigned Loans;

(f)

The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Agreements or the Assigned Loans, including without limitation the transfer of the servicing obligations under the Agreements.  The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Agreements or the Assigned Loans;

(g)

Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans, any interest in the Assigned Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, any interest in the Assigned Loans or any other similar security from, or otherwise approached or negotiated with respect to the Assigned Loans, any interest in the Assigned Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the “Securities Act”) or which would render the disposition of the Assigned Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto; and

(h)

The representations and warranties contained in Exhibit A of the E*Trade AAR, to the extent they relate to matters arising on or after the Original Closing Date, are true and correct as of the date of this AAR Agreement.  For purposes of making the representations and warranties contemplated in the foregoing sentence, each reference in Exhibit A of the E*Trade AAR (i) to the “Assigned Loan Schedule” shall be deemed to be a reference to Exhibit A hereto and (ii) to the “Closing Date” shall be deemed to be a reference to the date of this AAR Agreement.

It is understood and agreed that the representations and warranties set forth in this Section 3 shall survive delivery of the respective Mortgage Files to the Assignee or its designee and shall inure to the benefit of the Assignee and its assigns notwithstanding any restrictive or qualified endorsement or assignment. Upon the discovery by the Assignor or the Assignee and its assigns of a breach of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the other parties to this AAR Agreement.  It is understood and agreed that the Assignor shall be deemed not to have made the representations and warranties in this Section 3 with respect to, and to the extent of, representations and warranties made, as to the matters covered in this Section 3, by the Company in the Purchase Agreement or E*Trade in the E*Trade AAR.  It is further understood and agreed that the Assignor has made no representations or warranties to the Assignee other than those contained herein, and no other affiliate of the Assignor has made any representations or warranties of any kind to the Assignee.

Repurchase of Assigned Loans.

4.

The Assignor and the Assignee understand and agree that:

(a)

Upon discovery or notice of any breach by the Assignor of any representation, warranty, or covenant under this AAR Agreement that materially and adversely affects the value of any Assigned Loan or the interest of the Assignee therein (it being understood that any such defect or breach shall be deemed to have materially and adversely affected the value of the related Assigned Loan or the interest of the Assignee therein if the Assignee incurs a loss as a result of such defect or breach), the Assignee promptly shall request that the Assignor cure such breach and, if the Assignor does not cure such breach in all material respects within ninety (90) days from the date on which it is notified of the breach, the Assignor shall, at the Assignee’s option, repurchase the Assigned Loan in the same manner set forth in Section 6 of the E*Trade AAR.

(b)

In the event the Company has breached a representation or warranty under the Purchase Agreement that is substantially identical to a representation or warranty by the Assignor hereunder, the Assignee first shall proceed against the Company.  If the Company does not within ninety (90) days after notification of the breach, take steps to cure such breach or purchase the Assigned Loan in the same manner as set forth in Section 5.1 of the Purchase Agreement, as amended by Section 6 of the E*Trade AAR, the Assignee shall be entitled to enforce the obligations of the Assignor hereunder to cure such breach or to purchase the Assigned Loan from the Assignee, except to the extent such breach arose prior to the Original Closing Date.  In such event, the Assignor shall succeed to the rights of the Assignee to enforce the obligations of the Company to cure such breach or repurchase such Assigned Loan, under the terms of the Purchase Agreement, with respect to such Assigned Loan.

(c)

In the event the E*Trade has breached a representation or warranty under the E*Trade AAR that is substantially identical to a representation or warranty by the Assignor hereunder, the Assignee shall first proceed against E*Trade.  If E*Trade does not within ninety (90) days after notification of the breach, take steps to cure such breach or purchase the Assigned Loan in the same manner as set forth in Section 6 of the E*Trade AAR, the Assignee shall be entitled to enforce the obligations of the Assignor hereunder to cure such breach or to purchase the Assigned Loan from the Assignee, except to the extent such breach arose prior to the Original Closing Date.  In such event, the Assignor shall succeed to the rights of the Assignee to enforce the obligations of E*Trade to cure such breach or repurchase such Assigned Loan, under the terms of the E*Trade AAR with respect to such Assigned Loan.

(d)

Except as specifically set forth herein, the Assignee shall have no responsibility to enforce any provision of the Purchase Agreement, to oversee compliance thereof, or to take notice of any breach or default thereof.

Representations, Warranties and Covenants of the Assignee.

5.

The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:

(a)

The Assignee agrees to be bound, as Purchaser and Owner, by all of the terms, covenants and conditions of the Agreements solely with respect to the Assigned Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor’s obligations as purchaser and owner thereunder solely with respect to the Assigned Loans;

(b)

The Assignee understands that the Assigned Loans have not been registered under the Securities Act or the securities laws of any state;

(c)

The purchase price being paid by the Assignee for the Assigned Loans is in excess of $250,000.00 and will be paid by cash remittance of the full purchase price within sixty (60) days of the sale;

(d)

The Assignee is acquiring the Assigned Loans for investment for its own account only and not for any other person.  In this connection, neither the Assignee nor any person authorized to act therefor has offered to sell the Assigned Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) Regulation D promulgated under the Securities Act;

(e)

The Assignee considers itself a substantial sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Assigned Loans;

(f)

The Assignee has been furnished with all information regarding the Assigned Loans that it has requested from the Assignor or the Company;

(g)

Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans, any interest in the Assigned Loans or any other similar security to, or solicited any offer to buy or accepted a transfer, pledge or other disposition of the Assigned Loans, any interest in the Assigned Loans or any other similar security from, or otherwise approached or negotiated with respect to the Assigned Loans, any interest in the Assigned Loans or any other similar security with, any person in any manner which would constitute a distribution of the Assigned Loans under the Securities Act or which would render the disposition of the Assigned Loans a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Assigned Loans;

(h)

Either (i) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (“Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”), and the Assignee is not directly or indirectly purchasing the Assigned Loans on behalf of, investment manager of, as named fiduciary of, as trustee of, or with assets of, a Plan; or (ii) the Assignee’s purchase of the Assigned Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code; and

(i)

The Assignee’s address for purposes of all notices and correspondence related to the Assigned Loans and the Agreements is:

Lehman Brothers Bank, FSB

745 7th Avenue, 8th Floor

New York, New York  10019

Attention:  Kelly Butler

Telephone:  (212) 526-2964

Fax:  (646) 758-5868

Email:  kbutler@lehman.com

With a copy to:

Aurora Loan Services Inc.

2530 South Parker Road

Suite 601

Aurora, Colorado 80014

Attention:  Jerald Dreyer

The Assignee’s wire transfer instructions for purposes of all remittances and payments related to the Assigned Loans and the Agreements is:

Chase Manhattan Bank

Account # 066-611059

ABA #:  021-000-021

City: New York, New York

Reference:  Attention:  Linda Sherman

Representations and Warranties of the Servicer.

6.

The Company warrants and represents to, and covenants with, the Assignee that:

(a)

The representations and warranties contained in Section 4.2 of the Purchase Agreement and Article X of the Servicing Agreement are deemed to be made as of the date of this AAR Agreement, and all such representations and warranties are true and correct as of the date of this AAR Agreement;

(b)

The Company has serviced the Assigned Loans in accordance with the terms of the Servicing Agreement, provided accurate statements pursuant to Sections 3.02 and 5.01 thereof and otherwise complied with all covenants and obligations thereunder; and

(c)

The Company has taken no action or omitted to take any required action the omission of which would have the effect of impairing any mortgage insurance or guarantee on the Assigned Loans.

Accuracy of the Agreements.

7.

The Company and the Assignor represent and warrant to the Assignee that (i) attached hereto as Exhibit B is a true, accurate and complete copy of each of the Agreements and all amendments and modifications, if any, thereto, (ii) the Agreements are in full force and effect on the date hereof, (iii) the Agreements have not been amended or modified in any respect, except as set forth in this AAR Agreement, and (iv) no notice of termination has been given to the Company under the Agreements.

Recognition of Assignee.

8.

From and after the date hereof, the Company shall note the transfer of the Assigned Loans to the Assignee in its books and records, the Company shall recognize the Assignee as the owner of the Assigned Loans and the Company shall service the Assigned Loans for the benefit of the Assignee pursuant to the Agreements, the terms of which are incorporated herein by reference. It is the intention of the Assignor, the Company and the Assignee that the Agreements shall be binding upon and inure to the benefit of the Company and the Assignee and their respective successors and assigns.

Governing Law.

9.

This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

[Signatures on the Following Page]

IN WITNESS WHEREOF, the parties have caused this AAR Agreement be executed by their duly authorized officers as of the date first above written.

BANK OF AMERICA, N.A.

LEHMAN BROTHERS BANK, FSB

Assignor

Assignee

By:

By:

Name:

Name:

Its:

Its:

NATIONAL CITY MORTGAGE CO.

Company

By:

Name:

Its:

EXHIBIT A

ASSIGNED LOAN SCHEDULE

EXHIBIT A – Page 1

EXHIBIT B

EXECUTION COPIES OF E*TRADE AAR, PURCHASE AGREEMENT,

TRADE CONFIRMATIONS AND SERVICING AGREEMENT

ATTACHMENT 2 – Page 2

EXHIBIT E

ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

This is an Assignment, Assumption and Recognition Agreement (this “AAR Agreement”) made as of December 12, 2002, among E*TRADE Bank (f/k/a Telebank) (the “Assignor”), Lehman Brothers Bank, FSB (the “Assignee”) and National City Mortgage Co. (the “Company”).

In consideration of the mutual promises contained herein, the parties hereto agree that the conventional, fixed rate residential mortgage loans (the “Assigned Loans”) listed on Attachment 1 hereto (the “Assigned Loan Schedule”), purchased by Assignor from the Company, pursuant to the Purchase Agreement between Company and Assignor dated as of February 1, 2000, and certain trade confirmations dated June 1, 2001, October 11, 2001, January 10, 2002, January 16, 2002, February 21, 2002, May 14, 2002 and June 4, 2002 (collectively, the “Purchase Agreement”) shall be assigned to Assignee in accordance with the terms of this AAR Agreement, together with all of Assignor’s right, title and interest in, to and under the Purchase Agreement and the Servicing Agreement dated as of February 9, 2000 between the Assignor and the Company (the “Servicing Agreement” and together with the Purchase Agreement, the “Agreements”), in each case as they relate to the Assigned Loans.  Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Purchase Agreement.

Assignment, Assumption and Recognition

1.

Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor in the Assigned Loans and, as they relate to the Assigned Loans, all of its right, title and interest in, to and under the Agreements.  Assignor specifically reserves and does not assign to Assignee any right, title and interest in, to or under any mortgage loans subject to the Purchase Agreement other than the Assigned Loans.

2.

Simultaneously with the execution of this AAR Agreement, on December 12, 2002 (the “Closing Date”), Assignee shall pay to Assignor the “Purchase Price” as set forth in the commitment letter dated as of November 7, 2002 between Assignee and Assignor. Assignee shall pay the Purchase Price payable under the commitment letter by wire transfer of immediately available funds to the account specified by Assignor. Assignee shall be entitled to all scheduled payments due on the Assigned Loans after December 1, 2002 (the “Cut-off Date”) and all unscheduled payments or other proceeds or other recoveries on the Assigned Loans received on and after the Cut-off Date.

3.

From and after Assignee’s payment of the related Purchase Price to Assignor on the Closing Date, and subject to the terms and conditions of this AAR Agreement, the parties agree that the Company shall recognize the Assignee as the “Purchaser” and “Owner” of the Assigned Loans, and that the Assignee has the right to exercise all rights and remedies under the Agreements, directly against the Company, without the necessity of the Assignee first seeking such remedies from the Assignor;

Representations and Warranties

4.

Assignor warrants and represents to Assignee as of the date hereof:

(a)

The information set forth in the Mortgage Loan Schedule attached hereto as Attachment 1 is true, correct and complete in all material respects.

(b)

With respect to each Assigned Loan, the Assignor hereby remakes (a) each representation and warranty of the Company in Section 4.1 of the Purchase Agreement as of the date hereof; provided, that with respect to any breach of a representation and warranty which existed as of the date the Assignor acquired the Assigned Loans, the Assignee shall seek remedies against the Company.  The Assignee shall have the remedies against the Assignor for breaches of such remade representations and warranties pursuant to (i) the repurchase obligations set forth in Section 5.1(a) of the Purchase Agreement and (ii) the indemnification provisions set forth in Section 5.1(b) of the Purchase Agreement.  All references to “Purchaser” in the Purchase Agreement shall be deemed to be Assignee.

(c)

Attached hereto as Attachment 2 are true and accurate copies of the Agreements, and each Agreement is in full force and effect as of the date hereof and its provisions have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(d)

Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Agreements as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances; and upon the transfer of the Assigned Loans to Assignee as contemplated herein, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignor’s interests, rights and obligations under the Agreements as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

(e)

Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to Company with respect to the Assigned Loans or the Agreements;

(f)

Assignor has not waived or agreed to any amendment or other modification of, the Agreements.  Assignor has no knowledge of, and has not received notice of, any waivers under or any amendments or other modifications of, or assignment of rights or obligations under, the Agreements;

(g)

Assignor is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

(h)

Assignor has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject.  The execution, delivery and performance by Assignor of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Assignor.  This AAR Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(i)

No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this AAR Agreement, or the consummation by it of the transactions contemplated hereby. Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans, or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans, with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto; and

(j)

There is no action, suit, proceeding, investigation or litigation pending or, to Assignor’s knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would adversely affect Assignor’s execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignor’s ability to perform its obligation under this AAR Agreement.

5.

Assignee warrants and represents to, and covenants with, Assignor and Company as of the date hereof:

(a)

Assignee is a federal savings bank duly organized, validly existing and in good standing under the laws of the United States, and has all requisite power and authority to acquire, own and purchase the Assigned Loans;

(b)

Assignee has full power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject.  The execution, delivery and performance by Assignee of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary action on the part of Assignee. This AAR Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)

No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(d)

There is no action, suit, proceeding, investigation or litigation pending or, to Assignee’s knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignee, would adversely affect Assignee’s execution or delivery of, or the enforceability of, this AAR Agreement, or the Assignee’s ability to perform its obligation under this AAR Agreement;

(e)

Assignee agrees to be bound as “Purchaser” and “Owner” by all of the terms, covenants and conditions of the Agreements solely with respect to the Assigned Loans, and from and after the date hereof, Assignee assumes for the benefit of each of Assignor and Company all of Assignor’s obligations as “Purchaser” and “Owner” thereunder, solely with respect to such Assigned Loans; provided, however, that the Assignee shall have no obligation to purchase mortgage loans thereunder;

(f)

Assignee understands that the Assigned Loans have not been registered under the Securities Act of 1934 (the “Securities Act”) or the securities laws of any state.  Assignee is acquiring the Assigned Loans for investment for its own account or transfer to an affiliate only and not with a view to or for sale or other transfer in connection with any distribution of the Assigned Loans in any manner that would violate the Securities Act or any applicable state securities law.  Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Assigned Loans.  Assignee has been furnished with all information regarding the Assigned Loans that it has requested from Assignor and/or Company; and

(g)

Assignee is either (i) not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or Section 4975 of the Internal Revenue Code of 1986 (the “Code”)(a “Plan”) and not a Person acting, directly or indirectly, on behalf of or investing with “plan assets” of any such Plan or (ii) an employee benefit plan that is subject to ERISA and the assignment contemplated herein does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

6.

Company warrants and represents to, and covenants with, Assignor and Assignee as of the date hereof:

(a)

Attached hereto as Attachment 2 are true and accurate copies of the Agreements, and each Agreement is in full force and effect as of the date hereof and its provisions have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)

Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio, and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Agreements;

(c)

Company has full corporate power and authority to execute, deliver and perform its obligations under this AAR Agreement, and to consummate the transactions set forth herein.  The consummation of the transactions contemplated by this AAR Agreement is in the ordinary course of Company’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Company’s articles of incorporation or by-laws or any legal restriction, or any material agreement or instrument to which Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Company or its property is subject.  The execution, delivery and performance by Company of this AAR Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Company. This AAR Agreement has been duly executed and delivered by Company, and, upon the due authorization, execution and delivery by Assignor and Assignee, will constitute the valid and legally binding obligation of Company, enforceable against Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(d)

No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Company in connection with the execution, delivery or performance by Company of this AAR Agreement, or the consummation by it of the transactions contemplated hereby;

(e)

The representations and warranties in Section 4.1 of the Purchase Agreement were true and correct as of the applicable Closing Date with respect to the Mortgage Loans; the representations and warranties in Section 4.2 of the Purchase Agreement and Article X of the Servicing Agreement are true and correct as of the date hereof;

(f)

Pursuant to Section 6.1 of the Purchase Agreement, Company is responsible for the recording and assignment fees of the Assigned Loans; and

(g)

The origination and collection practices used with respect to the Mortgage Loans have been in accordance with those mortgage servicing practices of prudent mortgage lending institutions that service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located and have been in all respects in compliance with all applicable laws and regulations and in all material respects proper and prudent in the mortgage origination and servicing business. With respect to escrow deposits and Escrow Payments (as such term is defined in the Servicing Agreement), all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage or the Mortgage Note.

Modification of  Agreements

7.

Neither Company not Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Agreements which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee (or its successors and assigns).

Delivery of Mortgage Loan Funding Documents and Underwriting Guidelines.

8.

At least five (5) business days prior to the Closing Date, Assignor shall deliver to ______________ (the “Custodian”) pursuant to Assignee’s instructions all Mortgage Loan Funding Documents received by the Assignor from the Company with respect to the Assigned Loans.

9.

Prior to the Closing Date, Assignor and Company shall provide to Assignee a copy of the underwriting guidelines relating to the Assigned Loans.

Miscellaneous

10.

All demands, notices and communications related to the Assigned Loans, the Agreements and this AAR Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered mail, postage prepaid, as follows:

In the case of Company,

National City Mortgage Corporation

3232 Newmark Drive

Miamisburg, Ohio 45342

Attention:  Sheila Hansford

Telecopier No.:  (937) 910-4137

In the case of Assignee,

Lehman Brothers Bank, FSB

In the case of Assignor,

E*TRADE Bank

671 North Glebe Drive

Arlington, Virginia 22203

Attention:

Rick Pishalski, Vice President

11.

Each party will pay any commissions it has incurred and the reasonable fees of its attorneys in connection with the negotiations for, documenting of and closing of the transactions contemplated by this AAR Agreement.

12.

This AAR Agreement shall be construed in accordance with the laws of the State of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

13.

No term or provision of this AAR Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

14.

This AAR Agreement shall inure to the benefit of the successors and assigns of the parties hereto.  Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

15.

This AAR Agreement shall survive the conveyances of the Assigned Loans as contemplated in this AAR Agreement.

16.

This AAR Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

17.

In the event that any provision of this AAR Agreement conflicts with any provision of the Agreements with respect to the Assigned Loans, the terms of this AAR Agreement shall control.

IN WITNESS WHEREOF, the parties hereto have executed this AAR Agreement as of the day and year first above written.

E*TRADE BANK

Assignor

By:

Name:

Title:

LEHMAN BROTHERS BANK, FSB

Assignee

By:

Name:

Title:

NATIONAL CITY MORTGAGE CO.

Company

By:

Name:

Title:

ATTACHMENT 1

ASSIGNED LOAN SCHEDULE

ATTACHMENT 1 – Page 1

ATTACHMENT 2

PURCHASE AGREEMENT AND SERVICING AGREEMENT

EXHIBIT A – Page 1

EXHIBIT F

SERVICING

AGREEMENT

between

TELEBANK

Owner

and

NATIONAL CITY MORTGAGE Co.

Servicer

Dated as of February 9. 2000

CONVENTIONAL RESIDENTIAL MORTGAGE LOANS

EXHIBITS

EXHIBIT 1

LIST OF STANDARD ALLTEL REPORTS PROVIDED FOR

SCHEDULED REPORTING

EXHIBIT 2

FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

EXHIBIT 3

FORM OF ESCROW ACCOUNT LETTER AGREEMENT

This Servicing Agreement (the “Servicing Agreement” or the “Agreement”) is entered into as of February 9,2000  by and between National City Mortgage Co. (the “Servicer”), an Ohio Corporation and Telebank (the “Owner”).

WHEREAS, the Owner and National City Mtg Co.. (the “Seller”) entered into a Mortgage Loan Purchase and Warranties Agreement dated as of February 9, 2000 (the “Purchase Agreement”) pursuant to which the Owner agreed to purchase from the Seller certain conventional, residential, fixed rate first mortgage loans (the “Mortgage Loans”) to be delivered as whole loans on a servicing retained basis; and

WHEREAS, pursuant to the terms of the Purchase Agreement, the Servicer retains the servicing rights with respect to the Mortgage Loans, and the Owner and the Servicer desire to have the Servicer service and administer the Mortgage Loans on behalf of the Owner pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein and for other good and valuable consideration, the receipt and the sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1. Definitions:

All capitalized terms not otherwise defined herein have the respective meanings set forth in the Purchase Agreement. The following terms are defined as follows:

Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Ancillary Income: All late charges, assumption fees, escrow account benefits, reinstatement fees, and similar types of fees arising from or in connection with any Mortgage Loan to the extent not otherwise payable to the Mortgagor under applicable law or pursuant to the terms of the related Mortgage Note.

Best’s: Best’s Key Rating Guide.

Business Day: Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in the State of Ohio or a day in which the Servicer’s servicing operation is closed.

Closing Date: February 9, 2000 such other date as is mutually agreed upon by the parties hereto.

Condemnation Proceeds: All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Custodial Account: The separate account or accounts created and maintained pursuant to Section 2.04.

Cut-off Date: The last business day of the month

Determination Date: The 16th day (or if such 16th day is not a Business Day, the Business Day immediately preceding such 16” day) of the month of the related Remittance Date.

Due Date: The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace.

Due Period: With respect to each Remittance Date, the period commencing on the first day of the month preceding the month of the Remittance Date and ending on the last day of the month preceding the month of the Remittance Date.

Errors and Omissions Insurance Policy: An errors and omissions insurance policy to be maintained by the Servicer pursuant to Section 2.12.

Escrow Account: The separate account or accounts created and maintained

Pursuant to Section 2.06.

Escrow Payment: With respect to any Mortgage Loan, the amounts constituting taxes, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document.

Event of Default: Any one of the conditions or circumstances enumerated in Section 11.01.

FDIC:

The Federal Deposit insurance Corporation, or any successor thereto.

Fidelity Bond: A fidelity bond to be maintained by the Servicer pursuant to Section 2.12.

FNMA Guides: The FNMA Sellers’ Guide and the FNMA Servicers’ Guide and all amendments or additions thereto.

Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Liquidation Proceeds: Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the original outstanding principal amount of the Mortgage Loan, to the lesser of (a) the appraised value of the Mortgaged Property at origination or (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property.

Monthly Payment: The scheduled monthly payment of principal and interest on a Mortgage Loan.

Monthly Remittance Advice: A monthly remittance advice in the standard Alltel Information Systems Mortgage Servicing Reports will be provided.

Mortgage Impairment Insurance Policy: A mortgage impairment or blanket hazard insurance policy as described in Section 2.11.

Mortgage Interest Rate: The annual rate of interest stated in a Mortgage Note.

Mortgage Loan Documents: The documents specified in the Purchase Agreement.

Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor:

The obligor on a Mortgage Note.

Officer’s Certificate: A certificate signed by a President or a Vice President and delivered to the Owner as required by this Agreement.

P&I Advance: As to any Mortgage Loan, any advance made by the Company pursuant to Section 3.03

Person: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI Policy or Primary Insurance Policy: A policy of primary mortgage guaranty insurance issued by a Qualified insurer.

Prime Rate: The prime rate announced to be in effect from time to time, as published as the average rate in The Wall Street Journal (Northeast edition).

Purchase Agreement: The Mortgage Loan Purchase Agreement, by and between the Owner and the Seller, related to the purchase of the Mortgage Loans.

Qualified Depository: A depository the accounts of which are insured by the

FDIC.

Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by FNMA and FHLMC and whose claims paying ability is rated in the highest category by any of the Rating Agencies with respect to primary mortgage insurance and, in addition, in the two highest rating categories by Best’s with respect to hazard and flood insurance.

Remittance Date: The 18th day of any month, beginning the month following Closing Date or is such 18th day is not a Business Day, the first Business Day immediately following.

REO Property: A Mortgaged Property acquired by the Servicer on behalf of the Owner through foreclosure or by deed in lieu of foreclosure, as described in Section 2.16.

Servicer Employees: As defined in Section 2.12.

Servicing Advances: All customary, reasonable and necessary “out of pocket’ costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage and (d) compliance with the obligations under Section 2.08 (except with respect to any expenses incurred in connection with procuring or transferring Tax Service Contracts, as provided therein).

Servicing Agreement: This agreement between the Owner and the Servicer for the servicing and administration of the Mortgage Loans.

Servicing Fee Rate: 25 basis points (0.250%) per annum on conventional loans. 44 basis points (0.440%) on government loans.

Servicing Fee: With respect to each Mortgage Loan subject to the Servicing Agreement, the amount of the annual fee the Owner shall pay to the Servicer, which shall for a period of one full month be equal to one-twelfth of the product of (a) the Servicing Fee Rate regardless of the due date of the loan, and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly. The obligation of the Owner to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.03) of such Monthly Payment collected by the Servicer, or as otherwise provided under Section 4.03.

Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer, during the period in which the Servicer is acting as servicer pursuant to the Servicing Agreement.

Servicing Officer: Any officer of the Servicer involved in or responsible for, the administration and servicing of the Mortgage Loans.

Tax Service Contract: A paid-in-full, life-of-loan tax service contract as described in Section 2.08 hereof.

Termination Fee: The amount paid by the Owner to the Servicer in the event of the Servicer’s termination, without cause, as servicer. Such fee shall equal the percentage amount set forth in Section 6.04 hereof of the then current aggregate unpaid principal balance of the related Mortgage Loans.

[END OF ARTICLE I]

The remainder of this page has been intentionally left blank.

ARTICLE II

SERVICING

Section 2.01 Servicer to Act as Servicer.

From and after the Closing Date, the Servicer, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Servicer may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices. in performing its obligations hereunder, the Servicer shall exercise no less than the same care that it customarily employs and exercises in servicing and administering mortgage loans for it own account, but shall perform such obligations without regard to the Servicer’s obligation to make Servicing Advances or P&I Advances, or to the Servicer’s right to receive compensation for its services hereunder. In the event of any conflict, inconsistency or discrepancy between any of the servicing provisions of this Agreement and any of the servicing provisions of the FNMA Guides, the provisions of this Agreement shall control and be binding upon the Owner and the Servicer.

Consistent with the terms of this Agreement, the Servicer may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Servicer’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Owner, provided, however, that unless the Servicer has obtained the prior written consent of the Owner, the Servicer shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, the Servicer shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Owner, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If -reasonably required by the Servicer, the Owner shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties under this Agreement.

The Servicing File retained by the Servicer pursuant to this Agreement shall be appropriately marked and identified in the Servicer’s computer system to clearly reflect the sale of the related Mortgage Loan to the Owner. The Servicer shall release from its custody the contents of any Servicing File retained by it only in accordance with this Agreement, except when such release is required in connection with a repurchase of any such Mortgage Loan by the Seller pursuant to the Purchase Agreement.

The Servicer shall forward to the Owner (or its designee) original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within 30 days of their execution, provided, however, that the Servicer shall provide the Owner (or its designee) with a certified true copy of any such document submitted for recordation within 30 days of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within one hundred twenty (120) days of its submission for recordation.

In the event that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Owner or its designee within one hundred twenty (120) days of its submission for recordation, and in the event that the Servicer does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Owner, the related Mortgage Loan shall, upon the request of the Owner, be repurchased by the Servicer at the price and in the manner specified in the Purchase Agreement. The foregoing repurchase obligation shall not apply in the event that the Servicer cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided that the Servicer shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer’s certificate of a servicing officer of the Servicer, confirming that all such documents have been accepted for recording; provided that upon request of the Owner and delivery by the Owner to the Servicer of a schedule of the related Mortgage Loans, the Servicer shall reissue and deliver to the Owner or its designee said officer’s certificate relating to the related Mortgage Loans.

The Servicer must have an internal quality control program that verifies, on a regular basis, the existence and accuracy of the legal documents, credit documents, property appraisals, and underwriting decisions.  The program must be capable of evaluating and-monitoring the overall quality of its loan production and servicing activities. The program is to ensure that the Mortgage Loans are originated and serviced in accordance with prudent mortgage banking practices and accounting principles; guard against dishonest, fraudulent, or negligent acts; and guard against errors and omissions by officers, employees, or other authorized persons.

Section 2.02 Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 2.01 remains unpaid, or the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Servicer shall take such action as is consistent with Accepted Servicing Practices and/or is consistent with any related PMI Policy and/or Pool Policy. In the event that any payment due remains unpaid or an event on default is not cured for a period of ninety (90) days past any applicable grace or cure period, the Servicer shall commence foreclosure proceedings. Prior to commencing foreclosure proceedings, the Servicer shall notify the Owner in writing of the Servicer’s intention to do so. Unless the Servicer receives a written notice of the Owner’s objection within ten Business Days of receiving the notice, the Servicer shall commence foreclosure, In such connection, the Servicer shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Servicer shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine that such expenses are necessary to protect the Owner’s interest in the Mortgaged Property.

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure, in the event the Servicer has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Owner otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector the Servicer shall cause the Mortgaged Property to be so inspected. Upon completion of the inspection, the Servicer shall promptly provide the Owner with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Owner shall determine how the Servicer shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Owner directs the Servicer to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 2.05 hereof. In the event the Owner directs the Servicer not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 2.05 hereof.

Section 2.03 Collection of Mortgage Loan Payments.

Continuously from the Closing Date the Servicer shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loans and each related Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 2.04 Establishment of and Deposits to Custodial Account.

The Servicer shall segregate and hold all funds collected and received pursuant to the Mortgage Loans separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled” Telebank in trust for owners of Conventional Residential Mortgage Loans and various Mortgagors”. The Custodial Account shall be established with National City Bank. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law. Funds deposited in the Custodial Account may be drawn on by the Servicer in accordance with Section 2.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit 2. A copy of such certification or letter agreement shall be furnished to the Owner and, upon reasonable request.

The Servicer shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Servicer and payments made by the Servicer after the Cut-off Date, other than payments of principal and interest due on or before the Cut-off Date, or received by the Servicer prior to the Cut-off Date but allocable to a period subsequent thereto:

(i) all scheduled payments on account of principal due after cutoff on the Mortgage Loans, including all Principal Prepayments;

(ii) all payments on account of interest on the Mortgage Loans (minus the portion of any such payment which is allocable to the period prior to the Cutoff Date) adjusted to the mortgage loan remittance rate.

(iii) all Liquidation Proceeds and any amount received with respect to REO Property;

(iv) all Insurance Proceeds including amounts required to be deposited pursuant to Section 2.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.14), and Section 2.11;

(v) all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 2.14;

(vi) any amount required to be deposited in the Custodial Account pursuant to Section 2.01, 2.15, 2.16, 3.01, or 4.02;

(vii) any amounts payable in connection with the repurchase of any Mortgage Loan by the Seller pursuant to the Purchase Agreement or by the Servicer pursuant to the terms hereof and

(viii) any amounts required to be deposited by the Servicer pursuant to Section 2.11 in connection with the deductible clause in any blanket hazard insurance policy.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that without limiting the generality of the foregoing, unless otherwise provided herein, Ancillary Income need not be deposited by the Servicer into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Servicer and the Servicer shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 2.05.

Section 2.05 Permitted Withdrawals From Custodial Account.

Subject to Section 2.16 hereof, the Servicer shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i) to make payments to the Owner in the amounts and in the manner provided for in Section 3.01;

(ii) to pay to itself the Servicing Fee;

(iii) to reimburse itself for P&I advances, the Servicer’s right to reimburse itself pursuant to this subclause being limited to amounts received on the related Mortgage loan that represents payments of principal and/or interest respecting which any such P&I Advance was made:

(iv) to reimburse itself for unreimbursed Servicing Advances (except to the extent reimbursed pursuant to Section 2.07), for unreimbursed P&1 advances, and any accrued but unpaid Servicing Fees and for unreimbursed advances of Servicer funds made pursuant to Sections 2.15, 2,16 the Servicer’s right to reimburse itself pursuant to this subclause (iv) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, insurance Proceeds and such other amounts as may be collected by the Servicer from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Servicer’s right thereto shall be prior to the rights of the Owner except that, where the Seller or the Servicer is required to repurchase a Mortgage Loan pursuant to the Purchase Agreement or Section 4.02 of this Agreement, respectively, the Servicer’s right to such reimbursement shall be subsequent to the payment to the Owner of the Repurchase Price pursuant to such provisions or sections, as the case may be, and all other amounts required to be paid to the Owner with respect to such Mortgage Loan;

(v) to pay itself any interest earned on funds deposited in the Custodial Account (all such interest to be withdrawn monthly not later than each Remittance Date); and

(vi) to clear and terminate the Custodial Account upon the termination of this Agreement.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Servicer shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 3.01, the Servicer is not obligated to remit on such Remittance Date. The Servicer may use such withdrawn funds only for the purposes described in this Section 2.05.

Section 2.06 Establishment of and Deposits to Escrow Account.

The Servicer shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled “Telebank, in trust for Owners of Conventional Residential Mortgage Loans, and various Mortgagors”. The Escrow Account shall be established with National City Bank, in a manner which shall provide maximum available insurance thereunder.  Funds deposited in the Escrow Accounts may be drawn on by the Servicer in accordance with Section 2.07. The creation of any Escrow Account shall be evidenced by a letter agreement in the form of Exhibit 3. A copy of such certification shall be furnished to the Owner and, upon request.

The Servicer shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

(i)

all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)

all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Servicer shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 2.07. The Servicer shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Servicer shall pay from its own funds interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 2.07

Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Servicer only:

(i) to effect timely payments of assessments, mortgage insurance premiums, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii) to reimburse the Servicer for any Servicing Advance made by the Servicer pursuant to Section 2.08 (except with respect to any expenses incurred in procuring or transferring Tax Service Contracts) with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii) to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan or applicable federal or state law or judicial or administrative ruling;

(iv) for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v) for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 2.14;

(vi) to pay to the Servicer, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account; and

(vii) to clear and terminate the Escrow Account on the termination of this Agreement.

Section 2.08 Payment of Taxes, Insurance and Other Charges; Tax Contracts.

With respect to each Mortgage Loan, the Servicer shall maintain accurate records reflecting the status of taxes, assessments, and other charges, as applicable, which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Servicer in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall determine that any such payments relating to taxes or maintaining insurance policies are made by the Mortgagor at the time they first become due. The Servicer assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and the Servicer shall make advances from its own funds to effect such payments, such advances to be reimbursable to the same extent as Servicing Advances.

The Servicer shall ensure that each of the Mortgage Loans shall be covered by a Tax Service Contract which shall be assigned to the Owner at the Servicer’s expense in the event that the Servicer is terminated as servicer of the related Mortgage Loan(s) hereunder. To the extent that a Mortgage Loan does not have a Tax Service Contract, the Owner shall procure a Tax Service Contract for. such Mortgage Loan and the -Servicer shall reimburse -the Owner upon request for reasonable expenses incurred in connection therewith.

Section 2.09 Protection of Accounts.

The Servicer may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Owner, which consent shall not be withheld unreasonably.

Section 2.10 Maintenance of Hazard Insurance.

The Servicer shall cause to be maintained for each Mortgage Loan, hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best’s against loss by fire, hazards of extended coverage and such other hazards as are required to be insured pursuant to the FNMA Guide or by the FHLMC, in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer. If required by the Flood Disaster Protection Act of 1973, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in Best’s in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the related Mortgage Loan and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the FNMA Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Servicer shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current FNMA requirements.

The Servicer shall cause to be maintained on each Mortgaged Property such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any primary mortgage guaranty insurer.

All policies required hereunder shall name the Servicer and its successors and assigns as mortgagee and shall be endorsed with non-contributory standard or Ohio mortgagee clauses which shall provide for at least thirty (30) days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Servicer shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Servicer shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best’s and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Servicer shall determine that such policies provide sufficient risk coverage and amounts as required pursuant to the FNMA Guides, that they insure the property owner, and that they properly describe the property address. The Servicer shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date; provided, however, that in the event that no such notice is furnished by the Servicer, the Servicer shall ensure that replacement insurance policies are in place in the required coverages and the Servicer shall be solely liable for any losses in the event such coverage is not provided.

Pursuant to Section 2.04, any amounts collected by the Servicer under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Servicer’s normal servicing procedures as specified in Section 2.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05.

Section 2.11 Maintenance of Mortgage Impairment Insurance.

In the event that the Servicer shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 2.10 and otherwise complies with all other requirements of Section 2.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 2.10. Any amounts collected by the Servicer under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 2.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 2.10, and there shall have been a loss which would have been covered by such policy, the Servicer shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to be deposited from the Servicer’s funds, without reimbursement therefor. Upon request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such policy and a statement from the insurer, thereunder.that such .policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Owner.

Section 2.12 Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Servicer shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Servicer Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Servicer against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Servicer Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Servicer against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 2.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Servicer from its duties and obligations as set forth in this Agreement. The minimum coverage under any such Fidelity Bond and Errors and Omissions Insurance Policy shall be at least equal to the corresponding amounts required by FNMA in the FNMA Selling and Servicing Guide or by FHLMC in the FHLMC Sellers’ & Servicers’ Guide.

Upon the request of the Owner, the Servicer shall cause to be delivered to the Owner a certified true copy of such Fidelity Bond and Errors and Omissions Insurance Policy and a statement from the surety and the insurer that such Fidelity Bond and Errors and Omissions insurance Policy shall in no event be terminated or materially modified without thirty (30) days’ prior written notice to the Owner.

Section 2.13 Inspections.

If any Mortgage Loan is more than sixty (60) days delinquent, the Servicer shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer.

Section 2.14 Restoration of Mortgaged Property.

The Servicer need not obtain the approval of the Owner prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices and the terms of this Agreement. At a minimum, the Servicer shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)

the Servicer shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)

the Servicer shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii) the Servicer shall verify that the Mortgage Loan is not in default; and

(iv) pending repairs or restoration, the Servicer shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Owner is named as an additional mortgagee, the Servicer is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Owner.

Section 2.15 Maintenance of PMI Policy: Claims.

With respect to each Mortgage Loan with a LTV in excess of 80%, the Servicer shall, without any cost to the Owner, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring that portion of the Mortgage Loan in excess of 75% of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to the level that requires termination by any applicable law or is eligible for termination under any existing investor requirements. In the event that such PMI Policy shall be terminated, the Servicer shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy. If the insurer shall cease to be a Qualified Insurer, the Servicer shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Servicer shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason. If the Servicer determines that recoveries are so jeopardized, it shall notify the Owner and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Servicer shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Servicer, would have been covered thereunder. in connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.01, the Servicer shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Servicer shall obtain a replacement PMI Policy as provided above.

In connection with its activities as servicer, the Servicer agrees to prepare and present, on behalf of itself and the Owner, claims to the insurer under any PMI Policy in a timely fashion in accordance with the terms of such PMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 2.04, any amounts collected by the Servicer under any PMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 2.05.

Section 2.16 Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Owner, or in the event the Owner is not authorized or permitted to hold title to real property in the state if where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an opinion of counsel obtained by the Servicer from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Owner shall acknowledge in writing that such title is being held as nominee for the Owner.

The Servicer shall manage, conserve, protect and operate each REO Property for the Owner solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one (1) year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Owner.

The Servicer shall use its best efforts to dispose of the REO Property as soon as possible. The Servicer shall report monthly to the Owner as to the progress being made in selling such REO Property.

The Servicer shall also maintain on each REO Property fire and hazard insurance with extended coverage in an amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Servicer. No REO Property shall be marketed for less than the appraised value, without the prior consent of the Owner. No REO Property shall be sold without the prior consent of the Owner. The proceeds of sale of the REO Property shall he promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Servicer shall reimburse itself pursuant to Section 2.05(iii) or 2.05(iv) hereof as applicable, for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to this Section, and on the Remittance Date immediately following the Due Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Owner; provided that such distribution shall, in any event, be made within ninety (90) days from and after the closing of the sale of such REO Property.

In addition to the Servicer’s obligations set forth in this Section 2.16, the Servicer shall deliver written notice to the Owner whenever title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure. Notwithstanding anything to the contrary contained herein, the Owner may, at the Owner’s sole option, terminate the Servicer as servicer of any such REO Property.without payment of any Termination Fee with respect thereto, provided that (i).the Owner gives the Servicer notice of such termination within ten (10) Business Days of receipt of said written notice from the Servicer which termination shall be effective no more than fifteen (15) Business Days from and after the date of said notice from the Owner and (ii) the Servicer shall on the date said termination takes effect be reimbursed by withdrawal from the Custodial Account for any unreimbursed Servicing Advances in each case relating to the Mortgage Loan underlying such REO Property notwithstanding anything to the contrary set forth in Section 2.05.

In the event of any such termination, the provisions of Section 8.04 hereof shall apply to said termination and the transfer of servicing responsibilities with respect to such REO Property to the Owner or its designee.

With respect to each REO Property, the Servicer shall hold all funds collected and received in connection with the operation of the REO Property in the Custodial Account. The Servicer shall cause to be deposited on a daily basis upon the receipt thereof in each Custodial Account all revenues received with respect to the conservation and disposition of the related REO Property.

Section 2.17 Permitted Withdrawals with respect to REO Property.

For so long as the Servicer is acting as servicer of any Mortgage Loan relating to any REO Property, the Servicer shall withdraw funds on deposit in the Custodial Account with respect to each related REO Property necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 2.10 and the fees of any managing agent acting on behalf of the Servicer.

The Servicer shall make monthly distributions on each Remittance Date to the Owner of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in Section 2.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Section 2.18 Liquidation Reports.

For so long as the Servicer is acting as servicer of any Mortgage Loan relating to any REO Property, upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Owner pursuant to a deed in lieu of foreclosure, the Servicer shall submit to the Owner a liquidation report with respect to such Mortgaged Property.

Section 2.19 Reports of Foreclosures and Abandonments of Mortgaged Property.

For so long as the Servicer is acting as servicer of any Mortgage Loan relating to any REO Property, following the foreclosure sale or abandonment of any Mortgaged Property, the Servicer shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

Section 2.20 Notification of Maturity Date

With respect to each fixed rate Mortgage Loan, the Servicer shall execute and deliver to the Mortgagor any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the maturity date if required under applicable law.

Section 2.21 Adjustable Rate Mortgage Loan

Servicer shall properly make adjustments on Adjustable Rate Mortgage Loans in accordance with the provisions of such Mortgage Loan. All of the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable and such adjustments will not affect the priority of the lien of the related Mortgage.

[END OF ARTICLE II]

ARTICLE III

PAYMENTS TO OWNER

Section 3.01 Distributions

On each Remittance Date the Servicer shall remit to the Owner (a) all amounts deposited in the Custodial Account as of the close of business on the preceding Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 2.05), plus the aggregate amount of P&1 advances, if any, and payments pursuant to section 3.03, if any, that the Company is obligated to make on such Remittance Date, plus the aggregate amount of any Prepayment interest Shortfall existing as of such Remittance Date, minus any amounts attributable to Principal Prepayments received after the expiration of related Principal Prepayment Period (except to the extent that, pursuant to Section 3.03 , any funds described in this clause are to be remitted to the owner in lieu of P&1 Advances by the Company out of its own funds), minus any amounts that represent early reciepts of Monthly Payments due on a Due Date or Due Dates subsequent to the Due Date occuring in the month of said Remittance Date (except to the extent that, pursuant to Section 3.03, any funds described in this clause (v) are to be remitted to the Owner in lieu of P&I advances by the Company out of its own funds).

With respect to any remittance received by the Owner after the second Business Day following the Business Day on which such payment was due, the Servicer shall pay to the Owner interest on any such late payment at an annual rate equal to the annual rate of interest as is publically announced from time to time at its principal office by Chase Manhattan Bank, NY, as its prime lending rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date.  The payment by the Servicer of any such interest shall no be deemed an extension of time for payment or a waiver of any Event of Default by the Servicer.

Section 3.02 Statements to Owner

Not later than the fifth day of each month, the Servicer shall furnish in the Servicers’ standard form or in such other form as is mutually agreed upon by the Owner and the Servicer, to the Owner a listing of the outstanding Mortgage Loans to include the Mortgage Loan number, the actual balance, the actual paid-through dates, the Mortgage Interest Rate, and the calculated scheduled remittance amount.

The Servicer shall prepare and file, with respect to each Mortgage Loan, any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to the Owner pursuant any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.  In addition, the Servicer shall provide the Owner with such information concerning the Mortgage Loans as is necessary for the Owner to prepare its federal income tax return as the Owner may reasonably request from time to time.

Section 3.03 P&I Advances by the Servicer

Not later than the close of business on the Business Day preceding each Remittance Date, the Servicer shall from its own funds deposit in the Custodial Account an amount equal to all Monthly Payments that were due on the related Due Date and that were delinquent at the close of business on the related Determination Date, with the interest adjusted to the respective Mortgage Loan Remittance Rates; provided, however, that to the extent there are funds on deposit in the Custodial Account that are not otherwise required to be distributed to the Owner on su.ch Remittance Date, the company may remit such funds in lieu of making advances of its own funds; and further provided that any such funds held for future distribution and so used shall be appropriately reflected in the Company’s records and replaced by the Company by deposit into the Custodial Account on or before each Remittance Date to the extent that funds on deposit in the Custodial Account for the related Remittance Date (determined without regard to P&I Advances required to be made on such Remittance Date) shall be less than the aggregate amount required to be distributed to the Owner pursuant to section 3.01 on such related Remittance Date. For purposes of this section 3.03, any Monthly Payment or portion thereof deferred pursuant to Section 2.01 shall be considered delinquent until paid. The Servicer’s obligation to make P&I advances as to any Mortgage Loan shall continue through the earlier to occur of (a) the repurchase of the Mortgage Loan by the Servicer, and the Remittance Date following acquisition or disposition of title to the related Mortgaged Property through foreclosure or by delivery of a deed in lieu of foreclosure.

[END OF ARTICLE III]

ARTICLE IV

GENERAL SERVICING PROCEDURES

Section 4.01 Transfers of Mortgaged Property.

The Servicer shall be required to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Servicer shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Servicer shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI Policy, if any.

If the Servicer reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Servicer, in the Owner’s name, shall, to the extent permitted by applicable law, enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Servicer is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Servicer has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Servicer for entering into an assumption-agreement, -a portion of such fee, up to an amount equal to one half of one percent (0.500%) of the outstanding principal balance of the related Mortgage Loan, will be retained by the Servicer as additional servicing compensation, and any portion thereof in excess of one half of one percent (0.500%) shall be deposited in the Custodial Account for the benefit of the Owner. In connection with any such assumption, neither the Mortgage interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Servicer shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by FNMA with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Servicer diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 4.02 Satisfaction of Mortgages and Release of Mortgage Files

Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full will be escrowed in a manner customary for such purposes, the Servicer shall notify the Owner in the Monthly Remittance Advice as provided in Section 3.02, and may request the release of any Mortgage Loan Documents from the Owner in accordance with this Section 4.02 hereof. The Owner shall provide Servicer with Power of Attorney to discharge lien. The Servicer shall obtain discharge of the related Mortgage Loan as of record within any related time limit required by applicable law.

Section 4.03 Servicing Compensation.

As consideration for servicing the Mortgage Loans hereunder, the Servicer shall withdraw the Servicing Fee with respect to each Mortgage Loan from the Custodial Account pursuant to Section 2.05 hereof. Such Servicing Fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Owner to pay, and the Servicer’s right to withdraw, the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 2.05), of such Monthly Payment collected by the Servicer, or as otherwise provided under Section 2.05.

Additional servicing compensation in the form of Ancillary Income shall be retained by the Servicer to the extent not required to be deposited in the Custodial Account. The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 4.04 Annual Statement as to Compliance

The Servicer shall deliver to the Owner, on or before March 31 each year beginning March 31, 1999, an Officer’s Certificate, stating that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, and (ii) the Servicer has complied fully with the provisions of Article II and Article IV, and (iii) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all its obligations under this Agreement throughout such year or part thereof, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Servicer to cure such default, and such other information as may be reasonably requested by the Owner regarding the Servicer’s ability to comply with the computer programming problem commonly referred to as the “year 2000” problem.

Section 4.05  Annual Independent Public Accountants’ Servicing Report

On or before March 31 of each year, beginning March 31, 1999, the Servicer at its expense shall cause a firm of independent public accountants (who may also render other services to the Servicer, or any affiliate thereof) which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owner to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage loans and this Agreement and that such firm is of the opinion that the provisions of Article II and Article III have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Audit Program for Mortgage Bankers and that nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for such exceptions as such firm shall believe to be immaterial.

Section 4.06 Right to Examine Servicer Records.

The Owner shall have the right to examine and audit any and all of the books, records, or other information of the Servicer, whether held by the Servicer or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

[END OF ARTICLE IV]

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ARTICLE V

SERVICER TO COOPERATE

Section 5.01 Provision of Information.

During the term of this Agreement, the Servicer shall furnish to the Owner such periodic, special, or other reports or information, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Owner or the purposes of this Agreement. All such reports or information shall be provided by and in accordance with all reasonable instructions and directions which the Owner may give. Owner shall pay Servicer for all reports or information which are not part of Servicer’s standard Alltel reports.

The Servicer shall execute and deliver all such instruments and take all such action as the Owner may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

[END OF ARTICLE V]

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ARTICLE VI

TERMINATION

Section 6.01 Agency Suspension.

Should the Servicer at any time during the term of this Agreement have its right to service temporarily or permanently suspended by FNMA or FHLMC or otherwise cease to be an approved servicer of conventional residential mortgage loans for FNMA or FHLMC, then the Owner may immediately terminate this Agreement and require immediate transfer of the servicing rights.

Section 6.02 Damages.

The Owner shall have the right at any time to seek and recover from the Servicer any damages or losses suffered by it as a result of any material failure by the Servicer to observe or perform any duties, obligations, covenants or agreements herein contained, or as a result of a party’s failure to remain an approved FNMA mortgage servicer.

Section 6.03 Termination.

The respective obligations and responsibilities of the Servicer shall terminate upon: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan serviced by the Servicer or the disposition of all REO Property serviced by the Servicer and the remittance of all funds due hereunder; or (ii) by mutual consent of the Servicer and the Owner in writing, unless earlier terminated pursuant to this Agreement.

Section 6.04 Termination Without Cause.

The Owner may, at its sole option, terminate any rights the Servicer may have hereunder with respect to any or all of the Mortgage Loans, without cause, upon written notice, provided that the Servicer shall have an additional period of not more than ninety (90) days from and after the date of said notice from the Owner within which to effect the related transfer of servicing. Any such notice of termination shall be in writing and delivered to the Servicer as provided in Section 12.01 of this Agreement. In the event of such termination, the Servicer shall be entitled to a termination fee, equal to 1.50% of the then current aggregate unpaid principal balance of the related Mortgage Loans.

The Servicer may terminate any of its rights hereunder with respect to the Mortgage Loans without cause, upon written notice to the Owner or at any time which (a) the Mortgage Loans total less than 5% of the aggregate unpaid principal balance outstanding or (b) the Servicer is servicing less than ten (10) Mortgage Loans on behalf of the Owner. The Servicer shall have a period of not more than ninety (90) days from and after the date of said notice within which to effect the related transfer of servicing pursuant to Section 8.04 of this Agreement. Any such notice of termination shall be in writing and delivered to the Owner as provided in Section 12.01 of this Agreement.

[END OF ARTICLE VI]

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ARTICLE VII

BOOKS AND RECORDS

Section 7.01 Possession of Servicing Files

The contents of each Servicing File are and shall be held in trust by the Servicer for the benefit of the Owner as the owner thereof. The Servicer shall maintain in the Servicing File a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Owner. The possession of the Servicing File by the Servicer is at the will of the Owner for the sole purpose of servicing the related Mortgage Loan, pursuant to this Agreement, and such retention and possession by the Servicer is in its capacity as Servicer only and at the election of the Owner. The Servicer shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Owner or other termination of the Servicer with respect to the related Mortgage Loans, unless such release is required as incidental to the Servicer’s servicing of the Mortgage Loans pursuant to this Agreement, or is in connection with a repurchase of any Mortgage Loan pursuant to the Purchase Agreement.

The Servicer shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan.

[END OF ARTICLE VII]

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ARTICLE VIII

INDEMNIFICATION AND ASSIGNMENT

Section 8.01 Indemnification.

The Servicer agrees to indemnify and hold the Owner harmless from any liability, claim, loss or damage (including, without limitation, any reasonable and necessary legal fees, judgments or expenses relating to such liability, claim, loss or damage) to the Owner directly resulting from the Servicer’s failure to observe and perform any or all of Servicer’s duties, obligations, covenants, agreements, warranties or representations contained in this Agreement or the Servicer’s failure to comply with all applicable requirements with respect to the transfer of servicing rights as set forth herein.

The Servicer shall notify the Owner if a claim is made by a third party with respect to this Agreement.

Section 8.02 Limitation on Liability of Servicer and Others.

Neither the Servicer nor any of the directors, officers, employees or agents of the Servicer shall be under any liability to the Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Servicer or any such person against any breach of warranties or representations made herein, its own negligent actions, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement.  The Servicer and any director may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Servicer shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Servicer may, with the prior written consent of the Owner, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Servicer shall be entitled to reimbursement from the Owner of the reasonable legal expenses and cost of such action.

Section 8.03 Merger or Consolidation of the Servicer.

The Servicer will keep in full effect its existence, rights and franchises as a corporation under the laws of the state of its incorporation.

Any Person into which the Servicer may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer shall be a party, or any Person succeeding to the business of the Servicer, shall be the successor of the Servicer hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall be an institution whose deposits are insured by FDIC or a company whose business includes the origination and servicing of mortgage loans, shall be qualified to service mortgage loans on behalf of FNMA or FHLMC and shall satisfy the requirements of Section 8.04 with respect to the qualifications of a successor to the Servicer.

Section 8.04 Successor to the Servicer.

Prior to termination of Servicer’s responsibilities and duties under this Agreement pursuant to Sections 2.16, 6.04, or 11.01, the Owner shall (i) succeed to and assume all of the Servicer’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a FNMA or FHLMC approved servicer as a successor and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement prior to the termination of Servicer’s responsibilities, duties and liabilities under this Agreement. In the event that the Servicer’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Servicer shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of Servicer shall in no event relieve the Servicer of the representations, warranties and covenants made pursuant to and the remedies available to the Owner with respect thereto, it being understood and agreed that the provisions of such Article X shall be applicable to the Servicer notwithstanding any such resignation or termination of the Servicer, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Servicer and to the Owner, an instrument accepting such appointment, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer, with like effect as if originally named as a party to this Agreement. Any termination of this Agreement pursuant to Section 2.16, 6.04, or 11.01 shall not affect any claims that the Owner may have against the Servicer arising prior to any such termination or resignation.

The Servicer shall timely deliver to the successor the funds in the Custodial Account and the Escrow Account and the Mortgage Files and related documents and statement held by it hereunder and the Servicer shall account for all funds. The Servicer shall execute and deliver such instruments and do such other things all as may reasonably be required to more fully and definitely vest and confirm in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Servicer. The successor shall reimburse the Servicer within two weeks the amounts the Servicer actually expended pursuant to this Agreement which the successor is entitled to retain hereunder and which would otherwise have been recovered by the Servicer pursuant to this Agreement.

[END OF ARTICLE VIII]

ARTICLE IX

REPRESENTATIONS, WARRANTIES AND COVENANTS OF OWNER

As of the Closing Date, the Owner warrants and represents to, and covenants and agrees with, the Servicer as follows:

Section 9.01 Due Organization and Authority.

The Owner is a corporation duly organized, validly existing and in good standing under the laws of the state of its jurisdiction. The Owner has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by the Owner and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Owner; and all requisite corporate action has been taken by the Owner to make this Agreement valid and binding upon the Owner in accordance with its terms;

Section 9.02 No Conflicts.

Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Owner’s charter or by-laws or any legal restriction or any agreement or instrument to which the Owner is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Owner or its property is subject;

Section 9.03 No Consent Required.

No consent, approval, authorization or order or any court or governmental agency or body is required for the execution, delivery and performance by the Owner of, or compliance by the Owner with, this Agreement as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

[END OF ARTICLE IX]

ARTICLE X

REPRESENTATIONS AND WARRANTIES OF SERVICER

As of the Closing Date, the Servicer warrants and represents to, and covenants and agrees with, the Owner as follows:

Section 10.01 Due Organization and Authority.

The Servicer is a corporation duly organized, validly existing and in good standing under the laws of the state of Ohio as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Servicer, and in any event the Servicer is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan in accordance with the terms of this Agreement; the Servicer has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Servicer; and all requisite corporate action has been taken by the Servicer to make this Agreement valid and binding upon the Servicer in accordance with its terms;

Section 10.02 Ordinary Course of Business.

The consummation of the transaction contemplated by this Agreement are in the ordinary course of business of the Servicer;

Section 10.03 No Conflicts.

Neither the execution and delivery of this Agreement, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Servicer’s charter or by-laws or any legal restriction or any agreement or instrument to which the Servicer is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject, or impair the ability of the Owner to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

Section 10.04 Ability to Service.

The Servicer is an approved servicer of conventional residential mortgage loans for FNMA and FHLMC, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Servicer is in good standing to sell mortgage loans to and service mortgage loans for FNMA or FHLMC, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Servicer unable to comply with FNMA or FHLMC eligibility requirements or which would require notification to either FNMA or FHLMC;

Section 10.05 Ability to Perform.

The Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

Section 10.06 No Litigation Pending.

There is no action, suit, proceeding or investigation pending or, to the best of Servicer’s knowledge, threatened against the Servicer, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Servicer, or in any material impairment of the right or ability of the Servicer to carry on its business substantially as now conducted, or in any material liability on the part of the Servicer, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Servicer contemplated herein, or which would be likely to impair materially the ability of the Servicer to perform under the terms of this Agreement;

Section 10.07 No Consent Required.

No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery, and performance by the Servicer by the Servicer with this Agreement or the servicing of the Mortgage Loans as evidenced by the consummation of the of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

Section 10.08 No Untrue Information.

Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading.

Section 10.09 Reasonable Servicing Fee.

The Servicer acknowledges and agrees that the Servicing Fee represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Servicer, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

[END OF ARTICLE X]

ARTICLE XI

DEFAULT

Section 11 .01 Events of Default

The following shall constitute an Event of Default under this Agreement on the part of the Servicer:

(a)

any failure by the Servicer to remit to the Owner any payment required to be made under the terms of this Agreement which continues unremedied for a period of five (5) Business Days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Owner; or

(b)

the failure by the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given, or caused to be given to the Servicer by the Owner; or

(c)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days;

(d)

the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

(e)

the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

(f)

the Servicer ceases to meet the qualifications of a FNIMA or FHLMC servicer and; or

(g)

the Servicer, without the consent of the Owner, attempts to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof; or

(h)

the Servicer fails to maintain its license to do business or service residential mortgage loans in any jurisdiction where the Mortgaged Properties are located.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Owner may have at law or equity to damages, including injunctive relief and specific performance, the Owner, by notice in writing to the Servicer, may terminate without compensation or reimbursement all the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Servicer of such written notice, all authority and power of the Servicer under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 8.04. Upon written request from the Owner, the Servicer shall prepare, execute and deliver any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise, at the Servicer’s sole expense. The Servicer agrees to reasonably cooperate with the Owner and such successor in effecting the termination of the Servicer’s responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Servicer to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 11.02 Waiver of Defaults.

The Owner may waive any default by the Servicer in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement.  No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

[END OF ARTICLE XI]

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ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01 Non-Solicitation

From and after the Closing Date, the Servicer and Owner agree that neither will take any action or cause any action to be taken by its agents to solicit the Mortgagor under any Mortgage Loan to refinance a Mortgage Loan, in whole or in part, without the prior written consent of Owner. It is understood and agreed that promotions for refinance undertaken by the Servicer or its agents that are directed to segments of the general public, or by its affiliates which may include Mortgagors under any Mortgage Loan, including, without limitation, directed marketing solicitations, newspaper, radio and television advertisements, shall not constitute a solicitation under the terms of this Agreement, provided that no segment shall consist exclusively of such Mortgagors.

Section 12.02 Notices

All notices, requests, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given upon the delivery or mailing thereof, as the case may be, sent by registered or certified mail, return receipt requested:

(a)

If to Owner to:

(b)

If to Servicer to:

National City Mortgage Co.
3232 Newmark Drive,  Miamisburg OH. 45342
Attention:

T. Jackson Case. Jr.

Section 12.03 Waivers.

Either the Servicer or the Owner may upon consent of all parties, by written notice to the others:

(a)

Waive compliance with any of the terms, conditions or covenants required to be complied with by the others hereunder; and

(b)

Waive or modify performance of any of the obligations of the others hereunder.

The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any other subsequent breach.

Section 12.04 Entire Agreement; Amendment.

This Agreement constitutes the entire agreement between the parties with respect to servicing of the Mortgage Loans. This Agreement may be amended and any provision hereof waived, but, only in writing signed by the party against whom such enforcement is sought.

Section 12.05 Execution; Binding Effect

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Sections 8.03 and 8.04, this Agreement shall inure to the benefit of and be binding upon the Servicer and the Owner and their respective successors and assigns.

Section 12.06 Headings.

Headings of the Articles and Sections in this Agreement are for reference purposes only and shall not be deemed to have any substantive effect.

Section 12.07 Applicable Law.

This Agreement shall be construed in accordance with the laws of the State of Ohio and the obligations, rights and remedies hereunder shall be determined in accordance with the substantive laws of the State of Ohio (without regard to conflicts of laws principles), except to the extent preempted by Federal law.

Section 12.08 Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint ventute between the parties. The duties and responsibilities of the Servicer shall be rendered by it as an independent contractor and not as an agent of the Owner. The Servicer shall have full control of all of its acts, doings, proceedings, relating to or requisite in connection with the discharge of its duties and responsibilities under this Agreement

Section 12.09 Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.10 Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Owner or the Owner’s designee, but in any event, at the Servicer’s expense for a single recordation relating to each Assignment of Mortgage in the event recordation is either necessary under applicable law or requested by the Owner at its sole option.

Section 12.11 Exhibits

The exhibits to this Agreement are hereby incorporated and made a part hereof tr and are integral parts of this Agreement.

Section 12.12 Counterparts.

This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement under seal as of the date and year first above written.

___________________________

By:

Name:

Title:

___________________________ Seller

By:

Name:

Title:

EXHIBIT 1

LIST OF STANDARD ALLTEL REPORTS FOR SCHEDULED SCHEDULED REPORTING

S50y

Private Pool Detail Report

T62a

Loan Activity Report

T62b

Loans Added Report

T62c

Monthly Accounting Report

T62e

Liquidation Report

P139

Monthly Statement of Mortgage Accounts

EXHIBIT 2

CUSTODIAL ACCOUNT LETTER AGREEMENT

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number _____________,at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation.

Depository

By:_

Name:...

Title:

Date:________________

EXHIBIT 3

ESCROW ACCOUNT LETTER AGREEMENT

EXHIBIT G

Lehman Brothers Bank, FSB,

Purchaser

and

National City Mortgage Co.,

Company

____________________________________________________

SELLER’S WARRANTIES AND SERVICING AGREEMENT

Dated as of August 1, 2001

____________________________________________________

Conventional Residential Fixed Rate Mortgage Loans

Group No. 2001-1

TABLE OF CONTENTS

Page

ARTICLE

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;

BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

Section 2.01

Conveyance of Mortgage Loans; Possession of Mortgage Files;

Maintenance of Servicing Files.

11

Section 2.02

Books and Records; Transfers of Mortgage Loans.

12

Section 2.03

Delivery of Documents.

13

ARTICLE III

REPRESENTATIONS AND WARRANTIES;

REMEDIES AND BREACH

Section 3.01

Company Representations and Warranties.

14

Section 3.02

Representations and Warranties Regarding Individual

Mortgage Loans.

16

Section 3.03

Remedies for Breach of Representations and Warranties.

25

Section 3.04

Review of Mortgage Loans.

27

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01

Company to Act as Servicer.

28

Section 4.02

Liquidation of Mortgage Loans.

30

Section 4.03

Collection of Mortgage Loan Payments.

31

Section 4.04

Establishment of and Deposits to Custodial Account.

31

Section 4.05

Permitted Withdrawals From Custodial Account.

33

Section 4.06

Establishment of and Deposits to Escrow Account.

34

Section 4.07

Permitted Withdrawals From Escrow Account.

35

Section 4.08

Payment of Taxes, Insurance and Other Charges.

35

Section 4.09

Protection of Accounts.

36

Section 4.10

Maintenance of Hazard Insurance.

36

Section 4.11

Maintenance of Mortgage Impairment Insurance.

38

Section 4.12

Maintenance of Fidelity Bond and Errors and

Omissions Insurance.

38

Section 4.13

Inspections.

39

Section 4.14

Restoration of Mortgaged Property.

39

Section 4.15

Maintenance of PMI and LPMI Policy; Claims.

39

Section 4.16

Title, Management and Disposition of REO Property.

41

Section 4.17

Real Estate Owned Reports.

42

Section 4.18

Liquidation Reports.

42

Section 4.19

Reports of Foreclosures and Abandonments of

Mortgaged Property.

43

ARTICLE V

PAYMENTS TO PURCHASER

Section 5.01

Remittances.

43

Section 5.02

Statements to Purchaser.

43

Section 5.03

Monthly Advances by Company.

44

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01

Transfers of Mortgaged Property.

44

Section 6.02

Satisfaction of Mortgages and Release of Mortgage Files.

45

Section 6.03

Servicing Compensation.

45

Section 6.04

Annual Statement as to Compliance.

46

Section 6.05

Annual Independent Public Accountants’ Servicing Report.

46

Section 6.06

Right to Examine Company Records.

46

Section 6.07

Appointment and Designation of Master Servicer.

47

ARTICLE VII

AGENCY TRANSFER; PASS-THROUGH TRANSFER

Section 7.01

Removal of Mortgage Loans from Inclusion Under this

Agreement Upon an Agency Transfer, Whole-Loan Transfer

or a Pass-Through Transfer on One or More Reconstitution

Dates.

47

Section 7.02

Purchaser’s Repurchase and Indemnification Obligations.

48

ARTICLE VIII

COMPANY TO COOPERATE

Section 8.01

Provision of Information.

49

Section 8.02

Financial Statements; Servicing Facility.

49

ARTICLE IX

THE COMPANY

Section 9.01

Indemnification; Third Party Claims.

50

Section 9.02

Merger or Consolidation of the Company.

51

Section 9.03

Limitation on Liability of Company and Others.

51

Section 9.04

Limitation on Resignation and Assignment by Company.

51

ARTICLE X

DEFAULT

Section 10.01

Events of Default.

52

Section 10.02

Waiver of Defaults.

54

ARTICLE XI

TERMINATION

Section 11.01

Termination.

54

Section 11.02

Termination Without Cause.

54

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01

Successor to Company.

55

Section 12.02

Amendment.

56

Section 12.03

Governing Law.

56

Section 12.04

Duration of Agreement.

56

Section 12.05

Notices.

56

Section 12.06

Severability of Provisions.

57

Section 12.07

Relationship of Parties.

57

Section 12.08

Execution; Successors and Assigns.

57

Section 12.09

Recordation of Assignments of Mortgage.

57

Section 12.10

Assignment by Purchaser.

57

Section 12.11

No Personal Solicitation.

58

EXHIBITS

EXHIBIT A

MORTGAGE LOAN SCHEDULE

EXHIBIT B

CONTENTS OF EACH MORTGAGE FILE

EXHIBIT C

MORTGAGE LOAN DOCUMENTS

EXHIBIT D-1

FORM OF CUSTODIAL ACCOUNT

CERTIFICATION

EXHIBIT D-2

FORM OF CUSTODIAL ACCOUNT

LETTER AGREEMENT

EXHIBIT E-1

FORM OF ESCROW ACCOUNT CERTIFICATION

EXHIBIT E-2

FORM OF ESCROW ACCOUNT

LETTER AGREEMENT

EXHIBIT F

FORM OF MONTHLY REMITTANCE ADVICE

EXHIBIT G

FORM OF ASSIGNMENT AND ASSUMPTION

EXHIBIT H

UNDERWRITING GUIDELINES

EXHIBIT I

ACKNOWLEDGMENT AGREEMENT

This is a Seller’s Warranties and Servicing Agreement for conventional fixed rate residential first lien mortgage loans, dated and effective as of August 1, 2001, and is executed between Lehman Brothers Bank, FSB, as purchaser (the “Purchaser”), and National City Mortgage Co., as seller and servicer (the “Company”).

W I T N E S S E T H:

WHEREAS, the Purchaser has agreed to purchase from the Company and the Company has agreed to sell to the Purchaser certain Mortgage Loans;

WHEREAS, each of the Mortgage Loans is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the Mortgage Loan Schedule, which is annexed hereto as Exhibit A; and

WHEREAS, the Purchaser and the Company wish to prescribe the manner of purchase of the Mortgage Loans and the management, servicing and control of the Mortgage Loans.

NOW, THEREFORE, in consideration of the mutual agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Purchaser and the Company agree as follows:

ARTICLE I

DEFINITIONS

Whenever used herein, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

Accepted Servicing Practices:  With respect to any Mortgage Loan, those mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located.

Agency Transfer:  The sale or transfer by Purchaser of some or all of the Mortgage Loans to Fannie Mae under its Cash Purchase Program or its MBS Swap Program (Special Servicing Option) or to Freddie Mac under its Freddie Mac Cash Program or Gold PC Program, retaining the Company as “servicer thereunder”.

Agreement:  This Seller’s Warranties and Servicing Agreement and all amendments hereof and supplements hereto.

ALTA:  The American Land Title Association or any successor thereto.

Ancillary Income:  All fees derived from the Mortgage Loans, other than Servicing Fees and prepayment fees, including but not limited to, late charges, , fees received with respect to checks or bank drafts returned by the related bank for non-sufficient funds, assumption fees, optional insurance administrative fees and all other incidental fees and charges. The Company shall retain all Ancillary Income as part of the Servicing Fee to the extent not required to be deposited into the Custodial Account.

Appraised Value: The value set forth in an appraisal made in connection with the origination of the related Mortgage Loan as the value of the Mortgaged Property.

Appropriate Federal Banking Agency:  Appropriate Federal Banking Agency shall have the meaning ascribed to it by Section 1813(q) of Title 12 of the United States Code, as amended from time to time.

Approved Flood Policy Insurer:  Any of the following insurers:  Flood Data Services, Inc., Flood Zone, Inc., GEOTrac, or Transamerica Flood Hazard Certification.

Approved Tax Service Contract Provider: Any of the following providers: First American, TransAmerica, Lereta or Fidelity

Assignment of Mortgage:  An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.

BIF:  The Bank Insurance Fund, or any successor thereto.

BPO: A broker’s price opinion with respect to a Mortgaged Property.

Business Day:  Any day other than (i) a Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions in the State of New York are authorized or obligated by law or executive order to be closed.

Closing Date: The date or dates set forth on the related Purchase Price and Terms Letter on which the Purchaser from time to time shall purchase and the Company from time to time shall sell, the Mortgage Loans listed on the related Mortgage Loan Schedule.

Code:  The Internal Revenue Code of 1986, as it may be amended from time to time or any successor statute thereto, and applicable U.S. Department of the Treasury regulations issued pursuant thereto.

Company: National City Mortgage Co., or its successor in interest or assigns, or any successor to the Company under this Agreement appointed as herein provided.

Condemnation Proceeds:  All awards or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.

Custodial Account:  The separate account or accounts created and maintained pursuant to Section 4.04.

Custodial Agreement: That certain Custodial Agreement, dated as of September 1, 1999 by and between the Purchaser and U.S. Bank Trust National Association.

Custodian:  The Custodian under the Custodial Agreement, or its successor in interest or assigns or any successor to the Custodian under the Custodial Agreement as provided therein.

Cut-off Date: The date set forth on the related Purchase Price and Terms Letter.

Deleted Mortgage Loan:  A Mortgage Loan which is repurchased by the Company in accordance with the terms of this Agreement and which is, in the case of a substitution pursuant to Section 3.03, replaced or to be replaced with a Qualified Substitute Mortgage Loan.

Determination Date:  The 15th day (or if such 15th day is not a Business Day, the Business Day immediately preceding such 15th day) of the month of the related Remittance Date.

Due Date:  The day of the month on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace. With respect to the Mortgage Loans for which payment from the Mortgagor is due on a day other than the first day of the month, such Mortgage Loans will be treated as if the Monthly Payment is due on the first day of the month of such Due Date.

Due Period:  With respect to each Remittance Date, the period commencing on the second day of the month preceding the month of the Remittance Date and ending in the first day of the month of the Remittance Date.

Eligible Investments:  Any one or more of the obligations and securities listed below which investment provides for a date of maturity not later than the Determination Date in each month:

(i)

direct obligations of, and obligations fully guaranteed by, the United States of America, or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America; and

(ii)

federal funds, demand and time deposits in, certificates of deposits of, or bankers’ acceptances issued by, any depository institution or trust company incorporated or organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, so long as at the time of such investment or contractual commitment providing for such investment the commercial paper or other short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) are rated “P-1” by Moody’s Investors Service, Inc. and the long-term debt obligations of such holding company) are rated “P-1” by Moody’s Investors Service, Inc. and the long-term debt obligations of such depository institution or trust company (or, in the case of a depository institution or trust company which is the principal subsidiary of a holding company, the long-term debt obligations of such holding company) are rated at least “Aa” by Moody’s Investors Service, Inc.;

provided, however, that no such instrument shall be an Eligible Investment if such instrument evidences either (i) a right to receive only interest payments with respect to the obligations underlying such instrument, or (ii) both principal and interest payments derived from obligations underlying such instrument and the principal and interest payments with respect to such instrument provide a yield to maturity of greater than 120% of the yield to maturity at par of such underlying obligations.

Errors and Omissions Insurance Policy:  An errors and omissions insurance policy to be maintained by the Company pursuant to Section 4.12.

Escrow Account:  The separate account or accounts created and maintained pursuant to Section 4.06.

Escrow Payments:  With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, mortgage insurance premiums, fire and hazard insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other related document.

Event of Default:  Any one of the conditions or circumstances enumerated in Section 10.01.

Fannie Mae:  The Federal National Mortgage Association, or any successor thereto.

Fannie Mae Guides:  The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto.

FDIC:  The Federal Deposit Insurance Corporation, or any successor thereto.

Fidelity Bond:  A fidelity bond to be maintained by the Company pursuant to Section 4.12.

First Remittance Date:  August 18, 2001.

Freddie Mac:  The Federal Home Loan Mortgage Corporation, or any successor thereto.

GEMICO:  General Electric Mortgage Insurance Corporation or any successor thereto.

Insurance Proceeds:  With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property.

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale or otherwise, or the sale of the related Mortgaged Property if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

Loan-to-Value Ratio or LTV:  With respect to any Mortgage Loan, the ratio of the Stated Principal Balance of the Mortgage Loan as of the related Cut-off Date (unless otherwise indicated) to the lesser of (a) the Appraised Value of the Mortgaged Property and (b) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property, expressed as a percentage.

LPMI Loan:

A Mortgage Loan with a LPMI Policy.

LPMI Policy:

A policy of primary mortgage guaranty insurance issued by another Qualified Insurer pursuant to which the related premium is to be paid by the Servicer of the related Mortgage Loan from payments of interest made by the Mortgagor in an amount as is set forth in the related Trade Confirmation Letter and Mortgage Loan Schedule.

LPMI Fee: With respect to each LPMI Loan, the portion of the Mortgage Interest Rate as set forth on the related Mortgage Loan Schedule (which shall be payable solely from the interest portion of Monthly Payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds), which, during such period prior to the required cancellation of the LPMI Policy, shall be used to pay the premium due on the related LPMI Policy.

Monthly Advance:  The portion of Monthly Payment delinquent with respect to each Mortgage Loan at the close of business on the Determination Date required to be advanced by the Company pursuant to Section 5.03 on the Business Day immediately preceding the Remittance Date of the related month.

Monthly Payment:  The scheduled monthly payment of principal and interest on a Mortgage Loan.

Mortgage:  The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first lien on an unsubordinated estate in fee simple or leasehold estate in real property securing the Mortgage Note.

Mortgage File:  The items pertaining to a particular Mortgage Loan referred to in Exhibit B annexed hereto, and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

Mortgage Impairment Insurance Policy:  A mortgage impairment or blanket hazard insurance policy as described in Section 4.11.

Mortgage Interest Rate:  The annual rate of interest borne on a Mortgage Note.

Mortgage Loan:  An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan.

Mortgage Loan Documents:  The documents listed in Exhibit C-1 hereto.

Mortgage Loan Package: A pool of Mortgage Loans sold to the Purchaser by the Company on a Closing Date.

Mortgage Loan Remittance Rate:  With respect to each Mortgage Loan, the annual rate of interest remitted to the Purchaser, which shall be equal to the Mortgage Interest Rate minus (i) the Servicing Fee Rate and (ii) with respect to LPMI Loans, the LPMI Fee.

Mortgage Loan Schedule: With respect to each Mortgage Loan Package, a schedule of Mortgage Loans annexed hereto as Exhibit A, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company's Mortgage Loan identifying number; (2) the Mortgagor's and Co-Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state, county, and the zip code; (4) the lot, block, and section numbers of the Mortgaged Property; (5) a code indicating whether the loan was originated through a correspondent, retail, or wholesale channel; (6) the broker identification number; (7) a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a PUD, a townhouse or a unit in a high-rise or low-rise condominium project; (8) the year in which the Mortgaged Property was built;  (9) the number of units for all Mortgaged Properties; (10) the number of bedrooms and rents by unit; (11) the original months to maturity or the remaining months to maturity from the related Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule; (12) a code indicating the lien status of the Mortgage Loan; (13) the Loan to Value Ratio at origination; (14) the Combined Loan to Value Ratio at origination, if applicable; (15) the Appraised Value and purchase price, if applicable, of the Mortgaged Property; (16) the Mortgage Interest Rate at the time of origination; (17) the Mortgage Interest Rate as of the related Cut-off Date;  (18) the application date of the Mortgage Loan; (19) the Mortgage Loan approval/commitment date; (20) the origination date of the Mortgage Loan; (21) the first payment date of the Mortgage Loan; (22) the stated maturity date of the Mortgage Loan; (23) the amount of the Monthly Payment as of the related Cut-off Date;  (24) the amount of the Monthly Payment at the time of origination;  (25) the next Due Date of the Mortgage Loan; (26) a twelve month history for the Mortgage Loan and the number of times thirty, sixty, and ninety days delinquent in the past twelve months; (27) a code indicating the payment status of the Mortgage Loan (i.e. bankruptcy, foreclosure, REO); (28) a twelve month history for the prior Mortgage Loan and the number of times thirty, sixty, and ninety days delinquent in the past twelve months; (29) the original principal amount of the Mortgage Loan; (30) the original principal amount of any senior Mortgage Loans; (31) the actual principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date, after deduction of payments of principal actually collected on or before the related Cut-off Date; (32) the scheduled principal balance of the Mortgage Loan as of the close of business on the related Cut-off Date; after deduction of payments of principal due on or before the related Cut-off Date, whether or not collected, if applicable; (33) the Mortgage Loan purpose type; (34) the occupancy status of the Mortgaged Property at the time of origination; (35) the Mortgagor’s and Co-Mortgagor’s FICO score; (36) a code indicating the mortgage insurance provider (PMI or LPMI) and percent of coverage, if applicable; (37) the mortgage insurance certificate number; a code indicating the method of payment for mortgage insurance premiums and cost (LPMI), if applicable; (38) the loan documentation type; (39) the back-end debt to income ratio; (40) number of Mortgagors; (41) Mortgagor Social Security Number; (42) co-Mortgagor Social Security Number; (43) Mortgagor date of birth; (44) co-Mortgagor date of birth; (45) Mortgagor gender; (46) co-Mortgagor gender; (47) Mortgagor race; (48) co-Mortgagor race; (49) combined annual income; (50) a code indicating first time buyer; (51) a code indicating whether the Mortgage Loan has a prepayment penalty; (52) a code indicating the prepayment penalty term and the prepayment penalty amount of the Mortgage Loan, if any; (53) the monthly Servicing Fee, if provided; (54) the tax service contract provider; (55) the flood insurance certification contract provider; (56) the monthly tax and insurance payment; and (57) the escrow balance as of the Cut-Off Date;. With respect to the Mortgage Loans in each Mortgage Loan Package in the aggregate, the related Mortgage Loan Schedule shall set forth the following information, as of the related Cut-off Date:  (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Mortgage Note:  The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage.

Mortgaged Property:  The real property securing repayment of the debt evidenced by a Mortgage Note.

Mortgagor:  The obligor on a Mortgage Note.

Officer’s Certificate:  A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or the President or a Vice President or an assistant Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Company, and delivered to the Purchaser as required by this Agreement.

Opinion of Counsel:  A written opinion of counsel, who may be an employee of the Company, reasonably acceptable to the Purchaser.

Pass-Through Transfer:  The sale or transfer of some or all of the Mortgage Loans to a trust to be formed as part of a publicly-issued and/or privately placed, rated or unrated, mortgage pass-through transaction, retaining the Company as “servicer” (with or without a master servicer) thereunder.

Person:  Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof.

PMI:  PMI Mortgage Insurance Co., or any successor thereto.

PMI Policy:  A policy of primary mortgage guaranty insurance issued by a Qualified Insurer, as required by this Agreement with respect to certain Mortgage Loans.

Pool Insurer:  Any of GEMICO, PMI or UGI.

Prepayment Interest Shortfall Amount:  With respect to any Mortgage Loan that was subject to a Principal Prepayment in full or in part during any Due Period, which Principal Prepayment was applied to such Mortgage Loan prior to such Mortgage Loan’s Due Date in such Due Period, the amount of interest (net the related Servicing Fee) that would have accrued on the amount of such Principal Prepayment during the period commencing on the date as of which such Principal Prepayment was applied to such Mortgage Loan and ending on the day immediately preceding such Due Date, inclusive.

Prime Rate:  The prime rate announced to be in effect from time to time, as published as the average rate in the “Money Rates” section of The Wall Street Journal.

Principal Prepayment:  Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date, including any prepayment penalty or premium thereon and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

Principal Prepayment Period:  The month preceding the month in which the related Remittance Date occurs.

Purchaser:  Lehman Brothers Bank, FSB or its successor in interest or any successor to the Purchaser under this Agreement as herein provided.

Qualified Depository:  A depository the accounts of which are insured by the FDIC through the BIF or the SAIF and the debt obligations of which are rated AA or better by Standard & Poor’s Corporation.

Qualified Insurer:  A mortgage guaranty insurance company duly authorized and licensed where required by law to transact mortgage guaranty insurance business and approved as an insurer by Fannie Mae or Freddie Mac.

Qualified Substitute Mortgage Loan:  A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Loan Remittance Rate not less than and not more than 2% greater than the Mortgage Loan Remittance Rate of the Deleted Mortgage Loan; (iii) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (iv) have a Gross Margin not less than that of the Deleted Mortgage Loan; and (v) comply with each representation and warranty set forth in Sections 3.01 and 3.02.

Rating Agency:  Any of Fitch, Moody’s or Standard & Poor’s or their respective successors designed by the Purchaser.

Reconstitution Agreements:  The agreement or agreements entered into by the Purchaser, the Company, Fannie Mae or Freddie Mac or certain third parties on the Reconstitution Date(s) with respect to any or all of the Mortgage Loans serviced hereunder, in connection with a Pass-Through Transfer, Whole-Loan Transfer or an Agency Transfer as set forth in Section 7.01, including, but not limited to, (i) a Fannie Mae Mortgage Selling and Servicing Contract, a Pool Purchase Contract, and any and all servicing agreements and tri-party agreements reasonably required by Fannie Mae with respect to a Fannie Mae Transfer, (ii) a Purchase Contract and all purchase documents associated therewith as set forth in the Freddie Mac Sellers’ & Servicers’ Guide, and any and all servicing agreements and tri-party agreements reasonably required by Freddie Mac with respect to a Freddie Mac Transfer, and (iii) a Pooling and Servicing Agreement and/or a subservicing/master servicing agreement and related custodial/trust agreement and related documents with respect to a Pass-Through Transfer. Such agreement or agreements shall prescribe the rights and obligations of the Company in servicing the related Mortgage Loans and shall provide for servicing compensation to the Company (calculated on a weighted average basis for all the related Mortgage Loans as of the Reconstitution Date), net of any guarantee fees due Fannie Mae or Freddie Mac, if applicable, at least equal to the Servicing Fee and Ancillary Income due the Company in accordance with this Agreement or the servicing fee required pursuant to the Reconstitution Agreement, whichever is less. The form of relevant Reconstitution Agreement to be entered into by the Purchaser and/or master servicer or trustee and the Company with respect to Pass-Through Transfers or Whole-Loan Transfers shall be reasonably satisfactory in form and substance to the Purchaser and the Company (giving due regard to any rating or master servicing requirements) and the representations and warranties and servicing provisions contained therein shall be substantially similar to those contained in this Agreement, unless otherwise mutually agreed by the parties.

Reconstitution Date:  The date or dates on which any or all of the Mortgage Loans serviced under this Agreement shall be removed from this Agreement and reconstituted as part of an Agency Transfer, Whole Loan Transfer or a Pass-Through Transfer pursuant to Section 7.01 hereof. On such date or dates, the Mortgage Loans transferred shall cease to be covered by this Agreement and the Company’s servicing responsibilities shall cease under this Agreement with respect to the related transferred Mortgage Loans.

Record Date:  The close of business of the last Business Day of the month preceding the month of the related Remittance Date.

Remittance Date:  The 18th day (or if such 18th day is not a Business Day, the first Business Day immediately following) of any month, beginning with the First Remittance Date.

REO Disposition:  The final sale by the Company of any REO Property.

REO Disposition Proceeds:  All amounts received with respect to an REO Disposition pursuant to Section 4.16.

REO Property:  A Mortgaged Property acquired by the Company on behalf of the Purchasers through foreclosure or by deed in lieu of foreclosure, as described in Section 4.16.

Repurchase Price:  With respect to any Mortgage Loan, a price equal to (i) the Stated Principal Balance of the Mortgage Loan plus (ii) interest on such Stated Principal Balance at the Mortgage Loan Remittance Rate from the date on which interest has last been paid and distributed to the Purchaser to the date of repurchase, less amounts received or advanced in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in the month of repurchase.

SAIF:  The Savings Association Insurance Fund, or any successor thereto.

Securities Act of 1933 or the 1933 Act:  The Securities Act of 1933, as amended.

Servicing Advances:  All customary, reasonable and necessary “out of pocket” costs and expenses other than Monthly Advances (including reasonable attorneys’ fees and disbursements) incurred in the performance by the Company of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement or judicial proceedings, including foreclosures, (c) the management and liquidation of any REO Property and (d) compliance with the obligations under Section 4.08.

Servicing Fee:  With respect to each Mortgage Loan, the amount of the annual fee the Purchaser shall pay to the Company, which shall, for a period of one full month, be equal to one-twelfth of the product of (a) the Servicing Fee Rate and (b) the outstanding principal balance of such Mortgage Loan. Such fee shall be payable monthly, computed on the basis of the same principal amount and period respecting which any related interest payment on a Mortgage Loan is computed. The obligation of the Purchaser to pay the Servicing Fee is limited to, and the Servicing Fee is payable solely from, the interest portion (including recoveries with respect to interest from Liquidation Proceeds, to the extent permitted by Section 4.05) of such Monthly Payment collected by the Company, or as otherwise provided under Section 4.05.

Servicing Fee Rate: 0.25% per annum.

Servicing File:  With respect to each Mortgage Loan, the file retained by the Company consisting of originals of all documents in the Mortgage File which are not delivered to the Custodian and copies of the Mortgage Loan Documents listed in Exhibit C-1 the originals of which are delivered to the Custodian pursuant to Section 2.01.

Servicing Officer:  Any officer of the Company involved in or responsible for, the administration and servicing of the Mortgage Loans whose name appears on a list of servicing officers furnished by the Company to the Purchaser upon request, as such list may from time to time be amended.

Stated Principal Balance:  As to each Mortgage Loan, (i) the principal balance of the Mortgage Loan at the related Cut-off Date after giving effect to payments of principal due on or before such date, whether or not received, minus (ii) all amounts previously distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal or advances in lieu thereof.

Subservicer:  Any Subservicer which is subservicing the Mortgage Loans pursuant to a Subservicing Agreement. Any subservicer shall meet the qualifications set forth in Section 4.01.

Subservicing Agreement:  An agreement between the Company and a Subservicer for the servicing of the Mortgage Loans.

Underwriting Guidelines:  The underwriting guidelines of the Company with respect to jumbo prime Mortgage Loans, attached hereto as  Exhibit H.

UGI:  United Guaranty Residential Insurance Company or any successor thereto.

ARTICLE II

CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE FILES;

BOOKS AND RECORDS; DELIVERY OF DOCUMENTS

Section 2.01

Conveyance of Mortgage Loans; Possession of Mortgage Files; Maintenance of Servicing Files.

The Company, on each Closing Date does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all the right, title and interest of the Company in and to the Mortgage Loans in the related Mortgage Loan Package. Pursuant to Section 2.03, the Company has delivered the Mortgage Loan Documents for each Mortgage Loan in the Mortgage Loan Package to the Custodian.

The contents of each Mortgage File not delivered to the Custodian are and shall be held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company shall maintain a Servicing File consisting of a copy of the contents of each Mortgage File and the originals of the documents in each Mortgage File not delivered to the Custodian. The possession of each Servicing File by the Company is at the will of the Purchaser for the sole purpose of servicing the related Mortgage Loan, and such retention and possession by the Company is in a custodial capacity only. Upon the sale of the Mortgage Loans the ownership of each Mortgage Note, the related Mortgage and the related Mortgage File and Servicing File shall vest immediately in the Purchaser, and the ownership of all records and documents with respect to the related Mortgage Loan prepared by or which come into the possession of the Company shall vest immediately in the Purchaser and shall be retained and maintained by the Company, in trust, at the will of the Purchaser and only in such custodial capacity. Each Servicing File shall be segregated from the other books and records of the Company and shall be marked appropriately to reflect clearly the sale of the related Mortgage Loan to the Purchaser. The Company shall release its custody of the contents of any Servicing File only in accordance with written instructions from the Purchaser, unless such release is required as incidental to the Company’s servicing of the Mortgage Loans or is in connection with a repurchase of any Mortgage Loan pursuant to Section 3.03, 3.06, or 6.02.

Section 2.02

Books and Records; Transfers of Mortgage Loans.

From and after the sale of the Mortgage Loans to the Purchaser all rights arising out of the Mortgage Loans in a Mortgage Loan Package including but not limited to all funds received on or in connection with the Mortgage Loans, shall be received and held by the Company in trust for the benefit of the Purchaser as owner of such Mortgage Loans, and the Company shall retain record title to the related Mortgages for the sole purpose of facilitating the servicing and the supervision of the servicing of the Mortgage Loans.

The sale of each Mortgage Loan in a Mortgage Loan Package shall be reflected on the Company’s balance sheet and other financial statements as a sale of assets by the Company. The Company shall be responsible for maintaining, and shall maintain, a complete set of books and records for each Mortgage Loan which shall be marked clearly to reflect the ownership of each Mortgage Loan by the Purchaser. In particular, the Company shall maintain in its possession, available for inspection by the Purchaser, or its designee and shall deliver to the Purchaser upon demand, evidence of compliance with all federal, state and local laws, rules and regulations, and requirements of Fannie Mae or Freddie Mac, including but not limited to documentation as to the method used in determining the applicability of the provisions of the Flood Disaster Protection Act of 1973, as amended, to the Mortgaged Property, documentation evidencing insurance coverage and eligibility of any condominium project for approval by Fannie Mae and periodic inspection reports as required by Section 4.13. To the extent that original documents are not required for purposes of realization of Liquidation Proceeds or Insurance Proceeds, documents maintained by the Company may be in the form of microfilm or microfiche or such other reliable means of recreating original documents, including but not limited to, optical imagery techniques so long as the Company complies with the requirements of the Fannie Mae Selling and Servicing Guide, as amended from time to time.

The Company shall maintain with respect to each Mortgage Loan and shall make available for inspection by any Purchaser or its designee the related Servicing File during the time the Purchaser retains ownership of a Mortgage Loan and thereafter in accordance with applicable laws and regulations.

The Company shall keep at its servicing office books and records in which, subject to such reasonable regulations as it may prescribe, the Company shall note transfers of Mortgage Loans. No transfer of a Mortgage Loan may be made unless such transfer is in compliance with the terms hereof. For the purposes of this Agreement, the Company shall be under no obligation to deal with any person with respect to this agreement or the Mortgage Loans unless the books and records show such person as the owner of the Mortgage Loan. The Purchaser may, subject to the terms of this Agreement, sell and transfer one or more of the Mortgage Loans, provided, however, that (i) the transferee will not be deemed to be a Purchaser hereunder binding upon the Company unless such transferee shall agree in writing to be bound by the terms of this Agreement and an original counterpart of the instrument of transfer and an assignment and assumption of this Agreement in the form of Exhibit G hereto executed by the transferee shall have been delivered to the Company, and (ii) with respect to each Mortgage Loan Package, in no event shall there be more than three Persons at any given time having the status of “Purchaser” hereunder. The Purchaser also shall advise the Company of the transfer. Upon receipt of notice of the transfer, the Company shall mark its books and records to reflect the ownership of the Mortgage Loans of such assignee, and shall release the previous Purchaser from its obligations hereunder with respect to the Mortgage Loans sold or transferred.

Section 2.03

 Delivery of Documents.

On or before the date which is seven Business Days prior to the related Closing Date, the Company shall deliver and release to the Custodian those Mortgage Loan Documents as required by this Agreement with respect to each Mortgage Loan in the related Mortgage Loan Package a list of which is attached to the related Assignment and Conveyance.

On or prior to the related Closing Date, the Custodian shall certify its receipt of all such Mortgage Loan Documents required to be delivered pursuant to the Custodial Agreement, as evidenced by the Initial Certification of the Custodian in the form annexed to the Custodial Agreement. The Company shall be responsible for maintaining the Custodial Agreement for the benefit of the Purchaser. Purchaser shall pay all fees and expenses of the Custodian.

The Company shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with Section 4.01 or 6.01 within one week of their execution, provided, however, that the Company shall provide the Custodian with a certified true copy of any such document submitted for recordation within one week of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within sixty days of its submission for recordation.

On or prior to the date which is three Business Days prior to the related Closing Date, the Seller shall deliver to the Purchaser the related Mortgage Loan Schedule.

ARTICLE III

REPRESENTATIONS AND WARRANTIES;

REMEDIES AND BREACH

Section 3.01

Company Representations and Warranties.

The Company represents and warrants to the Purchaser that as of each Closing Date:

(a)

Due Organization and Authority.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state where a Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Company, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of the related Mortgage Loan and the servicing of such Mortgage Loan in accordance with the terms of this Agreement; the Company has the full corporate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Company and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement evidences the valid, binding and enforceable obligation of the Company; and all requisite corporate action has been taken by the Company to make this Agreement valid and binding upon the Company in accordance with its terms;

(b)

Ordinary Course of Business.  The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

(c)

No Conflicts.  Neither the execution and delivery of this Agreement, the acquisition of the Mortgage Loans by the Company, the sale of the Mortgage Loans to the Purchaser or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Company’s charter or by-laws or any legal restriction or any agreement or instrument to which the Company is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject, or impair the ability of the Purchaser to realize on the Mortgage Loans, or impair the value of the Mortgage Loans;

(d)

Ability to Service.  The Company is an approved seller/servicer of conventional residential mortgage loans for Fannie Mae or Freddie Mac, with the facilities, procedures, and experienced personnel necessary for the sound servicing of mortgage loans of the same type as the Mortgage Loans. The Company is in good standing to sell mortgage loans to and service mortgage loans for Fannie Mae or Freddie Mac, and no event has occurred, including but not limited to a change in insurance coverage, which would make the Company unable to comply with Fannie Mae or Freddie Mac eligibility requirements or which would require notification to either Fannie Mae or Freddie Mac;

(e)

Reasonable Servicing Fee.  The Company acknowledges and agrees that the Servicing Fee, as calculated at the Servicing Fee Rate, represents reasonable compensation for performing such services and that the entire Servicing Fee shall be treated by the Company, for accounting and tax purposes, as compensation for the servicing and administration of the Mortgage Loans pursuant to this Agreement.

(f)

Ability to Perform.  The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. The Company is solvent and the sale of the Mortgage Loans is not undertaken to hinder, delay or defraud any of the Company’s creditors;

(g)

No Litigation Pending.  There is no action, suit, proceeding or investigation pending or to the best of the Company’s knowledge threatened against the Company which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Company, or in any material impairment of the right or ability of the Company to carry on its business substantially as now conducted, or in any material liability on the part of the Company, or which would draw into question the validity of this Agreement or the Mortgage Loans or of any action taken or to be taken in connection with the obligations of the Company contemplated herein, or which would be likely to impair materially the ability of the Company to perform under the terms of this Agreement;

(h)

No Consent Required.  No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of or compliance by the Company with this Agreement or the sale of the Mortgage Loans as evidenced by the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the related Closing Date;

(i)

Selection Process.  The Mortgage Loans were selected from among the outstanding fixed rate one- to four-family mortgage loans in the Company’s portfolio at the related Closing Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

(j)

Pool Characteristics. With respect to each Mortgage Loan Package, the Mortgage Loan characteristics set forth on Exhibit 2 to the related Assignment and Conveyance are true and complete;

(k)

No Untrue Information. Neither this Agreement nor any statement, report or other document furnished or to be furnished pursuant to this Agreement or in connection with the transactions contemplated hereby contains any untrue statement of fact or omits to state a fact necessary to make the statements contained therein not misleading;

(l)

Sale Treatment.  The Company has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes;

(m)

Financial Statements.  The Company has delivered to the Purchaser financial statements as to its last three complete fiscal years and any later quarter ended more than 60 days prior to the execution of this Agreement. All such financial statements fairly present the pertinent results of operations and changes in financial position at the end of each such period of the Company and its subsidiaries and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes thereto. In addition, the Company has delivered information as to its mortgage loan payment delinquency experience for the immediately preceding three-year period, in each case with respect to mortgage loans owned by it during such period, and all such information so delivered is true and correct in all material respects.  The Company has delivered a comfort letter from its auditors with respect to such delinquency information.  There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company’s financial statements that would have a material adverse effect on its ability to perform its obligations under this Agreement. The Company has completed any forms requested by the Purchaser in a timely manner and in accordance with the provided instructions;

(n)

No Brokers’ Fees.  The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans;

(o)

Origination.  The Company’s decision to originate any mortgage loan or to deny any mortgage loan application is an independent decision based upon Company’s Underwriting Guidelines, and is in no way made as a result of  Purchaser’s decision to purchase, or not to purchase, or the price Purchaser may offer to pay for, any such mortgage loan, if originated;

(p)

Fair Consideration.  The consideration received by the Company upon the sale of the Mortgage Loans under this Agreement constitutes fair consideration and reasonably equivalent value for the Mortgage Loans; and

Section 3.02

Representations and Warranties Regarding Individual Mortgage Loans.

As to each Mortgage Loan, the Company hereby represents and warrants to the Purchaser that as of the related Closing Date:

(a)

Mortgage Loans as Described.  The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

(b)

Payments Current.  All payments required to be made up to the related Closing Date for the Mortgage Loan under the terms of the Mortgage Note have been made and credited. No payment required under the Mortgage Loan has been 30 or more days delinquent at any time in the 12 months preceding the related Closing Date. The first Monthly Payment shall be made with respect to the Mortgage Loan on its Due Date or within the grace period, all in accordance with the terms of the related Mortgage Note;

(c)

No Outstanding Charges.  There are no defaults in complying with the terms of the Mortgages, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. The Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan, except for interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is greater, to the day which precedes by one month the Due Date of the first installment of principal and interest;

(d)

Original Terms Unmodified.  The terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser and which has been delivered to the Custodian. The substance of any such waiver, alteration or modification has been approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and its terms are reflected on the related Mortgage Loan Schedule. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement approved by the issuer of any related PMI Policy and the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Custodian and the terms of which are reflected in the related Mortgage Loan Schedule;

(e)

No Defenses.  The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

(f)

Hazard Insurance.  Pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located pursuant to insurance policies conforming to the requirements of Section 4.10. If upon origination of the Mortgage Loan, the Mortgaged Property was in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Flood Insurance Administration is in effect which policy conforms to the requirements of Section 4.10. All individual insurance policies contain a standard mortgagee clause naming the Company and its successors and assigns as mortgagee, and all premiums thereon have been paid. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor’s cost and expense, and on the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor’s cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a “master” or “blanket” hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Company has not engaged in, and has no knowledge of the Mortgagor’s or any Subservicer’s having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either, including without limitation, no unlawful fee, unlawful commission, unlawful kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(g)

Compliance with Applicable Laws.  Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws applicable to the Mortgage Loan have been complied with, and the Company shall maintain in its possession, available for the Purchaser’s inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

(h)

No Satisfaction of Mortgage.  The Mortgage has not been satisfied, canceled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. The Company has not waived the performance by the Mortgagor of any action, if the Mortgagor’s failure to perform such action would cause the Mortgage Loan to be in default, nor has the Company waived any default resulting from any action or inaction by the Mortgagor;

(i)

Location and Type of Mortgaged Property.  The Mortgaged Property is a fee simple or leasehold property located in the state identified in the related Mortgage Loan Schedule and consists of a parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual condominium unit in a low-rise condominium project, or an individual unit in a planned unit development, provided, however, that any condominium project or planned unit development shall conform with the Company’s Underwriting Guidelines regarding such dwellings, and no residence or dwelling is a mobile home or a manufactured dwelling. No portion of the Mortgaged Property is used for commercial purposes;

(j)

Valid First Lien.  The Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property, including all buildings and improvements on the Mortgaged Property, and all additions, alterations and replacements made at any time with respect to the foregoing. The lien of the Mortgage is subject only to:

(1)

the lien of current real property taxes and assessments not yet due and payable;

(2)

covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to mortgage lending institutions generally and specifically referred to in the lender’s title insurance policy delivered to the originator of the Mortgage Loan and (i) referred to or to otherwise considered in the appraisal made for the originator of the Mortgage Loan or (ii) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

(3)

other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting and enforceable first lien and first priority security interest on the property described therein and the Company has full right to sell and assign the same to the Purchaser. The Mortgaged Property was not, as of the date of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secured debt or other security instrument creating a lien subordinate to the lien of the Mortgage;

(k)

Validity of Mortgage Documents.  The Mortgage Note and the Mortgage are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms. All parties to the Mortgage Note and the Mortgage and any other related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note and the Mortgage and any other related agreement, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No fraud was committed in connection with the origination of the Mortgage Loan. The Company has reviewed all of the documents constituting the Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein;

(l)

Full Disbursement of Proceeds.  The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

(m)

Ownership.  The Company is the sole owner of record and holder of the Mortgage Loan. The Mortgage Loan is not assigned or pledged, and the Company has good and marketable title thereto, and has full right to transfer and sell the Mortgage Loan therein to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement;

(n)

Doing Business.  All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) organized under the laws of such state, or (3) qualified to do business in such state, or (4) federal savings and loan associations or national banks having principal offices in such state, or (5) not doing business in such state;

(o)

LTV, PMI Policy.  No Mortgage Loan has a LTV equal to or greater than 95%. The original LTV of the Mortgage Loan either was not more than 80% or the excess over 75% is and will be insured as to payment defaults by a PMI Policy or LPMI Policy until the LTV of such Mortgage Loan is reduced to 80%. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith; provided, that, with respect to LPMI Loans, the related Servicer is obligated thereunder to maintain the LPMI Policy and to pay all premiums and charges in connection therewith..  The Mortgage Interest Rate for the Mortgage Loan as set forth on the related Mortgage Loan Schedule is net of any such insurance premium;

(p)

Title Insurance.  The Mortgage Loan is covered by either (i) an attorney’s opinion of title and abstract of title the form and substance of which is acceptable to mortgage lending institutions making mortgage loans in the area where the Mortgaged Property is located or (ii) an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan (or to the extent that a Mortgage Note provides for negative amortization, the maximum amount of negative amortization in accordance with the Mortgage), subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Section 3.02. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Company is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

(q)

No Defaults.  There is no default, breach, violation or event of acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and neither the Company nor its predecessors have waived any default, breach, violation or event of acceleration;

(r)

No Mechanics’ Liens.  There are no mechanics’ or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under the law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

(s)

Location of Improvements; No Encroachments.  All improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property. No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation;

(t)

Origination: Payment Terms.  At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority. The Mortgage Interest Rate is the fixed interest rate set forth in the Mortgage Note.  The Mortgage Note is payable each month in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. There is no negative amortization;

(u)

Customary Provisions.  The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee’s sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose the Mortgage;

(v)

Conformance with Underwriting Guidelines.  The Mortgage Loan was underwritten in accordance with the Company’s Underwriting Guidelines in effect at the time the Mortgage Loan was originated. The Mortgage Loan is in conformity with the standards of Freddie Mac or Fannie Mae under one of their respective home mortgage purchase programs (except that the principal balance of certain Mortgage Loans may have exceeded the limits of Fannie Mae and Freddie Mac) and the Mortgage Note and Mortgage are on forms acceptable to Freddie Mac or Fannie Mae;

(w)

Occupancy of the Mortgaged Property.  As of the related Closing Date the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. The Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor’s primary residence;

(x)

No Additional Collateral.  The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in (j) above;

(y)

Deeds of Trust.  In the event the Mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor;

(z)

Acceptable Investment.  The Company has no knowledge of any circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that can reasonably be expected to cause private institutional investors to regard the Mortgage Loan as an unacceptable investment, cause the Mortgage Loan to become delinquent, or adversely affect the value or marketability of the Mortgage Loan;

(aa)

Delivery of Mortgage Documents.  The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents required to be delivered for the Mortgage Loan by the Company under this Agreement as set forth in Exhibit C attached hereto have been delivered to the Custodian. The Company is in possession of a complete, true and accurate Mortgage File in compliance with Exhibit B, except for such documents the originals of which have been delivered to the Custodian;

(bb)

Condominiums/Planned Unit Developments.  If the Mortgaged Property is a condominium unit or a planned unit development (other than a de minimus planned unit development) such condominium or planned unit development project meets Fannie Mae eligibility requirements for sale to Fannie Mae or is located in a condominium or planned unit development project which has received Fannie Mae project approval and the representations and warranties required by Fannie Mae with respect to such condominium or planned unit development have been made and remain true and correct in all respects;

(cc)

Transfer of Mortgage Loans.  The Assignment of Mortgage is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

(dd)

Due on Sale.  The Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the Mortgagor thereunder;

(ee)

No Buydown Provisions; No Graduated Payments or Contingent Interests.  The Mortgage Loan does not contain provisions pursuant to which Monthly Payments are paid or partially paid with funds deposited in any separate account established by the Company, the Mortgagor or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions currently in effect which may constitute a “buydown” provision. The Mortgage Loan is not a graduated payment mortgage loan and the Mortgage Loan does not have a shared appreciation or other contingent interest feature;

(ff)

Consolidation of Future Advances.  Any future advances made prior to the related Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee’s consolidated interest or by other title evidence acceptable to Fannie Mae and Freddie Mac. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

(gg)

Mortgaged Property Undamaged.  There is no proceeding pending or, to the best of the Company’s knowledge, threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended; and

(hh)

Collection Practices; Escrow Deposits.  The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices, and have been in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage or the Mortgage Note;

(ii)

Appraisal.  The Mortgage File contains an appraisal of the related Mortgage Property signed prior to the approval of the Mortgage Loan application by a qualified appraiser, duly appointed by the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof; and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated;

(jj)

Soldiers’ and Sailors’ Relief Act.  The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Soldiers’ and Sailors’ Civil Relief Act of 1940;

(kk)

Environmental Matters.  The Mortgaged Property is free from any and all toxic or hazardous substances and there exists no violation of any local, state or federal environmental law, rule or regulation. To the best of the Company’s knowledge, there is no pending action or proceeding directly involving any Mortgaged Property of which the Company is aware in which compliance with any environmental law, rule or regulation is an issue; and to the best of the Company’s knowledge, nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation consisting a prerequisite to use and enjoyment of said property;

(ll)

No Construction Loans.  No Mortgage Loan was made in connection with (i) the construction or rehabilitation of a Mortgaged Property or (ii) facilitating the trade-in or exchange of a Mortgaged Property;

(mm)

Insurance. The Company has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser;  No action, inaction, or event has occurred and no state of fact exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage under any applicable pool insurance policy, special hazard insurance policy, PMI Policy or bankruptcy bond, irrespective of the cause of such failure of coverage. In connection with the placement of any such insurance, no commission, fee, or other compensation has been or will be received by the Company or any designee of the Company or any corporation in which the Company or any officer, director, or employee had a financial interest at the time of placement of such insurance;

(nn)

Regarding the Mortgagor.  The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a “living trust” and such “living trust” is in compliance with Fannie Mae guidelines for such trusts.

(oo)

Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified as (a) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (b) “high cost,” “threshold,” or “predatory” loans under any other applicable state, federal or local law.

(pp)

Simple Interest Mortgage Loans.  None of the Mortgage Loans are simple interest Mortgage Loans.

(qq)

 Single Premium Credit Life Insurance.  None of the proceeds of the Mortgage Loan were used to finance single-premium credit life insurance policies.

(rr)

Tax Service Contract The Company has obtained a life of loan, transferable real estate Tax Service Contract on each Mortgage Loan with an Approved Tax Servicer Contract Provider and such contract is assignable without penalty, premium or cost to the Purchaser;

(ss)

Flood Certification Contract. The Company has obtained a life of loan, transferable flood certification contract with an Approved Flood Policy Insurer acceptable to Purchaser in its sole discretion for each Mortgage Loan and such contract is assignable without penalty, premium or cost to the Purchaser;

(tt)

FICO Scores. Each Mortgage Loan has a non-zero FICO score;

(uu)

Prepayment Fee.  With respect to each Mortgage Loan that has a prepayment fee feature, each such prepayment fee is enforceable and will be enforced by the Company, and each prepayment penalty in permitted pursuant to federal, state and local law.  No Mortgage Loan will impose a prepayment penalty for a term in excess of five years from the date such Mortgage Loan was originated.  Except as otherwise set forth in the related Mortgage Loan Schedule, with respect to each Mortgage Loan that contains a prepayment fee, such prepayment fee is at least equal to the lesser of (A) the maximum amount permitted under applicable law and (B) six months interest at the related Mortgage Interest Rate on the amount prepaid in excess of 20% of the original principal balance of such Mortgage Loan; and

(vv)

Recordation.  Each original Mortgage was recorded and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been recorded in the appropriate jurisdictions wherein such recordation is necessary to perfect the lien thereof as against creditors of the Company, or is in the process of being recorded.

(ww)

Leaseholds.  If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

Section 3.03

Remedies for Breach of Representations and Warranties.

It is understood and agreed that the representations and warranties set forth in Sections 3.01 and 3.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the Mortgage Loan Documents to the Custodian and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans or the interest of the Purchaser, or which materially and adversely affects the interests of Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan (in the case of any of the foregoing, a “Breach”), the party discovering such Breach shall give prompt written notice to the other.

With respect to those representations and warranties which are made to the best of the Company’s knowledge, if it is discovered by the Company or the Purchaser that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest of the Purchaser (or which materially and adversely affects the value of a Mortgage Loan or the interests of the Purchaser in the related Mortgage Loan in the case of a representation and warranty relating to a particular Mortgage Loan), notwithstanding the Company’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty.

Within 60 days of the earlier of either discovery by or notice to the Company of any Breach of a representation or warranty, the Company shall use its best efforts promptly to cure such Breach in all material respects and, if such Breach cannot be cured, the Company shall, at the Purchaser’s option, repurchase such Mortgage Loan at the Repurchase Price. In the event that a Breach shall involve any representation or warranty set forth in Section 3.01, and such Breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Company of such Breach, all of the Mortgage Loans shall, at the Purchaser’s option be repurchased by the Company at the Repurchase Price; provided, that if such Breach may be cured by the repurchase of one or more individual Mortgage Loans, the Company may repurchase only those Mortgage Loans necessary to cure the Breach.  However, if the Breach shall involve a representation or warranty set forth in Section 3.02 and the Company discovers or receives notice of any such Breach within 120 days of the related Closing Date, the Company shall, at the Purchaser’s option and provided that the Company has a Qualified Substitute Mortgage Loan, rather than repurchase the Mortgage Loan as provided above, remove such Mortgage Loan (a “Deleted Mortgage Loan”) and substitute in its place a Qualified Substitute Mortgage Loan or Loans, provided that any such substitution shall be effected not later than 120 days after the related Closing Date. If the Company has no Qualified Substitute Mortgage Loan, it shall repurchase the deficient Mortgage Loan. Any repurchase of a Mortgage Loan or Loans pursuant to the foregoing provisions of this Section 3.03 shall be accomplished by deposit in the Custodial Account of the amount of the Repurchase Price for distribution to Purchaser on the next scheduled Remittance Date, after deducting therefrom any amount received in respect of such repurchased Mortgage Loan or Loans and being held in the Custodial Account for future distribution.

At the time of repurchase or substitution, the Purchaser and the Company shall arrange for the reassignment of the Deleted Mortgage Loan to the Company and the delivery to the Company of any documents held by the Custodian relating to the Deleted Mortgage Loan. In the event of a repurchase or substitution, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase or substitution has taken place, amend the related Mortgage Loan Schedule to reflect the withdrawal of the Deleted Mortgage Loan from this Agreement, and, in the case of substitution, identify a Qualified Substitute Mortgage Loan and amend the related Mortgage Loan Schedule to reflect the addition of such Qualified Substitute Mortgage Loan to this Agreement. In connection with any such substitution, the Company shall be deemed to have made as to such Qualified Substitute Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such substitution. The Company shall effect such substitution by delivering to the Custodian for such Qualified Substitute Mortgage Loan the documents required by Section 2.03, with the Mortgage Note endorsed as required by Section 2.03. No substitution will be made in any calendar month after the Determination Date for such month. The Company shall deposit in the Custodial Account the Monthly Payment less the Servicing Fee due on such Qualified Substitute Mortgage Loan or Loans in the month following the date of such substitution. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution shall be retained by the Company. For the month of substitution, distributions to Purchaser shall include the Monthly Payment due on any Deleted Mortgage Loan in the month of substitution, and the Company shall thereafter be entitled to retain all amounts subsequently received by the Company in respect of such Deleted Mortgage Loan.

For any month in which the Company substitutes a Qualified Substitute Mortgage Loan for a Deleted Mortgage Loan, the Company shall determine the amount (if any) by which the aggregate principal balance of all Qualified Substitute Mortgage Loans as of the date of substitution is less than the aggregate Stated Principal Balance of all Deleted Mortgage Loans (after application of scheduled principal payments due in the month of substitution). The amount of such shortfall shall be distributed by the Company in the month of substitution pursuant to Section 5.01. Accordingly, on the date of such substitution, the Company shall deposit from its own funds into the Custodial Account an amount equal to the amount of such shortfall.

Any cause of action against the Company relating to or arising out of the Breach of any representations and warranties made in Sections 3.01 and 3.02 shall accrue as to any Mortgage Loan upon (i) discovery of such Breach by the Purchaser or notice thereof by the Company to the Purchaser, (ii) failures by the Company to cure such Breach or repurchase such Mortgage Loan as specified above, and (iii) demand upon the Company by the Purchaser for compliance with this Agreement.

With respect to any Mortgage Loan, if the related Mortgagor is 30 or more days delinquent with respect to the Mortgage Loan’s first or second Monthly Payment due to the Purchaser after the related Closing Date, the Company shall, upon receipt of notice from the Purchaser, promptly repurchase such Mortgage Loan from the Purchaser in accordance with this Section 3.03; provided, that no right to cure set forth therein shall apply.

Section 3.04

Review of Mortgage Loans.

From the related Closing Date until the date 30 days after the related Closing Date, the Purchaser shall have the right to review the Mortgage Files and obtain BPOs on the Mortgaged Properties relating to the Mortgage Loans purchased on the related Closing Date, with the results of such BPO reviews to be communicated to the Company for a period up to 30 days after the related Closing Date.  In addition, the Purchaser shall have the right to reject any Mortgage Loan which in the Purchaser’s sole determination (i) fails to conform to Underwriting Guidelines, (ii) is underwritten without verification of the Mortgagor’s income and assets and there is no credit report or FICO Score, (iii) the Purchaser deems the Mortgage Loan to not be an acceptable credit risk, or (iv) the value of the Mortgaged Property pursuant to any BPO varies by more than plus or minus 15% from the lesser of (A) the original appraised value of the Mortgaged Property or (B) the purchase price of the Mortgaged Property as of the date of origination. In the event that the Purchaser so rejects any Mortgage Loan, the Company shall repurchase the rejected Mortgage Loan at the Repurchase Price in the manner prescribed in Section 8(a) upon receipt of notice from the Purchaser of the rejection of such Mortgage Loan.  Any rejected Mortgage Loan shall be removed from the terms of this Agreement. The Company shall make available all files required by Purchaser in order to complete its review, including all CRA/HMDA required data fields. To the extent that during the course of the Purchaser’s initial review, the Purchaser discovers that the Mortgage Loans do not otherwise meet the Seller’s Underwriting Guidelines or the terms of the Purchase Transaction, the Purchase shall have the right to carry out additional due diligence reviews, which additional due diligence shall be at the expense of the Company. Purchaser’s decision to increase its due diligence review or obtain additional BPO’s or other property evaluations is at its sole discretion.  The additional review may be for any reason including but not limited to credit quality, property valuations, and data integrity.  Any review performed by the Purchaser prior to the Closing Date does not limit the Purchaser’s rights or the Company’s obligations under this section.

ARTICLE IV

ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

Section 4.01

Company to Act as Servicer.

The Company, as an independent contractor, shall service and administer the Mortgage Loans and shall have full power and authority, acting alone, to do any and all things in connection with such servicing and administration which the Company may deem necessary or desirable, consistent with the terms of this Agreement and with Accepted Servicing Practices.

Consistent with the terms of this Agreement, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company’s reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchasers, provided, however, that the Company shall not make any future advances with respect to a Mortgage Loan and (unless the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Company, imminent and the Company has obtained the prior written consent of the Purchaser) the Company shall not permit any modification of any material term of any Mortgage Loan including any modifications that would change the Mortgage Interest Rate, defer or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) or change the final maturity date on such Mortgage Loan. In the event of any such modification which permits the deferral of interest or principal payments on any Mortgage Loan, the Company shall, on the Business Day immediately preceding the Remittance Date in any month in which any such principal or interest payment has been deferred, deposit in the Custodial Account from its own funds, in accordance with Section 5.03, the difference between (a) such month’s principal and one month’s interest at the Mortgage Loan Remittance Rate on the unpaid principal balance of such Mortgage Loan and (b) the amount paid by the Mortgagor. The Company shall be entitled to reimbursement for such advances to the same extent as for all other advances made pursuant to Section 5.03. Without limiting the generality of the foregoing, the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself and the Purchasers, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Properties. If reasonably required by the Company, the Purchaser shall furnish the Company with any powers of attorney and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

In servicing and administering the Mortgage Loans, the Company shall employ procedures (including collection procedures) and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account, giving due consideration to Accepted Servicing Practices where such practices do not conflict with the requirements of this Agreement, and the Purchaser’s reliance on the Company.

The Mortgage Loans may be subserviced by the Subservicer on behalf of the Company provided that the Subservicer is a Fannie Mae-approved lender or a Freddie Mac seller/servicer in good standing, and no event has occurred, including but not limited to a change in insurance coverage, which would make it unable to comply with the eligibility requirements for lenders imposed by Fannie Mae or for seller/servicers imposed by Freddie Mac, or which would require notification to Fannie Mae or Freddie Mac. The Company may perform any of its servicing responsibilities hereunder or may cause the Subservicer to perform any such servicing responsibilities on its behalf, but the use by the Company of the Subservicer shall not release the Company from any of its obligations hereunder and the Company shall remain responsible hereunder for all acts and omissions of the Subservicer as fully as if such acts and omissions were those of the Company. The Company shall pay all fees and expenses of the Subservicer from its own funds, and the Subservicer’s fee shall not exceed the Servicing Fee.

At the cost and expense of the Company, without any right of reimbursement from the Custodial Account, the Company shall be entitled to terminate the rights and responsibilities of the Subservicer and arrange for any servicing responsibilities to be performed by a successor Subservicer meeting the requirements in the preceding paragraph, provided, however, that nothing contained herein shall be deemed to prevent or prohibit the Company, at the Company’s option, from electing to service the related Mortgage Loans itself. In the event that the Company’s responsibilities and duties under this Agreement are terminated pursuant to Section 9.04, 10.01 or 11.02, and if requested to do so by the Purchaser, the Company shall at its own cost and expense terminate the rights and responsibilities of the Subservicer as soon as is reasonably possible. The Company shall pay all fees, expenses or penalties necessary in order to terminate the rights and responsibilities of the Subservicer from the Company’s own funds without reimbursement from the Purchaser.

Notwithstanding any of the provisions of this Agreement relating to agreements or arrangements between the Company and the Subservicer or any reference herein to actions taken through the Subservicer or otherwise, the Company shall not be relieved of its obligations to the Purchaser and shall be obligated to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans. The Company shall be entitled to enter into an agreement with the Subservicer for indemnification of the Company by the Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

Any Subservicing Agreement and any other transactions or services relating to the Mortgage Loans involving the Subservicer shall be deemed to be between the Subservicer and Company alone, and the Purchaser shall have no obligations, duties or liabilities with respect to the Subservicer including no obligation, duty or liability of Purchaser to pay the Subservicer’s fees and expenses. For purposes of distributions and advances by the Company pursuant to this Agreement, the Company shall be deemed to have received a payment on a Mortgage Loan when the Subservicer has received such payment.

Section 4.02

Liquidation of Mortgage Loans.

In the event that any payment due under any Mortgage Loan and not postponed pursuant to Section 4.01 is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as (1) the Company would take under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with Accepted Servicing Practices, (3) the Company shall determine prudently to be in the best interest of Purchaser, and (4) is consistent with any related PMI Policy. In the event that any payment due under any Mortgage Loan is not postponed pursuant to Section 4.01 and remains delinquent for a period of 90 days or any other default continues for a period of 90 days beyond the expiration of any grace or cure period, the Company shall commence foreclosure proceedings, provided that, prior to commencing foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company’s intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within 10 Business Days of receiving such notice. In the event the Purchaser objects to such foreclosure action, the Company shall not be required to make Monthly Advances with respect to such Mortgage Loan, pursuant to Section 5.03, and the Company’s obligation to make such Monthly Advances shall terminate on the 90th day referred to above.  In such connection, the Company shall from its own funds make all necessary and proper Servicing Advances, provided, however, that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration or preservation of any Mortgaged Property, unless it shall determine (a) that such preservation, restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage Loan to Purchaser after reimbursement to itself for such expenses and (b) that such expenses will be recoverable by it either through Liquidation Proceeds (respecting which it shall have priority for purposes of withdrawals from the Custodial Account pursuant to Section 4.05) or through Insurance Proceeds (respecting which it shall have similar priority).

Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Company has reasonable cause to believe that a Mortgaged Property is contaminated by hazardous or toxic substances or wastes, or if the Purchaser otherwise requests an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, the Company shall promptly provide the Purchaser with a written report of the environmental inspection.

After reviewing the environmental inspection report, the Purchaser shall determine how the Company shall proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Purchaser directs the Company to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Company, the Company shall be entitled to be reimbursed from amounts in the Custodial Account pursuant to Section 4.05 hereof. In the event the Purchaser directs the Company not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Company shall be reimbursed for all Servicing Advances made with respect to the related Mortgaged Property from the Custodial Account pursuant to Section 4.05 hereof.

Section 4.03

Collection of Mortgage Loan Payments.

Continuously from the date hereof until the principal and interest on all Mortgage Loans are paid in full, the Company shall proceed diligently to collect all payments due under each of the Mortgage Loans when the same shall become due and payable and shall take special care in ascertaining and estimating Escrow Payments and all other charges that will become due and payable with respect to the Mortgage Loan and the Mortgaged Property, to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

Section 4.04

Establishment of and Deposits to Custodial Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, in the form of time deposit or demand accounts, titled “National City Mortgage Corp in trust for the Purchaser of Conventional Residential Conventional Residential Fixed Rate Mortgage Loans, Group No. 2001-1 and various Mortgagors”. The Custodial Account shall be established with a Qualified Depository acceptable to the Purchaser. Any funds deposited in the Custodial Account shall at all times be fully insured to the full extent permitted under applicable law.  Funds deposited in the Custodial Account may be drawn on by the Company in accordance with Section 4.05. The creation of any Custodial Account shall be evidenced by a certification in the form of Exhibit D-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit D-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification or letter agreement shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Company shall deposit in the Custodial Account on a daily basis, and retain therein, the following collections received by the Company and payments made by the Company after the related Cut-off Date, (other than payments of principal and interest due on or before the related Cut-off Date, or received by the Company prior to the related Cut-off Date but allocable to a period subsequent thereto,  or with respect to each LPMI Loan, in the amount of the LPMI Fee):

(i)

all payments on account of principal on the Mortgage Loans, including all Principal Prepayments;

(ii)

all payments on account of interest on the Mortgage Loans adjusted to the Mortgage Loan Remittance Rate;

(iii)

all Liquidation Proceeds;

(iv)

all Insurance Proceeds including amounts required to be deposited pursuant to Section 4.10 (other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14), Section 4.11 and Section 4.15;

(v)

all Condemnation Proceeds which are not applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Section 4.14;

(vi)

any amount required to be deposited in the Custodial Account pursuant to Section 4.01, 4.09, 5.03, 6.01 or 6.02;

(vii)

any amounts payable in connection with the repurchase of any Mortgage Loan pursuant to Section 3.03 or 3.06 and all amounts required to be deposited by the Company in connection with a shortfall in principal amount of any Qualified Substitute Mortgage Loan pursuant to Section 3.03;

(viii)

with respect to each Principal Prepayment in full or in part, the Prepayment Interest Shortfall Amount, if any, for the month of distribution. Such deposit shall be made from the Company’s own funds, without reimbursement therefor up to a maximum amount per month of the Servicing Fee actually received for such month for the Mortgage Loans;

(ix)

any amounts required to be deposited by the Company pursuant to Section 4.11 in connection with the deductible clause in any blanket hazard insurance policy; and

(x)

any amounts received with respect to or related to any REO Property and all REO Disposition Proceeds pursuant to Section 4.16.

The foregoing requirements for deposit into the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of Ancillary Income, including late payment charges and assumption fees, to the extent permitted by Section 6.01, need not be deposited by the Company into the Custodial Account. Any interest paid on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Section 4.05.

Section 4.05

Permitted Withdrawals From Custodial Account.

The Company shall, from time to time, withdraw funds from the Custodial Account for the following purposes:

(i)

to make payments to the Purchaser in the amounts and in the manner provided for in Section 5.01;

(ii)

to reimburse itself for Monthly Advances of the Company’s funds made pursuant to Section 5.03, the Company’s right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser, except that, where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, 3.06 or 6.02, the Company’s right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loan;

(iii)

to reimburse itself for unreimbursed Servicing Advances, and for any unpaid Servicing Fees, the Company’s right to reimburse itself pursuant to this subclause (iii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of any such reimbursement, the Company’s right thereto shall be prior to the rights of Purchaser except where the Company is required to repurchase a Mortgage Loan pursuant to Section 3.03, 3.06 or 6.02, in which case the Company’s right to such reimbursement shall be subsequent to the payment to the Purchasers of the Repurchase Price pursuant to such sections and all other amounts required to be paid to the Purchasers with respect to such Mortgage Loan;

(iv)

to pay itself interest on funds deposited in the Custodial Account;

(v)

to reimburse itself for expenses incurred and reimbursable to it pursuant to Section 9.01;

(vi)

to pay any amount required to be paid pursuant to Section 4.16 related to any REO Property, it being understood that in the case of any such expenditure or withdrawal related to a particular REO Property, the amount of such expenditure or withdrawal from the Custodial Account shall be limited to amounts on deposit in the Custodial Account with respect to the related REO Property;

(vii)

to clear and terminate the Custodial Account upon the termination of this Agreement; and

(viii)

to withdraw funds deposited in error.

In the event that the Custodial Account is interest bearing, on each Remittance Date, the Company shall withdraw all funds from the Custodial Account except for those amounts which, pursuant to Section 5.01, the Company is not obligated to remit on such Remittance Date. The Company may use such withdrawn funds only for the purposes described in this Section 4.05.

Section 4.06

Establishment of and Deposits to Escrow Account.

The Company shall segregate and hold all funds collected and received pursuant to a Mortgage Loan constituting Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, in the form of time deposit or demand accounts, titled, “National City Mortgage Corp., in trust for the Purchaser of Conventional Residential Fixed Rate Mortgage Loans, Group No. 2001-1 and various Mortgagors”. The Escrow Accounts shall be established with a Qualified Depository, in a manner which shall provide maximum available insurance thereunder. Funds deposited in the Escrow Account may be drawn on by the Company in accordance with Section 4.07. The creation of any Escrow Account shall be evidenced by a certification in the form of Exhibit E-1 hereto, in the case of an account established with the Company, or by a letter agreement in the form of Exhibit E-2 hereto, in the case of an account held by a depository other than the Company. A copy of such certification shall be furnished to the Purchaser and, upon request, to any subsequent Purchaser.

The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein:

(i)

all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement; and

(ii)

all amounts representing Insurance Proceeds or Condemnation Proceeds which are to be applied to the restoration or repair of any Mortgaged Property.

The Company shall make withdrawals from the Escrow Account only to effect such payments as are required under this Agreement, as set forth in Section 4.07. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution, other than interest on escrowed funds required by law to be paid to the Mortgagor. To the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account may be non-interest bearing or that interest paid thereon is insufficient for such purposes.

Section 4.07

Permitted Withdrawals From Escrow Account.

Withdrawals from the Escrow Account or Accounts may be made by the Company only:

(i)

to effect timely payments of ground rents, taxes, assessments, water rates, mortgage insurance premiums, condominium charges, fire and hazard insurance premiums or other items constituting Escrow Payments for the related Mortgage;

(ii)

to reimburse the Company for any Servicing Advances made by the Company pursuant to Section 4.08 with respect to a related Mortgage Loan, but only from amounts received on the related Mortgage Loan which represent late collections of Escrow Payments thereunder;

(iii)

to refund to any Mortgagor any funds found to be in excess of the amounts required under the terms of the related Mortgage Loan;

(iv)

for transfer to the Custodial Account and application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note;

(v)

for application to restoration or repair of the Mortgaged Property in accordance with the procedures outlined in Section 4.14;

(vi)

to pay to the Company, or any Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account;

(vii)

to clear and terminate the Escrow Account on the termination of this Agreement; and

(viii)

to withdraw funds deposited in error.

Section 4.08

Payment of Taxes, Insurance and Other Charges.

With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates, sewer rents, and other charges which are or may become a lien upon the Mortgaged Property and the status of PMI Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges (including renewal premiums) and shall effect payment thereof prior to the applicable penalty or termination date, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage. To the extent that a Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payment of all such charges irrespective of each Mortgagor’s faithful performance in the payment of same or the making of the Escrow Payments, and the Company shall make advances from its own funds to effect such payments.

Section 4.09

Protection of Accounts.

The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository from time to time. Such transfer shall be made only upon obtaining the consent of the Purchaser, which consent shall not be withheld unreasonably.

The Company shall bear any expenses, losses or damages sustained by the Purchaser because the Custodial Account and/or the Escrow Account are not demand deposit accounts.

Amounts on deposit in the Custodial Account and the Escrow Account may at the option of the Company be invested in Eligible Investments; provided that in the event that amounts on deposit in the Custodial Account or the Escrow Account exceed the amount fully insured by the FDIC (the “Insured Amount”) the Company shall be obligated to invest the excess amount over the Insured Amount in Eligible Investments on the same Business Day as such excess amount becomes present in the Custodial Account or the Escrow Account. Any such Eligible Investment shall mature no later than the Determination Date next following the date of such Eligible Investment, provided, however, that if such Eligible Investment is an obligation of a Qualified Depository (other than the Company) that maintains the Custodial Account or the Escrow Account, then such Eligible Investment may mature on such Remittance Date. Any such Eligible Investment shall be made in the name of the Company in trust for the benefit of the Purchaser. All income on or gain realized from any such Eligible Investment shall be for the benefit of the Company and may be withdrawn at any time by the Company. Any losses incurred in respect of any such investment shall be deposited in the Custodial Account or the Escrow Account, by the Company out of its own funds immediately as realized.

Section 4.10

Maintenance of Hazard Insurance.

The Company shall cause to be maintained for each Mortgage Loan hazard insurance such that all buildings upon the Mortgaged Property are insured by a generally acceptable insurer rated A:VI or better in the current Best’s Key Rating Guide (“Best’s”) against loss by fire, hazards of extended coverage and such other hazards as are customary in the area where the Mortgaged Property is located, in an amount which is at least equal to the lesser of (i) the replacement value of the improvements securing such Mortgage Loan and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor or the loss payee from becoming a co-insurer.

If upon origination of the Mortgage Loan, the related Mortgaged Property was located in an area identified in the Federal Register by the Flood Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier rated A:VI or better in Best’s in an amount representing coverage equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid balance of the mortgage if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Company determines in accordance with applicable law and pursuant to the Fannie Mae Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Company shall notify the related Mortgagor that the Mortgagor must obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty-five (45) days after such notification, the Company shall immediately force place the required flood insurance on the Mortgagor’s behalf.

If a Mortgage is secured by a unit in a condominium project, the Company shall verify that the coverage required of the owner’s association, including hazard, flood, liability, and fidelity coverage, is being maintained in accordance with then current Fannie Mae requirements, and secure from the owner’s association its agreement to notify the Company promptly of any change in the insurance coverage or of any condemnation or casualty loss that may have a material effect on the value of the Mortgaged Property as security.

The Company shall cause to be maintained on each Mortgaged Property earthquake or such other or additional insurance as may be required pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance, or pursuant to the requirements of any private mortgage guaranty insurer, or as may be required to conform with Accepted Servicing Practices.

In the event that any Purchaser or the Company shall determine that the Mortgaged Property should be insured against loss or damage by hazards and risks not covered by the insurance required to be maintained by the Mortgagor pursuant to the terms of the Mortgage, the Company shall communicate and consult with the Mortgagor with respect to the need for such insurance and bring to the Mortgagor’s attention the desirability of protection of the Mortgaged Property.

All policies required hereunder shall name the Company as loss payee and shall be endorsed with standard or union mortgagee clauses, without contribution, which shall provide for at least 30 days prior written notice of any cancellation, reduction in amount or material change in coverage.

The Company shall not interfere with the Mortgagor’s freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies are rated A:VI or better in Best’s and are licensed to do business in the jurisdiction in which the Mortgaged Property is located. The Company shall determine that such policies provide sufficient risk coverage and amounts, that they insure the property owner, and that they properly describe the property address. The Company shall furnish to the Mortgagor a formal notice of expiration of any such insurance in sufficient time for the Mortgagor to arrange for renewal coverage by the expiration date.

Pursuant to Section 4.04, any amounts collected by the Company under any such policies (other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the related Mortgaged Property, or property acquired in liquidation of the Mortgage Loan, or to be released to the Mortgagor, in accordance with the Company’s normal servicing procedures as specified in Section 4.14) shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05.

Section 4.11

Maintenance of Mortgage Impairment Insurance.

In the event that the Company shall obtain and maintain a blanket policy insuring against losses arising from fire and hazards covered under extended coverage on all of the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Section 4.10 and otherwise complies with all other requirements of Section 4.10, it shall conclusively be deemed to have satisfied its obligations as set forth in Section 4.10. Any amounts collected by the Company under any such policy relating to a Mortgage Loan shall be deposited in the Custodial Account subject to withdrawal pursuant to Section 4.05. Such policy may contain a deductible clause, in which case, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with Section 4.10, and there shall have been a loss which would have been covered by such policy, the Company shall deposit in the Custodial Account at the time of such loss the amount not otherwise payable under the blanket policy because of such deductible clause, such amount to deposited from the Company’s funds, without reimbursement therefor. Upon request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without 30 days’ prior written notice to such Purchaser.

Section 4.12

Maintenance of Fidelity Bond and Errors and Omissions Insurance.

The Company shall maintain with responsible companies, at its own expense, a blanket Fidelity Bond and an Errors and Omissions Insurance Policy, with broad coverage on all officers, employees or other persons acting in any capacity requiring such persons to handle funds, money, documents or papers relating to the Mortgage Loans (“Company Employees”). Any such Fidelity Bond and Errors and Omissions Insurance Policy shall be in the form of the Mortgage Banker’s Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such Company Employees. Such Fidelity Bond and Errors and Omissions Insurance Policy also shall protect and insure the Company against losses in connection with the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Section 4.12 requiring such Fidelity Bond and Errors and Omissions Insurance Policy shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be acceptable to Fannie Mae or Freddie Mac.  Upon the request of any Purchaser, the Company shall cause to be delivered to such Purchaser a certified true copy of such fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond and insurance policy shall in no event be terminated or materially modified without 30 days’ prior written notice to the Purchaser.

Section 4.13

Inspections.

The Company shall inspect the Mortgaged Property as often as deemed necessary by the Company to assure itself that the value of the Mortgaged Property is being preserved. In addition, if any Mortgage Loan is more than 60 days delinquent, the Company immediately shall inspect the Mortgaged Property and shall conduct subsequent inspections in accordance with Accepted Servicing Practices or as may be required by the primary mortgage guaranty insurer. The Company shall keep a written report of each such inspection.

Section 4.14

Restoration of Mortgaged Property.

The Company need not obtain the approval of the Purchaser prior to releasing any Insurance Proceeds or Condemnation Proceeds to the Mortgagor to be applied to the restoration or repair of the Mortgaged Property if such release is in accordance with Accepted Servicing Practices. At a minimum, the Company shall comply with the following conditions in connection with any such release of Insurance Proceeds or Condemnation Proceeds:

(i)

the Company shall receive satisfactory independent verification of completion of repairs and issuance of any required approvals with respect thereto;

(ii)

the Company shall take all steps necessary to preserve the priority of the lien of the Mortgage, including, but not limited to requiring waivers with respect to mechanics’ and materialmen’s liens;

(iii)

the Company shall verify that the Mortgage Loan is not in default; and

(iv)

pending repairs or restoration, the Company shall place the Insurance Proceeds or Condemnation Proceeds in the Escrow Account.

If the Purchaser is named as an additional loss payee, the Company is hereby empowered to endorse any loss draft issued in respect of such a claim in the name of the Purchaser.

Section 4.15

Maintenance of PMI and LPMI Policy; Claims.

(a) With respect to each Mortgage Loan with a LTV in excess of 80%, the Company shall:

(i)  with respect to Mortgage Loans which are not LPMI Loans, in accordance with state and federal laws and without any cost to the Purchaser, maintain or cause the Mortgagor to maintain in full force and effect a PMI Policy insuring that portion of the Mortgage Loan in excess of 75% (or such other percentage as stated in the related Acknowledgment Agreement) of value, and shall pay or shall cause the Mortgagor to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that such PMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated PMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the PMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the PMI Policy for such reason.  If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy. The Company shall not take any action which would result in noncoverage under any applicable PMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 4.01, the Company shall promptly notify the insurer under the related PMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such PMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such PMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement PMI Policy as provided above.

 (ii) with respect to LPMI Loans, maintain in full force and effect an LPMI Policy insuring that portion of the Mortgage Loan in excess of 75% (or such other percentage as stated in the related Acknowledgment Agreement) of value, and from time to time, withdraw the LPMI Fee with respect to such LPMI Loan from the Custodial Account in order to pay the premium thereon on a timely basis, until the LTV of such Mortgage Loan is reduced to 80%. In the event that the interest payments made with respect to any LPMI Loan are less than the LPMI Fee, the Company shall advance from its own funds the amount of any such shortfall in the LPMI Fee, in payment of the premium on the related LPMI Policy.  Any such advance shall be a Servicing Advance subject to reimbursement pursuant to the provisions on Section 2.05. In the event that such LPMI Policy shall be terminated, the Company shall obtain from another Qualified Insurer a comparable replacement policy, with a total coverage equal to the remaining coverage of such terminated LPMI Policy, at substantially the same fee level. If the insurer shall cease to be a Qualified Insurer, the Company shall determine whether recoveries under the LPMI Policy are jeopardized for reasons related to the financial condition of such insurer, it being understood that the Company shall in no event have any responsibility or liability for any failure to recover under the LPMI Policy for such reason.  If the Company determines that recoveries are so jeopardized, it shall notify the Purchaser and the Mortgagor, if required, and obtain from another Qualified Insurer a replacement insurance policy.  The Company shall not take any action which would result in noncoverage under any applicable LPMI Policy of any loss which, but for the actions of the Company would have been covered thereunder. In connection with any assumption or substitution agreement entered into or to be entered into pursuant to Section 6.01, the Company shall promptly notify the insurer under the related LPMI Policy, if any, of such assumption or substitution of liability in accordance with the terms of such LPMI Policy and shall take all actions which may be required by such insurer as a condition to the continuation of coverage under such PMI Policy. If such LPMI Policy is terminated as a result of such assumption or substitution of liability, the Company shall obtain a replacement LPMI Policy as provided above.

(b)

In connection with its activities as servicer, the Company agrees to prepare and present, on behalf of itself and the Purchaser, claims to the insurer under any PMI Policy or LPMI Policy in a timely fashion in accordance with the terms of such PMI Policy or LPMI Policy and, in this regard, to take such action as shall be necessary to permit recovery under any PMI Policy or LPMI Policy respecting a defaulted Mortgage Loan. Pursuant to Section 4.04, any amounts collected by the Company under any PMI Policy or LPMI Policy shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 4.05.

(c)

Purchaser, in its sole discretion, at any time, may (i) either obtain an additional PMI Policy on any Mortgage Loan which already has a PMI Policy in place, or (ii) obtain a PMI Policy for any Mortgage Loan which does not already have a PMI Policy in place.  In any event, the Company agrees to administer such PMI Policies in accordance with the Agreement or any Reconstitution Agreement.

Section 4.16

Title, Management and Disposition of REO Property.

In the event that title to any Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser, or in the event the Purchaser is not authorized or permitted to hold title to real property in the state where the REO Property is located, or would be adversely affected under the “doing business” or tax laws of such state by so holding title, the deed or certificate of sale shall be taken in the name of such Person or Persons as shall be consistent with an Opinion of Counsel obtained by the Company from any attorney duly licensed to practice law in the state where the REO Property is located. The Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the Purchaser.

The Company shall manage, conserve, protect and operate each REO Property for the Purchaser solely for the purpose of its prompt disposition and sale. The Company, either itself or through an agent selected by the Company, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Company shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Company deems to be in the best interest of the Purchaser.

The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within one year after title has been taken to such REO Property, unless the Company determines, and gives an appropriate notice to the Purchaser to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than one year is permitted under the foregoing sentence and is necessary to sell any REO Property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and such purchase money mortgage shall not be held pursuant to this Agreement, but instead a separate participation agreement among the Company and Purchaser shall be entered into with respect to such purchase money mortgage.

The Company shall also maintain on each REO Property fire and hazard insurance with extended coverage in amount which is at least equal to the maximum insurable value of the improvements which are a part of such property, liability insurance and, to the extent required and available under the Flood Disaster Protection Act of 1973, as amended, flood insurance in the amount required above.

The disposition of REO Property shall be carried out by the Company at such price, and upon such terms and conditions, as the Company deems to be in the best interests of the Purchaser. The proceeds of sale of the REO Property shall be promptly deposited in the Custodial Account. As soon as practical thereafter the expenses of such sale shall be paid and the Company shall reimburse itself for any related unreimbursed Servicing Advances, unpaid Servicing Fees and unreimbursed advances made pursuant to Section 5.03, and on the Remittance Date immediately following the Principal Prepayment Period in which such sale proceeds are received the net cash proceeds of such sale remaining in the Custodial Account shall be distributed to the Purchaser.

The Company shall withdraw the Custodial Account funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Section 4.10 and the fees of any managing agent of the Company, a Subservicer, or the Company itself. The REO management fee shall be an amount that is reasonable and customary in the area where the Mortgaged Property is located. The Company shall make monthly distributions on each Remittance Date to the Purchasers of the net cash flow from the REO Property (which shall equal the revenues from such REO Property net of the expenses described in the Section 4.16 and of any reserves reasonably required from time to time to be maintained to satisfy anticipated liabilities for such expenses).

Notwithstanding the foregoing, at any time and from time to time, the Purchaser may at its election terminate this Agreement with respect to one or more REO Properties as provided by Section 11.02.

Section 4.17

Real Estate Owned Reports.

Together with the statement furnished pursuant to Section 5.02, the Company shall furnish to the Purchaser on or before the Remittance Date each month a statement with respect to any REO Property covering the operation of such REO Property for the previous month and the Company’s efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month. That statement shall be accompanied by such other information as the Purchaser shall reasonably request.

Section 4.18

Liquidation Reports.

Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed in lieu of foreclosure, the Company shall submit to the Purchaser a liquidation report with respect to such Mortgaged Property.

Section 4.19

Reports of Foreclosures and Abandonments of Mortgaged Property.

Following the foreclosure sale or abandonment of any Mortgaged Property, the Company shall report such foreclosure or abandonment as required pursuant to Section 6050J of the Code.

ARTICLE V

PAYMENTS TO PURCHASER

Section 5.01

Remittances.

On each Remittance Date the Company shall remit by wire transfer of immediately available funds to the Purchaser (a) all amounts deposited in the Custodial Account as of the close of business on the Determination Date (net of charges against or withdrawals from the Custodial Account pursuant to Section 4.05), plus (b) all amounts, if any, which the Company is obligated to distribute pursuant to Section 5.03, minus (c) any amounts attributable to Principal Prepayments received after the applicable Principal Prepayment Period which amounts shall be remitted on the following Remittance Date, together with any additional interest required to be deposited in the Custodial Account in connection with such Principal Prepayment in accordance with Section 4.04(viii), and minus (d) any amounts attributable to Monthly Payments collected but due on a Due Date or Dates subsequent to the first day of the month of the Remittance Date, which amounts shall be remitted on the Remittance Date next succeeding the Due Period for such amounts.

With respect to any remittance received by the Purchaser after the second Business Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to the Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be deposited in the Custodial Account by the Company on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with the distribution payable on the next succeeding Remittance Date. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

Section 5.02

Statements to Purchaser.

Not later than the 10th calendar day of each month (or if such 10th day is not a Business Day, the Business Day immediately preceding such 10th day), the Company shall furnish to the Purchaser in electronic form monthly reports in the form of standard ALLTEL reports with respect to the Mortgage Loans and the period from but including the first day of the preceding calendar month through but excluding the first day of such month.

In addition, not more than 60 days after the end of each calendar year, the Company shall furnish to each Person who was a Purchaser at any time during such calendar year an annual statement in accordance with the requirements of applicable federal income tax law as to the aggregate of remittances for the applicable portion of such year.

Such obligation of the Company shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Company pursuant to any requirements of the Internal Revenue Code as from time to time are in force.

In addition, the Company shall provide each Purchaser with such information as any Purchaser may reasonably request from time to time concerning the Mortgage Loans as is necessary for such Purchaser to prepare its federal income tax return and any and all other tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby.

Section 5.03

Monthly Advances by Company.

On the Business Day immediately preceding each Remittance Date, the Company shall deposit in the Custodial Account from its own funds an amount equal to all Monthly Payments (with interest adjusted to the Mortgage Loan Remittance Rate) which were due on the Mortgage Loans during the applicable Due Period and which were delinquent at the close of business on the immediately preceding Determination Date or which were deferred pursuant to Section 4.01. The Company’s obligation to make such Monthly Advances as to any Mortgage Loan will continue through the last Monthly Payment due prior to the payment in full of the Mortgage Loan, or through the last Remittance Date prior to the Remittance Date for the distribution of all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the Mortgage Loan.

ARTICLE VI

GENERAL SERVICING PROCEDURES

Section 6.01

Transfers of Mortgaged Property.

The Company shall use its best efforts to enforce any “due-on-sale” provision contained in any Mortgage or Mortgage Note and to deny assumption by the person to whom the Mortgaged Property has been or is about to be sold whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains liable on the Mortgage and the Mortgage Note. When the Mortgaged Property has been conveyed by the Mortgagor, the Company shall, to the extent it has knowledge of such conveyance, exercise its rights to accelerate the maturity of such Mortgage Loan under the “due-on-sale” clause applicable thereto, provided, however, that the Company shall not exercise such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related PMI or LPMI Policy, if any.

If the Company reasonably believes it is unable under applicable law to enforce such “due-on-sale” clause, the Company shall enter into (i) an assumption and modification agreement with the person to whom such property has been conveyed, pursuant to which such person becomes liable under the Mortgage Note and the original Mortgagor remains liable thereon or (ii) in the event the Company is unable under applicable law to require that the original Mortgagor remain liable under the Mortgage Note and the Company has the prior consent of the primary mortgage guaranty insurer, a substitution of liability agreement with the purchaser of the Mortgaged Property pursuant to which the original Mortgagor is released from liability and the purchaser of the Mortgaged Property is substituted as Mortgagor and becomes liable under the Mortgage Note. If an assumption fee is collected by the Company for entering into an assumption agreement, a portion of such fee, up to an amount equal to one-half of one percent (.5%) of the outstanding principal balance of the related Mortgage Loan, will be retained by the Company as additional servicing compensation, and any portion thereof in excess of one-half of one percent (.5%) shall be deposited in the Custodial Account for the benefit of the Purchaser. In connection with any such assumption, neither the Mortgage Interest Rate borne by the related Mortgage Note, the term of the Mortgage Loan nor the outstanding principal amount of the Mortgage Loan shall be changed.

To the extent that any Mortgage Loan is assumable, the Company shall inquire diligently into the creditworthiness of the proposed transferee, and shall use the underwriting criteria for approving the credit of the proposed transferee which are used by Fannie Mae with respect to underwriting mortgage loans of the same type as the Mortgage Loans. If the credit of the proposed transferee does not meet such underwriting criteria, the Company diligently shall, to the extent permitted by the Mortgage or the Mortgage Note and by applicable law, accelerate the maturity of the Mortgage Loan.

Section 6.02

Satisfaction of Mortgages and Release of Mortgage Files.

Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company shall notify the Purchaser in the Monthly Remittance Advice as provided in Section 5.02, and may request the release of any Mortgage Loan Documents.  In connection with any such prepayment in full, the Company shall comply with all applicable laws regarding satisfaction, release or reconveyance with respect to the Mortgage.

If the Company satisfies or releases a Mortgage without first having obtained payment in full of the indebtedness secured by the Mortgage or should the Company otherwise prejudice any rights the Purchaser may have under the mortgage instruments, upon written demand of the Purchaser, the Company shall repurchase the related Mortgage Loan at the Repurchase Price by deposit thereof in the Custodial Account within 2 Business Days of receipt of such demand by the Purchaser. The Company shall maintain the Fidelity Bond and Errors and Omissions Insurance Policy as provided for in Section 4.12 insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

Section 6.03

Servicing Compensation.

As compensation for its services hereunder, the Company shall be entitled to withdraw from the Custodial Account or to retain from interest payments on the Mortgage Loans the amount of its Servicing Fee. The Servicing Fee shall be payable monthly and shall be computed on the basis of the same unpaid principal balance and for the period respecting which any related interest payment on a Mortgage Loan is computed. The Servicing Fee shall be payable only at the time of and with respect to those Mortgage Loans for which payment is in fact made of the entire amount of the Monthly Payment. The obligation of the Purchaser to pay the Servicing Fee is limited to, and payable solely from, the interest portion of such Monthly Payments collected by the Company.

Additional servicing compensation in the form of assumption fees, to the extent provided in Section 6.01, and Ancillary Income shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

Section 6.04

Annual Statement as to Compliance.

The Company shall deliver to the Purchaser, upon the Purchaser’s request, an Officer’s Certificate, stating that (i) a review of the activities of the Company during the preceding calendar year and of performance under this Agreement has been made under such officer’s supervision, and (ii) the Company has complied fully with the provisions of Article II and Article IV, and (iii) to the best of such officer’s knowledge, based on such review, the Company has fulfilled all its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and the action being taken by the Company to cure such default.

Section 6.05

Annual Independent Public Accountants’ Servicing Report.

On or before May 31st of each year beginning May 31, 2002, the Company, at its expense, shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to each Purchaser to the effect that such firm has examined certain documents and records relating to the servicing of the Mortgage Loans and this Agreement and that such firm is of the opinion that the provisions of Article II and Article IV have been complied with, and that, on the basis of such examination conducted substantially in compliance with the Single Attestation Program for Mortgage Bankers, nothing has come to their attention which would indicate that such servicing has not been conducted in compliance therewith, except for (i) such exceptions as such firm shall believe to be immaterial, and (ii) such other exceptions as shall be set forth in such statement.

Section 6.06

Right to Examine Company Records.

The Purchaser shall have the right to examine and audit any and all of the books, records, or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice.

Section 6.07

Appointment and Designation of Master Servicer.

The Purchaser hereby appoints and designates Aurora Loan Services, Inc. as its master servicer (the “Master Servicer”) for the Mortgage Loans subject to this Agreement.  The Company is hereby authorized and instructed to take any and all instructions with respect to servicing the Mortgage Loans hereunder as if the Master Servicer were the Purchaser hereunder.  The authorization and instruction set forth herein shall remain in effect until such time as the Company shall receive written instruction from the Purchaser that such authorization and instruction is terminated.

ARTICLE VII

AGENCY TRANSFER; PASS-THROUGH TRANSFER

Section 7.01

Removal of Mortgage Loans from Inclusion Under this Agreement Upon an Agency Transfer, Whole-Loan Transfer or a Pass-Through Transfer on One or More Reconstitution Dates.

The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, from time to time, but with respect to the Mortgage Loans in each Mortgage Loan Package, not more than once in each twelve month period, the Purchaser shall:

(1)

Effect an Agency Transfer, and/or

(2)

Effect a Whole Loan Transfer, and/or

(3)

Effect a Pass-Through Transfer,

in each case retaining the Company as the servicer thereof, or as applicable the “seller/servicer”. On the related Reconstitution Date, the Mortgage Loans transferred shall cease to be covered by this Agreement.

The Purchaser shall give the Company 60 days notice of any Agency Transfer, Whole Loan Transfer or Pass-Through Transfer.  The Company shall cooperate with the Purchaser in connection with any Agency Transfer, Whole Loan Transfer or Pass-Through Transfer contemplated by the Purchaser pursuant to this Section 7.01. In that connection, the Company shall (a) execute any Reconstitution Agreement within a reasonable period of time after receipt of any Reconstitution Agreement which time shall be sufficient for the Company and Company’s counsel to review such Reconstitution Agreement, but such time shall not exceed ten (10) Business Days after such receipt, and (b) provide to Fannie Mae, Freddie Mac, the trustee or a third party purchaser, as the case may be, subject to any Reconstitution Agreement and/or the Purchaser: (i) any and all information and appropriate verification of information which may be reasonably available to the Company, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request; and (ii) such additional representations, warranties, covenants, opinions of counsel, letters from auditors, and certificates of public officials or officers of the Company as are reasonably believed necessary by Fannie Mae, Freddie Mac, the trustee, such third party purchaser, any master servicer, any rating agency or the Purchaser, as the case may be, in connection with such transactions.

In the event the Purchaser has elected to have the Company hold record title to the Mortgages, prior to a Reconstitution Date the Company or its designee shall prepare an Assignment of Mortgage in blank from the Company , acceptable to Fannie Mae, Freddie Mac, the trustee or such third party, as the case may be, for each Mortgage Loan that is part of an Agency Transfer, Whole Loan Transfer or Pass-Through Transfer and shall pay all preparation and recording costs associated therewith. The Company shall execute each Assignment of Mortgage, track such Assignments of Mortgage to ensure they have been recorded and deliver them as required by Fannie Mae, Freddie Mac, the trustee or such third party, as the case may be, upon the Company’s receipt thereof. Additionally, the Company shall prepare and execute, at the direction of the Purchaser, any note endorsements in connection with any and all Reconstitution Agreements.

All Mortgage Loans not sold or transferred pursuant to an Agency Transfer, Whole Loan Transfer or Pass-Through Transfer and any Mortgage Loans repurchased by the Purchaser pursuant to Section 7.02 hereof, shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

Section 7.02

Purchaser’s Repurchase and Indemnification Obligations.

Upon receipt by the Company of notice from Fannie Mae, Freddie Mac, a third party purchaser or the trustee of a breach of any Purchaser representation or warranty contained in any Reconstitution Agreement or a request by Fannie Mae, Freddie Mac or the trustee, as the case may be, for the repurchase of any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer, to a third party purchaser pursuant to a Whole Loan Transfer or to a trustee pursuant to a Pass-Through Transfer, the Company shall promptly notify the Purchaser of same and shall, at the direction of the Purchaser, use its best efforts to cure and correct any such breach and to satisfy the requests or concerns of Fannie Mae, Freddie Mac, the third party purchaser, or the trustee related to such deficiencies of the related Mortgage Loans transferred to Fannie Mae, Freddie Mac, or the trustee.

The Purchaser shall repurchase from the Company any Mortgage Loan transferred to Fannie Mae or Freddie Mac pursuant to an Agency Transfer, to a third party purchaser pursuant to a Whole Loan Transfer or to a trustee pursuant to a Pass-Through Transfer with respect to which the Company has been required by Fannie Mae, Freddie Mac, the third party purchaser or the trustee to repurchase due to a breach of a representation or warranty made by the Purchaser with respect to the Mortgage Loans, or the servicing thereof prior to the transfer date to Fannie Mae, Freddie Mac, a third party purchaser or the trustee in any Reconstitution Agreement and not due to a breach of the Company’s representations or obligations thereunder or pursuant to this Agreement. The repurchase price to be paid by the Purchaser to the Company shall equal that repurchase price paid by the Company to Fannie Mae, Freddie Mac, the third party purchaser or the third party purchaser plus all reasonable costs and expenses borne by the Company in connection with the cure of said breach of a representation or warranty made by the Purchaser and in connection with the repurchase of such Mortgage Loan from Fannie Mae, Freddie Mac, a third party purchaser or the trustee, including, but not limited to, reasonable and necessary attorneys’ fees.

At the time of repurchase, the Custodian and the Company shall arrange for the reassignment of the repurchased Mortgage Loan to the Purchaser according to the Purchaser’s instructions and the delivery to the Custodian of any documents held by Fannie Mae, Freddie Mac, a third party purchaser or the trustee with respect to the repurchased Mortgage Loan pursuant to the related Reconstitution Agreement. In the event of a repurchase, the Company shall, simultaneously with such reassignment, give written notice to the Purchaser that such repurchase has taken place, and amend the related Mortgage Loan Schedule to reflect the addition of the repurchased Mortgage Loan to this Agreement. In connection with any such addition, the Company and the Purchaser shall be deemed to have made as to such repurchased Mortgage Loan the representations and warranties set forth in this Agreement except that all such representations and warranties set forth in this Agreement shall be deemed made as of the date of such repurchase.

ARTICLE VIII

COMPANY TO COOPERATE

Section 8.01

Provision of Information.

During the term of this Agreement, the Company shall furnish to the Purchaser such periodic, special, or other reports or information and copies or originals of any documents contained in the Servicing File for each Mortgage Loan, whether or not provided for herein, as shall be necessary, reasonable, or appropriate with respect to the Purchaser, any regulatory requirement pertaining to the Purchaser or the purposes of this Agreement. All such reports, documents or information shall be provided by and in accordance with all reasonable instructions and directions which the Purchaser may give.  Any special reports or information delivered shall be at the Purchaser’s expense.

The Company shall execute and deliver all such instruments and take all such action as the Purchaser may reasonably request from time to time, in order to effectuate the purposes and to carry out the terms of this Agreement.

Section 8.02

Financial Statements; Servicing Facility.

In connection with marketing the Mortgage Loans, the Purchaser may make available to a prospective Purchaser a Consolidated Statement of Operations of the Company for the most recently completed five fiscal years for which such a statement is available, as well as a Consolidated Statement of Condition at the end of the last two fiscal years covered by such Consolidated Statement of Operations.  Purchaser shall not make such statement available to any prospective Purchaser unless such prospective Purchaser has signed a confidentiality agreement with respect to the information provided with respect to Company.  The Company also shall make available any comparable interim statements to the extent any such statements have been prepared by or on behalf of the Company (and are available upon request to members or stockholders of the Company or to the public at large). If it has not already done so, the Company shall furnish promptly to the Purchaser copies of the statement specified above.

The Company also shall make available to Purchaser or prospective Purchaser a knowledgeable financial or accounting officer for the purpose of answering questions respecting recent developments affecting the Company or the financial statements of the Company, and to permit any prospective Purchaser to inspect the Company’s servicing facilities or those of any Subservicer for the purpose of satisfying such prospective Purchaser that the Company and any Subservicer have the ability to service the Mortgage Loans as provided in this Agreement.

ARTICLE IX

THE COMPANY

Section 9.01

Indemnification; Third Party Claims.

(a) Breaches of Representations and Warranties.. The Company agrees to indemnify the Purchaser and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related any assertion based on, grounded upon resulting from a Breach of any of the Company’s representations and warranties contained herein.  The Company shall immediately notify the Purchaser if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Purchaser and with counsel reasonably satisfactory to the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim but failure to so notify the Purchaser shall not limit its obligations hereunder.  The Company agrees that it will not enter into any settlement of any such claim without the consent of the Purchaser unless such settlement includes an unconditional release of the Purchaser from all liability that is the subject matter of such claim.  In addition to the obligations of the Company set forth in this Section 9.01(a), the Purchaser may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages.  The provisions of this Section 9.01(a) shall survive termination of this Agreement.

It is understood and agreed that the obligations of the Company set forth in Sections 3.03 and 9.01(a) to cure, substitute for or repurchase a defective Mortgage Loan and to indemnify the Purchaser constitute the sole remedies of the Purchaser respecting a Breach of the representations and warranties set forth in Section 3.01 and 3.02.

(b)

Servicing.  The Company shall indemnify the Purchaser and hold it harmless against any and all claims, losses, damages, penalties, fines, and forfeitures, including, but not limited to reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser may sustain in any way related to the failure of the Company to (a) perform its duties and service the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement entered into pursuant to Section 7.01, and/or (b) comply with applicable law. The Company immediately shall notify the Purchaser if a claim is made by a third party with respect to this Agreement or any Reconstitution Agreement or the Mortgage Loans, shall promptly notify Fannie Mae, Freddie Mac, or the trustee with respect to any claim made by a third party with respect to any Reconstitution Agreement, assume (with the prior written consent of the Purchaser) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser in respect of such claim. The Company shall follow any written instructions received from the Purchaser in connection with such claim. The Purchaser promptly shall reimburse the Company for all amounts advanced by it pursuant to the preceding sentence except when the claim is in any way related to the Company’s indemnification pursuant to Section 3.03, or the failure of the Company to (a) service and administer the Mortgage Loans in strict compliance with the terms of this Agreement or any Reconstitution Agreement, and/or (b) comply with applicable law.

Section 9.02

Merger or Consolidation of the Company.

The Company shall keep in full effect its existence, rights and franchises as a corporation, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

Any person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding, provided, however, that in the event that such successor servicer is not acceptable to the Purchaser in its sole discretion, the Purchaser shall have the right to terminate the successor servicer’s rights under this  servicing agreement without payment of any Termination Fee.

Section 9.03

Limitation on Liability of Company and Others.

Neither the Company nor any of the directors, officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment, provided, however, that this provision shall not protect the Company or any such person against any Breach of warranties or representations made herein, or failure to perform its obligations in strict compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its duties to service the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expense or liability, provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the Company shall be entitled to reimbursement from the Purchaser of the reasonable legal expenses and costs of such action.

Section 9.04

Limitation on Resignation and Assignment by Company.

The Purchaser has entered into this Agreement with the Company and subsequent Purchasers will purchase the Mortgage Loans in reliance upon the independent status of the Company, and the representations as to the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing, and the continuance thereof. Therefore, the Company shall neither assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company’s responsibilities and obligations hereunder in the manner provided in Section 12.01.

Without in any way limiting the generality of this Section 9.04, in the event that the Company either shall assign this Agreement or the servicing responsibilities hereunder or delegate its duties hereunder or any portion thereof (to other than a Subservicer) or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written consent of the Purchaser, then the Purchaser shall have the right to terminate this Agreement upon notice given as set forth in Section 10.01, without any payment of any penalty or damages and without any liability whatsoever to the Company or any third party.

ARTICLE X

DEFAULT

Section 10.01

Events of Default.

Each of the following shall constitute an Event of Default on the part of the Company:

(i)

any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of five days after the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(ii)

failure by the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement which continues unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

(iii)

failure by the Company to maintain its license to do business in any jurisdiction where the Mortgage Property is located; or

(iv)

a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, including bankruptcy, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

(v)

the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Company or of or relating to all or substantially all of its property; or

(vi)

the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency, bankruptcy or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or cease its normal business operations for three Business Days; or

(vii)

the Company ceases to meet the qualifications of a Fannie Mae lender; or

(viii)

the Company fails to maintain a minimum net worth of $25,000,000; or

(ix)

the Company attempts to assign its right to servicing compensation hereunder or the Company attempts, without the consent of the Purchaser, to sell or otherwise dispose of all or substantially all of its property or assets or to assign this Agreement or the servicing responsibilities hereunder or to delegate its duties hereunder or any portion thereof (to other than a Subservicer) in violation of Section 9.04.

In each and every such case, so long as an Event of Default shall not have been remedied, in addition to whatsoever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, the Purchaser, by notice in writing to the Company, may terminate all the rights and obligations of the Company under this Agreement and in and to the Mortgage Loans and the proceeds thereof.

Upon receipt by the Company of such written notice, all authority and power of the Company under this Agreement, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the successor appointed pursuant to Section 12.01. Upon written request from any Purchaser, the Company shall prepare, execute and deliver to the successor entity designated by the Purchaser any and all documents and other instruments, place in such successor’s possession all Mortgage Files, and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including but not limited to the transfer and endorsement or assignment of the Mortgage Loans and related documents, at the Company’s sole expense. The Company shall cooperate with the Purchaser and such successor in effecting the termination of the Company’s responsibilities and rights hereunder, including without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans.

Section 10.02

Waiver of Defaults.

By a written notice, the Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

ARTICLE XI

TERMINATION

Section 11.01

Termination.

This Agreement shall terminate upon either: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of any REO Property with respect to the last Mortgage Loan and the remittance of all funds due hereunder; or (ii) mutual consent of the Company and the Purchaser in writing.

Section 11.02

Termination Without Cause.

The Purchaser may terminate, at its sole option, any rights the Company may have hereunder, without cause, upon thirty days notice or as provided in this Section 11.02. Any such notice of termination shall be in writing and delivered to the Company by registered mail as provided in Section 12.05. The Purchaser and the Servicer shall comply with the termination procedures set forth in Section 12.01 hereof.

In the event the Purchaser terminates the Company without cause with respect to some or all of the Mortgage Loans, the Purchaser shall be required to pay to the Company a Termination Fee in an amount equal to the product of (a) 1.25% and (b) the outstanding principal balance of each such Mortgage Loan.

Notwithstanding and in addition to the foregoing, in the event that (i) a Mortgage Loan becomes delinquent for a period of 91 days or more (a “Delinquent Mortgage Loan”) or (ii) a Mortgage Loan becomes an REO Property, the Purchaser may at its election terminate this Agreement with respect to such Delinquent Mortgage Loan or REO Property without payment of a termination fee therefor, upon 15 days’ written notice to the Company, provided, that upon termination of the Agreement with respect to such Delinquent Mortgage Loan or REO Property, the Purchaser shall reimburse the Company for all outstanding Servicing Advances or Servicing Fees.

ARTICLE XII

MISCELLANEOUS PROVISIONS

Section 12.01

Successor to Company.

Prior to termination of the Company’s responsibilities and duties under this Agreement pursuant to Sections 9.04, 10.01, 11.01 (ii) or pursuant to Section 11.02 after the 90 day period has expired, the Purchaser shall, (i) succeed to and assume all of the Company’s responsibilities, rights, duties and obligations under this Agreement, or (ii) appoint a successor having the characteristics set forth in clauses (i) through (iii) of Section 9.02 and which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company under this Agreement prior to the termination of Company’s responsibilities, duties and liabilities under this Agreement. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company’s duties, responsibilities and liabilities under this Agreement should be terminated pursuant to the aforementioned sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of its successor. The resignation or removal of the Company pursuant to the aforementioned sections shall not become effective until a successor shall be appointed pursuant to this Section 12.01 and shall in no event relieve the Company of the representations and warranties made pursuant to Sections 3.01 and 3.02 and the remedies available to the Purchaser under Sections 3.03, and 3.06, it being understood and agreed that the provisions of such Sections 3.01, 3.02, 3.03, and 3.06 shall be applicable to the Company notwithstanding any such sale, assignment, resignation or termination of the Company, or the termination of this Agreement.

Any successor appointed as provided herein shall execute, acknowledge and deliver to the Company and to the Purchaser an instrument accepting such appointment, wherein the successor shall make the representations and warranties set forth in Section 3.01, except for subsections (f), (h), (i) and (k) thereof, whereupon such successor shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the Company, with like effect as if originally named as a party to this Agreement. Any termination or resignation of the Company or termination of this Agreement pursuant to Section 9.04, 10.01, 11.01 or 11.02 shall not affect any claims that any Purchaser may have against the Company arising out of the Company’s actions or failure to act prior to any such termination or resignation.

The Company shall deliver promptly to the successor servicer the Funds in the Custodial Account and Escrow Account and all Mortgage Files and related documents and statements held by it hereunder and the Company shall account for all funds and shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and definitively vest in the successor all such rights, powers, duties, responsibilities, obligations and liabilities of the Company.

Upon a successor’s acceptance of appointment as such, the Company shall notify by mail the Purchaser of such appointment in accordance with the procedures set forth in Section 12.05.

Section 12.02

Amendment.

This Agreement may be amended from time to time by the Company and the Purchaser by written agreement signed by the Company and the Purchaser.

Section 12.03

Governing Law.

This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Section 12.04

Duration of Agreement.

This Agreement shall continue in existence and effect until terminated as herein provided. This Agreement shall continue notwithstanding transfers of the Mortgage Loans by the Purchaser.

Section 12.05

Notices.

All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, addressed as follows:

(i)

if to the Company:

National City Mortgage Co.

3232 Newmark Drive

Miamisburg, OH  45342

Attention: Cathy Stickelmeyer

with a copy to:

National City Mortgage Co.

3232 Newmark Drive

Miamisburg, OH  45342

Attention: Sheila N. Hansford

with a copy to:

National City Mortgage Co.

3232 Newmark Drive

Miamisburg, OH  45342

Attention: T. Jackson Case

or such other address as may hereafter be furnished to the Purchaser in writing by the Company;

(ii)

if to Purchaser:

Lehman Brothers Bank

3 World Financial Center

New York, New York 10285

Attention: Contract Finance

Section 12.06

Severability of Provisions.

If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

Section 12.07

Relationship of Parties.

Nothing herein contained shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Purchaser.

Section 12.08

Execution; Successors and Assigns.

This Agreement may be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 8.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Purchaser and their respective successors and assigns.

Section 12.09

Recordation of Assignments of Mortgage.

To the extent permitted by applicable law, each of the Assignments of Mortgage is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the Mortgaged Properties are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected at the Company’s expense in the event recordation is either necessary under applicable law or requested by the Purchaser at its sole option.

Section 12.10

Assignment by Purchaser.

The Purchaser shall have the right, without the consent of the Company but subject to the limit set forth in Section 2.02 hereof, to assign, in whole or in part, its interest under this Agreement with respect to some or all of the Mortgage Loans, and designate any person to exercise any rights of the Purchaser hereunder, by executing an Assignment and Assumption Agreement substantially in the form of Exhibit G hereto. Upon such assignment of rights and assumption of obligations, the assignee or designee shall accede to the rights and obligations hereunder of the Purchaser with respect to such Mortgage Loans and the Purchaser as assignor shall be released from all obligations hereunder with respect to such Mortgage Loans from and after the date of such assignment and assumption. All references to the Purchaser in this Agreement shall be deemed to include its assignee or designee.

Section 12.11

No Personal Solicitation.

From and after the related Closing Date, the Company hereby agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Company’s behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan for any purpose whatsoever, including to refinance a Mortgage Loan, in whole or in part, without the prior written consent of the Purchaser. It is understood and agreed that all rights and benefits relating to the solicitation of any Mortgagors and the attendant rights, title and interest in and to the list of such Mortgagors and data relating to their Mortgages (including insurance renewal dates) shall be transferred to the Purchaser pursuant hereto on the related Closing Date and the Company shall take no action to undermine these rights and benefits. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Company or any affiliate of the Company which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, or the Company’s customer portfolio, and newspaper, radio and television advertisements shall not constitute solicitation under this Section 12.11.

IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB

By:   ____________________________

Name: ___________________________

Title: ____________________________

NATIONAL CITY MORTGAGE CO.

By: _____________________________

Name: ___________________________

Title: ____________________________

STATE OF NEW YORK

)

) ss.:

COUNTY OF NEW YORK

)

On the __ day of ________, 200_ before me, a Notary Public in and for said State, personally appeared ________, known to me to be Vice President of Lehman Brothers Bank, FSB, the federal savings association that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

_____________________________

Notary Public

My Commission expires _________

STATE OF

)

) ss.:

COUNTY OF

)

On the __ day of _______, 200_ before me, a Notary Public in and for said State, personally appeared __________, known to me to be ______________ of National City Mortgage Co. the corporation that executed the within instrument and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my office seal the day and year in this certificate first above written.

_____________________________

Notary Public

My Commission expires _________

EXHIBIT A

MORTGAGE LOAN SCHEDULE

EXHIBIT B

CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and any prospective Purchaser, and which shall be retained by the Company in the Servicing File or delivered to the Custodian pursuant to Section 2.01 and 2.03 of the Seller’s Warranties and Servicing Agreement to which this Exhibit is attached (the “Agreement”):

1.

The original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of _________ without recourse” and signed in the name of the Company by an authorized officer (in the event that the Mortgage Loan was acquired by the Company in a merger, the signature must be in the following form: “National City Mortgage Co., successor by merger to [name of predecessor]”; and in the event that the Mortgage Loan was acquired or originated by the Company while doing business under another name, the signature must be in the following form: “National City Mortgage Co., formerly known as [previous name]”).

2.

The original of any guarantee executed in connection with the Mortgage Note (if any).

3.

The original Mortgage, with evidence of recording thereon. If in connection with any Mortgage Loan, the Company cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded Mortgage.

4.

The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon.

5.

The original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, delivered in blank. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by “National City Mortgage Co., successor by merger to [name of predecessor].”  If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by “National City Mortgage Co., formerly known as [previous name].”

6.

Originals of all intervening assignments of the Mortgage with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignments of mortgage, the Company shall deliver or cause to be delivered to the Custodian, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer’s Certificate of the Company stating that such intervening assignment of mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office or by the title insurance company that issued the title policy to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Custodian upon receipt thereof by the Company; or (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

7.

The original PMI Policy, LPMI Policy or certificate of insurance, where required pursuant to the Agreement.

8.

The original mortgagee policy of title insurance or attorney’s opinion of title and abstract of title.

9.

Any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage.

10.

The original hazard insurance policy and, if required by law, flood insurance policy, in accordance with Section 4.10 of the Agreement.

11.

Residential loan application.

12.

Mortgage Loan closing statement.

13.

Verification of employment and income.

14.

Verification of acceptable evidence of source and amount of downpayment.

15.

Credit report on the Mortgagor.

16.

Residential appraisal report.

17.

Photograph of the Mortgaged Property.

18.

Survey of the Mortgaged Property.

19.

Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

20.

All required disclosure statements.

21.

If available, termite report, structural engineer’s report, water potability and septic certification.

22.

Sales contract.

23.

Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

In the event an Officer’s Certificate of the Company is delivered to the Custodian because of a delay caused by the public recording office in returning any recorded document, the Company shall deliver to the Custodian, within 60 days of the related Closing Date, an Officer’s Certificate which shall (i) identify the recorded document, (ii) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (iii) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, and (iv) specify the date the applicable recorded document will be delivered to the Custodian. The Company shall be required to deliver to the Custodian the applicable recorded document by the date specified in (iv) above. An extension of the date specified in (iv) above may be requested from the Purchaser, which consent shall not be unreasonably withheld.

EXHIBIT C-1

MORTGAGE LOAN DOCUMENTS

The Mortgage Loan Documents for each Mortgage Loan shall include each of the following items, which shall be delivered to the Custodian pursuant to Section 2.01 of the Seller’s Warranties and Servicing Agreement to which this Exhibit is annexed (the “Agreement”):

(a)

the original Mortgage Note bearing all intervening endorsements, endorsed “Pay to the order of ___________, without recourse” and signed in the name of the Company by an authorized officer. To the extent that there is no room on the face of the Mortgage Note for endorsements, the endorsement may be contained on an allonge, if state law so allows. If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by “National City Mortgage Co., successor by merger to [name of predecessor].”  If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by “National City Mortgage Co., formerly known as [previous name]”;

(b)

the original of any guarantee executed in connection with the Mortgage Note;

(c)

the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon;

(d)

the originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon;

(e)

the original Assignment of Mortgage for each Mortgage Loan, in form and substance acceptable for recording, delivered in blank. If the Mortgage Loan was acquired by the Company in a merger, the Assignment of Mortgage must be made by “National City Mortgage Co., successor by merger to [name of predecessor].”  If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment of Mortgage must be by “National City Mortgage Co., formerly known as [previous name];”

(f)

the originals of all intervening assignments of mortgage with evidence of recording thereon, including warehousing assignments, if any;

(g)

the original PMI or LPMI Policy or certificate, if private mortgage guaranty insurance is required pursuant to the Agreement;

(h)

the original mortgagee title insurance policy;

(i)

the original of any security agreement, chattel mortgage or equivalent executed in connection with the Mortgage; and

(j)

such other documents as the Purchaser may require.

EXHIBIT D-1

CUSTODIAL ACCOUNT CERTIFICATION

_____________________, 200_

National City Mortgage Co. hereby certifies that it has established the account described below as a Custodial Account pursuant to Section 4.04 of the Seller’s Warranties and Servicing Agreement, dated as of August 1, 2001, Conventional Residential Fixed Rate Mortgage Loans, Group No. 2001-1.

Title of Account:

National City Mortgage Co. in trust for the Purchaser, Group No. 2001-1

Account Number:

_______________

Address of office or branch

of the Company at

which Account is maintained:

_____________________________

_____________________________

_____________________________

_____________________________

NATIONAL CITY MORTGAGE CO.

Company

By: __________________________

Name: ________________________

Title: _________________________

EXHIBIT D-2

CUSTODIAL ACCOUNT LETTER AGREEMENT

_________________, 200_

To:

_____________________________

_____________________________

_____________________________

(the “Depository”)

As Company under the Seller’s Warranties and Servicing Agreement, dated as of August 1, 2001, Conventional Residential Fixed Rate Mortgage Loans, Group No. 2001-1(the “Agreement”), we hereby authorize and request you to establish an account, as a Custodial Account pursuant to Section 4.04 of the Agreement, to be designated as “National City Mortgage Co., in trust for the Purchaser - Conventional Residential Fixed Rate Mortgage Loans - Group No. 2001-1.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

NATIONAL CITY MORTGAGE CO.

Company

By: __________________________

Name: ________________________

Title: _________________________

Date: _________________________

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number __________, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

_____________________________

Depository

By: __________________________

Name: ________________________

Title: _________________________

Date: _________________________

EXHIBIT E-1

ESCROW ACCOUNT CERTIFICATION

__________________, 200_

National City Mortgage Co. hereby certifies that it has established the account described below as an Escrow Account pursuant to Section 4.06 of the Seller’s Warranties and Servicing Agreement, dated as of August 1, 2001, Conventional Residential Fixed Rate Mortgage Loans, Group No. 2001-1.

Title of Account:

“National City Mortgage Co. in trust for the Purchaser, Group No. 2001-1, and various Mortgagors.”

Account Number:

_______________

Address of office or branch

of the Company at

which Account is maintained:

_____________________________

_____________________________

_____________________________

_____________________________

NATIONAL CITY MORTGAGE CO.

Company

By: __________________________

Name: ________________________

Title: _________________________

EXHIBIT E-2

ESCROW ACCOUNT LETTER AGREEMENT

___________________, 200_

To:

_____________________________

_____________________________

_____________________________

(the “Depository”)

As Company under the Seller’s Warranties and Servicing Agreement, dated as of May 1, 2001, Conventional Residential Fixed Rate Mortgage Loans, Group No. 2001-1 (the “Agreement”), we hereby authorize and request you to establish an account, as an Escrow Account pursuant to Section 4.07 of the Agreement, to be designated as “National City Mortgage Co., in trust for the Purchaser - Conventional Residential Fixed Rate Mortgage Loans - Group No. 2001-1.”  All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

NATIONAL CITY MORTGAGE CO.

Company

By: __________________________

Name: ________________________

Title: _________________________

Date: _________________________

The undersigned, as Depository, hereby certifies that the above described account has been established under Account Number ______, at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above. The full amount deposited at any time in the account will be insured by the Federal Deposit Insurance Corporation through the Bank Insurance Fund (“BIF”) or the Savings Association Insurance Fund (“SAIF”).

_____________________________

Depository

By: __________________________

Name: ________________________

Title: _________________________

Date: _________________________

EXHIBIT F

MONTHLY REMITTANCE ADVICE

EXHIBIT G

ASSIGNMENT AND ASSUMPTION

_________________, 200_

ASSIGNMENT AND ASSUMPTION, dated __________, between __________________________________, a ___________________ corporation having an office at __________________ (“Assignor”) and _________________________________, a __________________ corporation having an office at __________________ (“Assignee”):

For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

1.

The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of Assignor, as purchaser, in, to and under that certain Seller’s Warranties and Servicing Agreement, Conventional Residential Fixed Rate Mortgage Loans, Group No. 2001-1 (the “Seller’s Warranties and Servicing Agreement”), dated as of August 1, 2001, by and between Lehman Brothers Bank, FSB (the “Purchaser”), and National City Mortgage Co. (the “Company”), and the Mortgage Loans Group No. 2001-1 delivered thereunder by the Company to the Assignor.

2.

The Assignor warrants and represents to, and covenants with, the Assignee that:

a.

The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever;

b.

The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Seller’s Warranties and Servicing Agreement or the Mortgage Loans;

c.

The Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Seller’s Warranties and Servicing Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Seller’s Warranties and Servicing Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Seller’s Warranties and Servicing Agreement or the Mortgage Loans; and

d.

Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage Loans under the Securities Act of 1933 (the “33 Act”) or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto.

3.

The Assignee warrants and represents to, and covenants with, the Assignor and the Company that:

a.

The Assignee agrees to be bound, as Purchaser, by all of the terms, covenants and conditions of the Seller’s Warranties and Servicing Agreement, the Mortgage Loans and the Custodial Agreement, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor’s obligations as Purchaser thereunder;

b.

The Assignee understands that the Mortgage Loans have not been registered under the 33 Act or the securities laws of any state;

c.

The purchase price being paid by the Assignee for the Mortgage Loans are in excess of $250,000 and will be paid by cash remittance of the full purchase price within 60 days of the sale;

d.

The Assignee is acquiring the Mortgage Loans for investment for its own account only and not for any other person. In this connection, neither the Assignee nor any Person authorized to act therefor has offered the Mortgage Loans by means of any general advertising or general solicitation within the meaning of Rule 502(c) of U.S. Securities and Exchange Commission Regulation D, promulgated under the 1933 Act;

e.

The Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans;

f.

The Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from the Assignor or the Company;

g.

Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans, any interest in the Mortgage Loans or any other similar security from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans or any other similar security with, any person in any manner which would constitute a distribution of the Mortgage Loans under the 33 Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the 33 Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans; and

h.

Either: (1) the Assignee is not an employee benefit plan (“Plan”) within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or a plan (also “Plan”) within the meaning of section 4975(e)(1) of the Internal Revenue Code of 1986 (“Code”), and the Assignee is not directly or indirectly purchasing the Mortgage Loans on behalf of, investment manager of, as named fiduciary of, as Trustee of, or with assets of, a Plan; or (2) the Assignee’s purchase of the Mortgage Loans will not result in a prohibited transaction under section 406 of ERISA or section 4975 of the Code.

i.

The Assignee’s address for purposes of all notices and correspondence related to the Mortgage Loans and the Seller’s Warranties and Servicing Agreement is:

_____________________

_____________________

_____________________

Attention: ____________

The Assignee’s wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Seller’s Warranties and Servicing Agreement are:

_____________________

_____________________

_____________________

IN WITNESS WHEREOF, the parties have caused this Assignment and Assumption to be executed by their duly authorized officers as of the date first above written.

____________________________

____________________________

Assignor

Assignee

By:  ________________________

By:  ________________________

Its:  ________________________

Its:  _________________________

EXHIBIT H

UNDERWRITING GUIDELINES

EXHIBIT I

ACKNOWLEDGMENT AGREEMENT

On this ____ day of ____________, 200_, Lehman Brothers Bank FSB, (the “Purchaser”) as the Purchaser under that certain Seller’s Warranties and Servicing Agreement dated as of August 1, 2001, (the “Agreement”), does hereby contract with National City Mortgage Co. (the “Company”) as Company under the Agreement, for the servicing responsibilities related to the Mortgage Loans listed on the Mortgage Loan Schedule attached hereto.  The Company hereby accepts the servicing responsibilities transferred hereby and on the date hereof assumes all servicing responsibilities related to the Mortgage Loans identified on the attached Mortgage Loan Schedule all in accordance with the Agreement.  The contents of each Servicing File required to be delivered to service the Mortgage Loans pursuant to the Agreement have been or shall be delivered to the Company by the Purchaser in accordance with the terms of the Agreement.

With respect to the Mortgage Loans made subject to the Agreement hereby, the related Closing Date shall be ___________________.

All other terms and conditions of this transaction shall be governed by the Agreement.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

This Acknowledgment Agreement may be executed simultaneously in any number of counterparts.  Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Purchaser and the Company have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

PURCHASER:

LEHMAN BROTHERS BANK FSB

By:  __________________________

Name: ________________________

Title: _________________________

SELLER:

NATIONAL CITY MORTGAGE CO.

By:  __________________________

Name: ________________________

Title: _________________________

AMENDMENT NO. 1
TO THE SELLERS WARRANTIES AND SERVICING AGREEMENT

This is Amendment No. 1 (the “Amendment No. 1”), dated as November 21, 2001 (the “Amendment Date”), by and between Lehman Brothers Bank, FSB (the “Purchaser”), and National City Mortgage Co. (the “Seller”) to that certain Sellers Warranties and Servicing Agreement dated as of August 1, 2001 by and between the Seller and the Purchaser (the “Existing Servicing Agreement”, as amended by this Amendment 1, the “Servicing Agreement”).

W I T N E S S E T H

WHEREAS, the Seller and the Purchaser have agreed, subject to the terms and conditions of this Amendment No. 1 that the Existing Servicing Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Servicing Agreement.

Accordingly, the Seller and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Servicing Agreement is hereby amended as follows:

1.

The front cover of the Existing Servicing Agreement is hereby amended by deleting the next to last line thereof in its entirety and replacing it with  the following:

Conventional Residential Fixed and Adjustable Rate Mortgage Loans

2.

The first paragraph of the test of the Existing Servicing Agreement is hereby amended by deleting the existing paragraph in its entirety and replacing it with  the following:

This is a Seller’s Warranties and Servicing Agreement for conventional fixed and adjustable rate residential first lien mortgage loans, dated and effective as of August 1, 2001, and is executed between Lehman Brothers Bank, FSB, as purchaser (the “Purchaser”), and National City Mortgage Co., as seller and servicer (the “Company”).

3.

Article I of the Existing Servicing Agreement is hereby amended by adding the following definitions:

ARM Mortgage Loan:  A Mortgage Loan pursuant to which the interest rate shall be adjusted from time to time in accordance with the related Mortgage Note.

Gross Margin:  With respect to each ARM Mortgage Loan, the fixed percentage amount set forth in the related Mortgage which amount is added to the Index in accordance with the terms of the related Mortgage Note to determine, on each Interest Rate Adjustment Date, the Mortgage Interest Rate for such Mortgage Loan.

Index:  With respect to ARM Mortgage Loans on each Interest Rate Adjustment Date the applicable index shall be either six month LIBOR or one year Constant Maturity Index, as set forth in the related Mortgage Note.

Interest Rate Adjustment Date:  With respect to each ARM Mortgage Loan the date on which an adjustment to the Mortgage Interest Rate on a Mortgage Note becomes effective.

Lifetime Rate Cap: With respect to each ARM Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum Mortgage Interest Rate thereunder.

Periodic Rate Cap: With respect to each ARM Mortgage Loan, the provision of each Mortgage Note which provides for an absolute maximum amount by which the Mortgage Interest Rate therein may increase on an Interest Rate Adjustment Date above the Mortgage Interest Rate previously in effect.

Pool 1 Mortgage Loans:  Fixed and adjustable rate first lien Mortgage Loans.

Pool 1a Mortgage Loans:  Fixed rate Pool 1 Mortgage Loans.

Pool 1b Mortgage Loans:  Adjustable rate Pool 1 Mortgage Loans.

Pool 2 Mortgage Loans: Fixed rate second lien Mortgage Loans.

4.

Article I of the Existing Servicing Agreement is hereby amended by deleting the existing definitions of Mortgage Interest Rate, Mortgage Loan Schedule and Qualified Substitute Mortgage Loan in their entirety, and replacing them with the following language:

Mortgage Interest Rate:  With respect to an ARM Mortgage Loan, the annual rate of interest borne on a Mortgage Note, as adjusted from time to time in accordance with the provisions of the Mortgage Note.

Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Exhibit A, such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Seller's Mortgage Loan identifying number; (2) the Mortgagor's and Co-Mortgagor’s name; (3) the street address of the Mortgaged Property including the city, state, county, and the zip code; (4) the lot, block, and section numbers of the Mortgaged Property; (5) a code indicating whether the loan was originated through a correspondent, retail, or wholesale channel; (6) the broker identification number; (7) a code indicating whether the Mortgaged Property is a single family residence, a 2-4 family dwelling, a PUD, a townhouse or a unit in a high-rise or low-rise condominium project; (8) the year in which the Mortgaged Property was built; (9)  a code indicating whether the Mortgage Loan is a 3/1, 5/1 or 7/1 ARM Mortgage Loan; (36) with respect to each ARM Mortgage Loan, the Index and payment and interest rate adjustment frequencies; (37) with respect to each ARM Mortgage Loan, the initial Interest Rate Adjustment Date; (38) with respect to each ARM Mortgage Loan, the initial payment adjustment date; (39) the next Interest Rate Adjustment Date; (40) with respect to each ARM Mortgage Loan, the next payment adjustment date; (41) with respect to each ARM Mortgage Loan, the Gross Margin; (42) with respect to each ARM Mortgage Loan, the minimum Mortgage Interest Rate under the terms of the Mortgage Note; (43) with respect to each ARM Mortgage Loan, the maximum Mortgage Interest Rate under the terms of the Mortgage Note; (44) with respect to each ARM Mortgage Loan, the Mortgage Interest Rate adjustment cap at the initial Interest Rate Adjustment Date; (45) with respect to each ARM Mortgage Loan, the Mortgage Interest Rate adjustment cap at all subsequent Interest Rate Adjustment Dates; (46) with respect to each ARM Mortgage Loan, the Lifetime Mortgage Interest Rate Cap;  (47) the rounding provisions under the terms of the Mortgage Note; (48) the lookback provisions (# of days) under the terms of the Mortgage Note; (9) the number of units for all Mortgaged Properties; (10) the number of bedrooms and rents by unit; (11) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule, and if different, the maturity expressed in the same manner but based on the actual amortization schedule; (14) a code indicating the lien status of the Mortgage Loan; (15) the Loan to Value Ratio at origination; (16) the Combined Loan to Value Ratio at origination, if applicable; (17) the Appraised Value and purchase price, if applicable, of the Mortgaged Property; (18) the Mortgage Interest Rate at the time of origination;  (19) the Mortgage Interest Rate as of the Cut-off Date;  (20) the application date of the Mortgage Loan; (21) the loan approval/commitment date; (21) the origination date of the Mortgage Loan; (22) the first payment date of the Mortgage Loan; (23) the stated maturity date of the Mortgage Loan; (24) the amount of the Monthly Payment as of the Cut-off Date;  (25) the amount of the Monthly Payment at the time of origination;  (26) the next due date of the Mortgage Loan; (27) a twelve month history for the Mortgage Loan and the number of times thirty, sixty, and ninety days delinquent in the past twelve months; (28) a code indicating the payment status of the Mortgage Loan (i.e. bankruptcy, foreclosure, REO); (29) a twelve month history for the prior Mortgage Loan and the number of times thirty, sixty, and ninety days delinquent in the past twelve months;  (30) the original principal amount of the Mortgage Loan; (31) the original principal amount of any senior Mortgage Loans; (32) the actual principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal actually collected on or before the Cut-off Date; (33) the scheduled principal balance of the Mortgage Loan as of the close of business on the Cut-off Date; after deduction of payments of principal due on or before the Cut-off Date, whether or not collected, if applicable; (34) the Mortgage Loan purpose type;  (35) the occupancy status of the Mortgaged Property at the time of origination (49) the Mortgagor’s and Co-Mortgagor’s FICO score; (50) a code indicating the mortgage insurance provider and percent of coverage, if applicable; (51) the mortgage insurance certificate number; a code indicating the method of payment for mortgage insurance premiums and cost (Lender Paid MI), if applicable; (52) the loan documentation type; (53) the back-end debt to income ratio; (54) number of Mortgagors; (55) Mortgagor Social Security Number; (56) co-Mortgagor Social Security Number; (57) Mortgagor date of birth; (58) co-Mortgagor date of birth; (59) Mortgagor gender;  (60) co-Mortgagor gender; (61) Mortgagor race; (62) co-Mortgagor race; (63) combined annual income; (64) a code indicating first time buyer; (65) a code indicating whether the Mortgage Loan has a prepayment penalty; (66) a code indicating the prepayment penalty term and the prepayment penalty amount of the Mortgage Loan, if any; (67) the monthly Servicing Fee, if provided;  (68) the tax service contract provider; (69) the flood insurance service contract provider; (70) the monthly tax and insurance payment; (71) the escrow balance as of the Cut-Off Date; and (72) MIN #, if applicable;. With respect to the Mortgage Loans in the aggregate, the Mortgage Loan Schedule shall set forth the following information, as of the Cut-off Date:  (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

Qualified Substitute Mortgage Loan: A mortgage loan eligible to be substituted by the Company for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding principal balance, after deduction of all scheduled payments due in the month of substitution (or in the case of a substitution of more than one mortgage loan for a Deleted Mortgage Loan, an aggregate principal balance), not in excess of the Stated Principal Balance of the Deleted Mortgage Loan; (ii) be of the same type as the Deleted Mortgage Loan (e.g. fixed rate Mortgage Loan vs. ARM Mortgage Loan); (iii) have a Mortgage Interest Rate not less than and not more than 2% greater than the Mortgage Interest Rate of the Deleted Mortgage Loan; (iv) have a remaining term to maturity not greater than and not more than one year less than that of the Deleted Mortgage Loan; (v) with respect to ARM Mortgage Loans, have a Gross Margin not less than that of the Deleted Mortgage Loan; (vi) with respect to ARM Mortgage Loans, have a Lifetime Rate Cap not less than that of the Deleted Mortgage Loan; (vii) with respect to ARM Mortgage Loans, have a Periodic Rate Cap not less than that of the Deleted Mortgage Loan; (viii) with respect to ARM Mortgage Loans, have the same Index as the Deleted Mortgage Loan; (ix) with respect to ARM Mortgage Loans, have the same Mortgage Interest Rate adjustment frequency as the Deleted Mortgage Loan; (x) have a Credit Grade not less than that of the Deleted Mortgage Loans; (xi) comply with each representation and warranty set forth in Sections 3.01 and 3.02; and (xii) be a REMIC Eligible Mortgage Loan.

5.

Section 3.02(i) of the Existing Servicing Agreement is hereby amended by deleting the existing language in its entirety, and replacing it with the following language:

(i) Selection Process.  The Mortgage Loans were selected from among the outstanding fixed and adjustable rate one- to four-family mortgage loans in the Company’s portfolio at the related Closing Date as to which the representations and warranties set forth in Section 3.02 could be made and such selection was not made in a manner so as to affect adversely the interests of the Purchaser;

6.

Section 3.02(p) of the Existing Servicing Agreement is hereby amended by deleting the existing language in its entirety, and replacing it with the following language:

(p) Title Insurance.  The Mortgage Loan is covered by an ALTA lender’s title insurance policy or other generally acceptable form of policy of insurance acceptable to Fannie Mae or Freddie Mac, issued by a title insurer acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Company, its successors and assigns, as to the first priority lien, as applicable, of the Mortgage and, with respect to ARM Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment, in each case, in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (1), (2) and (3) of paragraph (j) of this Section 3.02.  Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender’s title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The Company is the sole insured of such lender’s title insurance policy, and such lender’s title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender’s title insurance policy, and no prior holder of the Mortgage, including the Company, has done, by act or omission, anything which would impair the coverage of such lender’s title insurance policy including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Company;

7.

Section 3.02(t) of the Existing Servicing Agreement is hereby amended by deleting the existing language in its entirety, and replacing it with the following language:

(t) Origination: Payment Terms.  At the time the Mortgage Loan was originated, the originator was a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act or a savings and loan association, a savings bank, a commercial bank or similar banking institution which is supervised and examined by a Federal or State authority. The Mortgage Interest Rate is (a) with respect to fixed rate Mortgage Loans, the fixed interest rate set forth in the Mortgage Note and (b) with respect to ARM Mortgage Loans  adjusted semi-annually on each Interest Rate Adjustment Date to equal the Index plus the Gross Margin, subject to the Mortgage Interest Rate Cap. The Mortgage Note is payable each month in equal monthly installments of principal and interest, which installments of interest are subject to change due to the adjustments to the Mortgage Interest Rate on each Interest Rate Adjustment Date, with interest calculated and payable in arrears, and except for any balloon Mortgage Loan, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization.

8.

Section 3.02(hh) of the Existing Servicing Agreement is hereby amended by deleting the existing language in its entirety, and replacing it with the following language:

(hh) Collection Practices; Escrow Deposits; ARM Adjustments.  The origination and collection practices used with respect to the Mortgage Loan have been in accordance with Accepted Servicing Practices and in all respects in compliance with all applicable laws and regulations. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Company and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in full compliance with state and federal law. An escrow of funds is not prohibited by applicable law and has been established in an amount sufficient to pay for every item which remains unpaid and which has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Company have been capitalized under the Mortgage or the Mortgage Note. All Mortgage Interest Rate adjustments have been made in strict compliance with state and federal law and the terms of the related Mortgage Note. Any interest required to be paid pursuant to state and local law has been properly paid and credited.;

9.

Section 3.02(xx) of the Existing Servicing Agreement is hereby amended by deleting the existing language in its entirety, and replacing it with the following language:

(xx) Conversion to Fixed Interest Rate.  With respect to each ARM Mortgage Loan; the Mortgage Loan does not contain a provision permitting or requiring conversion to a fixed interest rate Mortgage Loan.

10.

The Existing Servicing Agreement is hereby amended by adding the following language as a new Section 4.20:

Section 4.20  Notification of Adjustments.

With respect to each ARM Mortgage Loan, the Company shall adjust the Mortgage Interest Rate on the related Interest Rate Adjustment Date in compliance with the requirements of applicable law and the related Mortgage and Mortgage Note. The Company shall execute and deliver any and all necessary notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate adjustments. The Company shall promptly, upon written request therefor, deliver to the Purchaser such notifications and any additional applicable data regarding such adjustments and the methods used to calculate and implement such adjustments. Upon the discovery by the Company or the receipt of notice from the Purchaser that the Company has failed to adjust a Mortgage Interest Rate in accordance with the terms of the related Mortgage Note, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss or deferral caused the Purchaser thereby.

11.

The first sentence of Section 7.01 of the Existing Servicing Agreement is hereby amended by deleting the existing language in its entirety, and replacing it with the following language:

The Purchaser and the Company agree that with respect to some or all of the Mortgage Loans, from time to time, the Purchaser shall:

12.

Effective Date.  This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the following conditions precedent shall have been satisfied:

(a)

On the Amendment Effective Date, the Purchaser shall have received the following, each of which shall be satisfactory to the Purchaser:

(i)

this Amendment, executed and delivered by a duly authorized officer of the Seller and the Purchaser;

(ii)

such other documents as the Purchaser or counsel to the Purchaser may reasonably request.

(b)

On the Amendment Effective Date, (i) the Seller shall be in compliance with all the representations and warranties set forth in Section 3.01 of the Servicing Agreement, as amended by this Amendment No. 1, on its part to be observed or performed, (ii) no default shall have occurred and be continuing on such date.

13.

Except as expressly amended and modified by this Amendment, the Existing Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

14.

This Amendment No. 1 shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

15.

This Amendment No. 1 may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

16.

This Amendment No. 1 shall inure to the benefit of and be binding upon the Purchaser and the Sellers under the Existing Servicing Agreement, and their respective successors and permitted assigns.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB

Purchaser

By:____________________________

Name:__________________________

Title:___________________________

NATIONAL CITY MORTGAGE CO.

Seller

By:____________________________

AMENDMENT NO. 2

TO THE SELLERS WARRANTIES AND SERVICING AGREEMENT

This is Amendment No. 2 (the “Amendment No. 2”), dated as of October 25, 2002 (the “Amendment Date”), by and between Lehman Brothers Bank, FSB (the “Purchaser”), and National City Mortgage Co. (the “Seller”) to that certain Flow Sellers Warranties and Servicing Agreement dated as of August 1, 2001 by and between the Seller and the Purchaser as amended by Amendment No. 1 to the Sellers Warranties and Servicing Agreement dated as of November 21, 2001 (the “Existing Servicing Agreement”, as amended by this Amendment 2, the “Servicing Agreement”).

W I T N E S S E T H

WHEREAS, the Seller and the Purchaser have agreed, subject to the terms and conditions of this Amendment No. 2 that the Existing Servicing Agreement be amended to reflect certain agreed upon revisions to the terms of the Existing Servicing Agreement.

Accordingly, the Seller and the Purchaser hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, that the Existing Servicing Agreement is hereby amended as follows:

1.

Section 3.02(oo) of the Existing Purchase Agreement is hereby amended by deleting the section in its entirety and replacing it with the following language:

(oo)

Predatory Lending Regulations; High Cost Loans. None of the Mortgage Loans are classified as (a) "high cost" loans under the Home Ownership and Equity Protection Act of 1994 or (b) "high cost," "threshold," "covered" or "predatory" loans under any applicable state, federal or local law.

2.

Section 3.02 of the Existing Purchase Agreement is hereby amended by adding the following language as a new Section 3.02(xx):

(xx)

Credit Reporting.  For each Mortgage Loan, the Company or its designee has accurately and fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to each of the following credit repositories:  Equifax Credit Information Services, Inc., Trans Union, LLC and Experian Information Solution, Inc., on a monthly basis

3.

The Existing Servicing Agreement is hereby amended by adding the following language as a new Section 4.20:

Section 4.20

Credit Reporting  For each Mortgage Loan, the Company shall accurately and fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information on its borrower credit files to each of the following credit repositories:  Equifax Credit Information Services, Inc., TransUnion, LLC and Experian Information Solution, Inc. on a monthly basis.

4.

Effective Date.  This Amendment shall become effective on the date (the “Amendment Effective Date”) on which the following conditions precedent shall have been satisfied:

(a)

On the Amendment Effective Date, the Purchaser shall have received the following, each of which shall be satisfactory to the Purchaser:

(i)

this Amendment, executed and delivered by a duly authorized officer of the Seller and the Purchaser;

(ii)

such other documents as the Purchaser or counsel to the Purchaser may reasonably request.

(b)

On the Amendment Effective Date, (i) the Seller shall be in compliance with all the representations and warranties set forth in Section 3.01 of the Servicing Agreement, as amended by this Amendment No. 2, on its part to be observed or performed, (ii) no default shall have occurred and be continuing on such date.

5.

Except as expressly amended and modified by this Amendment, the Existing Servicing Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms.

6.

This Amendment No. 2 shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

7.

This Amendment No. 2 may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

8.

This Amendment No. 2 shall inure to the benefit of and be binding upon the Purchaser and the Seller under the Existing Servicing Agreement, and their respective successors and permitted assigns.

[Signatures Commence on Following Page]

IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

LEHMAN BROTHERS BANK, FSB

Purchaser

By:____________________________

Name:__________________________

Title:___________________________

NATIONAL CITY MORTGAGE CO.

Seller

By:____________________________

Name:__________________________

Title:___________________________

Exhibit H-1

STANDARD LAYOUT

FIELD NAME	DESCRIPTION	FORMAT
INVNUM	INVESTOR LOAN NUMBER	Number no decimals
SERVNUM	SERVICER LOAN NUMBER, REQUIRED	Number no decimals
BEGSCHEDBAL	BEGINNING SCHEDULED BALANCE FOR SCHED/SCHED	Number two decimals
BEGINNING TRAIL BALANDE FOR ACTUAL/ACTUAL,
REQUIRED
SCHEDPRIN	SCHEDULED PRINCIPAL AMOUNT FOR SCHEDULED/SCHEDULED	Number two decimals
ACTUAL PRINCIPAL COLLECTED FOR ACTUAL/ACTUAL,
REQUIRED, .00 IF NO COLLECTIONS
CURT1	CURTAILMENT 1 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT1DATE	CURTAILMENT 1 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT1ADJ	CURTAILMENT 1 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
CURT2	CURTAILMENT 2 AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
CURT2DATE	CURTAILMENT 2 DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
CURT2ADJ	CURTAILMENT 2 ADJUSTMENT, .00 IF NOT APPLICABLE	Number two decimals
LIQPRIN	PAYOFF, LIQUIDATION PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
OTHPRIN	OTHER PRINCIPAL, .00 IF NOT APPLICABLE	Number two decimals
PRINREMIT	TOTAL PRINCIPAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
INTREMIT	NET INTEREST REMIT, INCLUDE PAYOFF INTEREST,	Number two decimals
.00 IF NOT APPLICABLE
TOTREMIT	TOTAL REMITTANCE AMOUNT, .00 IF NOT APPLICABLE	Number two decimals
ENDSCHEDBAL	ENDING SCHEDULED BALANCE FOR SCHEDULED/SCHEDULED	Number two decimals
ENDING TRIAL BALANCE FOR ACTUAL/ACTUAL
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDACTBAL	ENDING TRIAL BALANCE	Number two decimals
.00 IF PAIDOFF, LIQUIDATED OR FULL CHARGEOFF
ENDDUEDATE	ENDING ACTUAL DUE DATE, NOT LAST PAID INSTALLMENT	DD-MMM-YY
ACTCODE	60 IF PAIDOFF, BLANK IF NOT APPLICABLE	Number no decimals
ACTDATE	ACTUAL PAYOFF DATE, BLANK IF NOT APPLICABLE	DD-MMM-YY
INTRATE	INTEREST RATE, REQUIRED	Number seven decimals
Example .0700000 for 7.00%
SFRATE	SERVICE FEE RATE, REQUIRED	Number seven decimals
Example .0025000 for .25%
PTRATE	PASS THRU RATE, REQUIRED	Number seven decimals
Example .0675000 for 6.75%
PIPMT	P&I CONSTANT, REQUIRED	Number two decimals
.00 IF PAIDOFF

EXHIBIT H-2

STANDARD DEFAULT FILE FORMAT

1.	Deal Identifier by Loan	52.	REO List Price
2.	SBO Loan Number	53.	Date REO Offer Received
3.	Loan Number	54.	Date REO Offer Accepted
4.	Investor Loan Number	55.	REO Scheduled Close Date
5.	Street Address	56.	REO Actual Closing Date
6.	City	57.	REO Net Sales proceeds
7.	State	58.	REO Sales Price
8.	Zip Code	59.	Paid Off Code
9.	Original Loan Amount	60.	Paid in Full Date
10.	Origination Date	61.	MI Certificate Number
11.	First Payment Date	62.	MI Cost
12.	Current Loan Amount	63.	Other Advance Expenses
13.	Current Interest Rate	64.	T&I Advances
14.	Current P&I Payment Amount	65.	Interest Advances
15.	Scheduled Balance	66.	Liquidation Status
16.	Scheduled Due Date	67.	BK Atty Fees & Costs
17.	Next Rate Adjustment Date	68.	FC Atty Fees & Costs
18.	Next Payment Adjustment Date	69.	Eviction Atty Fees & Costs
19.	Loan Term	70.	Appraisal, BPO Costs
20.	Loan Type	71.	Property Preservation Fees
21.	Servicing Fee	72.	Actual Claim Filed Date
22.	Product Type	73.	Actual Claim Amount Filed
23.	Property Type	74.	Claim Amount Paid
24.	Ownership Code	75.	Claim Funds Received Date
25.	Actual Due Date	76.	Realized Gain or Loss
26.	Delinquency Status	77.	BK Flag
27.	Reason for Default	78.	Bankruptcy Chapter
28.	FC Flag	79.	Actual Bankruptcy Start Date
29.	Date Loan Reinstated	80.	Actual Payment Plan Start Date
30.	FC Suspended Date	81.	Actual Payment Plan End Date
31.	Reason Suspended	82.	Date POC Filed
32.	FC Start Date (referral date)	83.	Date Filed Relief/Dismissal
33.	Actual Notice of Intent Date	84.	Relief/Dismissal Hearing Date
34.	Actual First Legal Date	85.	Date Relief/Dismissal Granted
35.	Date Bid Instructions Sent	86.	Post Petition Due Date
36.	Date F/C Sale Scheduled	87.	Prepayment Flag
37.	Foreclosure Actual Sale Date	88.	Prepayment Waived
38.	Actual Redemption End Date	89.	Prepayment Premium Collected
39.	Occupancy Status	90.	Partial Prepayment Amount Collected
40.	Occupancy Status Date	91.	Prepayment Expiration Date
41.	Actual Eviction Start Date	92.	Origination Value Date
42.	Actual Eviction Complete Date	93.	Origination Value Source
43.	Loss Mit Workstation Status	94.	Original Value Amount
44.	Loss Mit Flag	95.	FC Valuation Amount
45.	Loss Mit Type	96.	FC Valuation Source
46.	Loss Mit Start Date	97.	FC Valuation Date
47.	Loss Mit Approval Date	98.	REO Value Source
48.	Loss Mit Removal Date	99.	REO Value(As-is)
49.	REO Flag	100.	REO Repaired Value
50.	Actual REO Start Date	101.	REO Value Date
51.	REO List Date	102.	Investor/Security Billing Date Sent

Schedule I

Schedule of Serviced Mortgage Loans serviced pursuant to the SWSA